As filed with the U.S. Securities and Exchange Commission on February 27, 2023

Investment Company Act File No. 811-07428

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 229	☒
(Check appropriate box or boxes)

VOYA MUTUAL FUNDS

(Exact Name of Registrant as Specified in Charter)

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258

(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (800) 992-0180

Huey P. Falgout, Jr., Esq.

Voya Investments, LLC

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258

(Name and Address of Agent for Service)

With copies to:

Elizabeth J. Reza

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199-3600

It is intended that this filing become effective on February 28, 2023 in accordance with Section 8 of the Investment Company Act of 1940.

This filing relates solely to Voya Russia Fund (the "Fund"), a series of Voya Mutual Funds (the "Registrant"). No information contained herein is intended to amend or supersede any prior filing relating to any other series of the Registrant. The Fund's shares described in this Registration Statement are not registered under the Securities Act of 1933 (the "1933 Act"). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of the Prospectus, Statement of Additional Information and Part C, none of which is to be used or distributed as a standalone document.

VOYA MUTUAL FUNDS

VOYA RUSSIA FUND

CLASS/TICKER: A/LETRX; I/IIRFX; W/IWRFX

PROSPECTUS

Date: February 28, 2023

Item 1. Front and Back Cover Pages

Omitted pursuant to General Instruction B.2. of Form N-1A.

Item 2. Risk/Return Summary: Investment Objectives/Goals

Omitted pursuant to General Instruction B.2. of Form N-1A.

Item 3. Risk/Return Summary: Fee Table

Omitted pursuant to General Instruction B.2. of Form N-1A.

Item 4. Risk/Return Summary: Investments, Risks, and Performance

Omitted pursuant to General Instruction B.2. of Form N-1A.

Item 5. Management

Investment Adviser: Voya Investments, LLC ("Voya Investments" or the "Investment Adviser").

Investment Sub-Adviser: Voya Investment Management Co. LLC (the "Sub-Adviser" or "Voya IM").

As the Fund is in liquidation and therefore not currently pursuing its investment objective or an active investment program, no persons are primarily responsible for the day-to-day management of the Fund's portfolio.

Item 6. Purchase and Sale of Fund Shares

The Fund does not currently offer its shares for purchase. Effective as of May 4, 2022, the Fund suspended the right of redemption and postponed date of payment or satisfaction upon redemption for more than seven days pursuant to an order of the Securities and Exchange Commission (the "SEC") (Investment Company Act Release No. 34578).

Item 7. Tax Information

The Fund's non-liquidating distributions, if any, are generally taxable to shareholders as ordinary income, capital gains, or a combination of the two, unless shareholders are investing through a tax advantaged arrangement, such as a 401(k) plan or an IRA. If shareholders are investing through a tax advantaged arrangement, they may be taxed upon withdrawals from that arrangement. The Fund expects to pay distributions solely pursuant to the Fund's Plan of Liquidation and Dissolution of Series (the "Plan of Liquidation"), which distributions generally are expected to constitute a non-taxable return of capital to the extent of a shareholder's basis in his, her or its shares and thereafter to give rise to capital gain for shareholders holding their shares as capital assets.

Item 8. Financial Intermediary Compensation

Not applicable, as the Fund does not currently offer its shares for purchase and does not pay financial intermediaries for the sale of the Fund's shares.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings

The Fund's investment objective is to seek long-term capital appreciation. The investment objective may be changed by the Board of Trustees of Voya Mutual Funds (the "Board") without shareholder approval.

The Fund is not currently pursuing its investment objective or an active investment program. The Fund is in liquidation and will not engage in any business or investment activities except for the purposes of winding up its affairs. The Fund currently holds cash along with positions in a number of Russian equity securities and depositary receipts relating to

Russian equity securities. If, at any time prior to the termination of the Fund, Voya Investments determines that the Fund may lawfully sell securities previously valued at zero in transactions on the principal exchange for such securities for a price greater than $0.00 and convert the proceeds to U.S. dollars which are freely available to the Fund, the Fund will attempt to sell such securities as soon as reasonably practicable consistent with seeking best execution for the Fund. The fees and expenses of any such sale will be paid solely from the proceeds of any sale of securities effected by it. The Fund may alternatively sell securities now valued at zero in private transactions at a time when the Fund is not able to sell the securities on their principal exchanges. The Fund would distribute the net proceeds of any sale of securities after their receipt, although it may defer distribution to permit the Fund to aggregate the proceeds of multiple sales into a single distribution.).

See Item 16 for a description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities.

Item 10. Management, Organization and Capital Structure

Voya Investments, an Arizona limited liability company, is registered with the SEC as an investment adviser. Voya Investments serves as the investment adviser to, and has overall responsibility for the management of, each Fund. Voya Investments oversees all investment advisory and portfolio management services, and assists in managing and supervising all aspects of the general day-to-day business activities and operations of each Fund, including, but not limited to, the following: custodial, transfer agency, dividend disbursing, accounting, auditing, compliance, and related services. Voya Investments began business as an investment adviser in 1994 and currently serves as investment adviser to certain registered investment companies, consisting of open- and closed-end registered investment companies and collateralized loan obligations. Voya Investments is an indirect subsidiary of Voya Financial, Inc. Voya Financial, Inc. is a U.S.-based financial institution whose subsidiaries operate in the retirement, investment, and insurance industries.

The Investment Adviser's principal office is located at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258. As of December 31, 2022, the Investment Adviser managed approximately $73.2 billion in assets.

Under an investment management agreement between the Investment Adviser and the Fund, the Investment Adviser is entitled to receive a fee for its services to the Fund. The fee is payable in monthly installments based on the average daily net assets of the Fund, at an annual rate of 1.35%. The Investment Adviser is responsible for all of its own costs, including costs of the personnel required to carry out its duties. For the period ended May 3, 2022, investment advisory fees paid by the Fund equaled 1.35% of the Fund's average daily net assets. For the period from May 4, 2022 to October 31, 2022, investment advisory fees paid by the Fund equaled 0.00% of the Fund's average daily net assets.

Effective May 4, 2022 through liquidation, the Investment Adviser is fully waiving the contractual management fee of 1.35%.

The Investment Adviser has engaged a sub-adviser to provide the day-to-day management of the Fund's portfolio. The Sub-Adviser is an affiliate of the Investment Adviser.

The Sub-Adviser is responsible for the Fund's day-to-day investment management subject to the Investment Adviser's oversight. The Investment Adviser has a sub-advisory agreement (the "Sub-Advisory Agreement") with the Sub- Adviser, pursuant to which the Investment Adviser may obtain from the Sub-Adviser investment advice including factual information, research reports, investment recommendations and trading services. As the Fund is in liquidation and therefore not currently pursuing its investment objective or an active investment program, no persons are primarily responsible for the day-to-day management of the Fund's portfolio.

A discussion regarding the basis for the Board's approval of such investment advisory and sub-advisory arrangements is included in the Fund's unaudited semi-annual report which will cover the six-month period ending April 30, 2023.

The Investment Adviser acts as a "manager-of-managers" for the Fund. The Investment Adviser has ultimate responsibility, subject to the oversight of the Fund's Board, to oversee any sub-advisers and to recommend the hiring, termination, or replacement of sub-advisers. The Fund and the Investment Adviser have received exemptive relief from the SEC which permits the Investment Adviser, with the approval of the Board but without obtaining shareholder approval, to enter into or materially amend a sub-advisory agreement with sub-advisers that are not affiliated with the Investment Adviser ("non-affiliated sub-advisers") as well as sub-advisers that are indirect or direct, wholly-owned subsidiaries of the Investment Adviser or of another company that indirectly or directly wholly owns the Investment Adviser ("wholly-owned sub-advisers").

Consistent with the "manager-of-managers" structure, the Investment Adviser delegates to the Sub-Adviser of the Fund the responsibility for day-to-day investment management subject to the Adviser's oversight. The Investment Adviser is responsible for, among other things, monitoring the investment program and performance of the Sub- Adviser. Pursuant to the exemptive relief, the Investment Adviser, with the approval of the Board, has the discretion to terminate any sub-adviser (including terminating a non-affiliated sub-adviser and replacing it with a wholly-owned sub-adviser), and to allocate and reallocate the Fund's assets among other sub-advisers.

The Investment Adviser's selection of sub-advisers presents conflicts of interest. The Investment Adviser will have an economic incentive to select sub-advisers that charge the lowest sub-advisory fees, to select sub-advisers affiliated with it, or to manage a portion of the Fund itself. The Investment Adviser may retain an affiliated sub-adviser (or delay terminating an affiliated sub-adviser) in order to help that sub-adviser achieve or maintain scale in an investment strategy or increase its assets under management. The Investment Adviser may select or retain a sub-adviser affiliated with it even in cases where another potential sub-adviser or an existing sub-adviser might charge a lower fee or have more favorable historical investment performance.

In the event that the Investment Adviser exercises its discretion to replace a sub-adviser or appoint a new sub- adviser, the Fund will provide shareholders with information about the new sub-adviser and the new sub-advisory agreement within 90 days. The replacement of an existing sub-adviser or appointment of a new sub-adviser may be accompanied by a change to the name of the Fund and a change to the investment strategies of the Fund.

Asub-advisory agreement can be terminated by the Investment Adviser, the Fund's Board, or the Sub-Adviser, provided that the conditions of such termination, as set forth in the agreement, are met. In addition, a sub-advisory agreement may be terminated by the Fund's shareholders. In the event a sub-advisory agreement is terminated, the sub-adviser(s) may be replaced, subject to any regulatory requirements, or the Investment Adviser may assume day- to-day investment management of the Fund.

The "manager-of-managers" structure and reliance on the exemptive relief has been approved by the Fund's shareholders.

Voya Investment Management Co. LLC

Voya IM, a Delaware limited liability company, was founded in 1972 and is registered with the SEC as an investment adviser. Voya IM is an indirect subsidiary of Voya Financial, Inc. and is an affiliate of the Investment Adviser. Voya IM has acted as an investment adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972. Voya IM is an indirect subsidiary of Voya Financial, Inc. and is an affiliate of the Investment Adviser. Voya IM's principal office is located at 230 Park Avenue, New York, New York 10169. As of December 31, 2022, Voya IM managed approximately $321 billion in assets.

As the Fund is in liquidation and therefore not currently pursuing its investment objective or an active investment program, no persons are primarily responsible for the day-to-day management of the Fund's portfolio.

Item 11. Shareholder Information

Pricing of Fund Shares

The net asset value (the "NAV") per share for each class of the Fund is determined each business day the New York Stock Exchange (the "NYSE") open for regular trading (each such day, a "Business Day") as of the close of the regular trading session ("Market Close"), as determined by the Consolidated Tape Association (the "CTA"), the central distributor of transaction prices for exchange-traded securities (normally 4:00 p.m. Eastern time unless otherwise designated by the CTA). The NAV per share of each class of the Fund is calculated by taking the value of the Fund's assets attributable to that class, subtracting the Fund's liabilities attributable to that class, and dividing by the number of shares of that class that are outstanding. On days when the NYSE is closed for business, Fund shares will not be priced. To the extent the Fund's assets are traded in other markets on days when the Fund does not price its shares, the value of the Fund's assets will likely change.

Portfolio holdings for which market quotations are readily available are valued at market value. Foreign (non-U.S.) securities' prices are converted into U.S. dollar amounts using the applicable exchange rates as of Market Close.

When a market quotation for a portfolio holding is not readily available or is deemed unreliable (for example, when trading has been halted or there are unexpected market closures or other material events that would suggest that the market quotation is unreliable) and for purposes of determining the value of other portfolio holdings, the portfolio holding is priced at its fair value. The Board has designated the Investment Adviser, as the valuation designee, to make fair value determinations in good faith. In determining the fair value of the Fund's portfolio holdings, the Investment Adviser, pursuant to its fair valuation policy, may consider inputs from pricing service providers, broker-dealers, or the Fund's Sub-Adviser. Issuer specific events, transaction price, position size, nature and duration of restrictions on disposition of the security, market trends, bid/ask quotes of brokers, and other market data may be reviewed in the course of making a good faith determination of the fair value of a portfolio holding. Because trading hours for certain foreign (non-U.S.) securities end before Market Close, closing market quotations may become unreliable. The prices of foreign (non-U.S.) securities will generally be adjusted based on inputs from an independent pricing service that are intended to reflect valuation changes through Market Close. Because of the inherent uncertainties of fair valuation, the values used to determine the Fund's NAV may materially differ from the value received upon actual sale of those investments. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders' investments in the Fund.

The Fund holds cash along with positions in a number of Russian equity securities and depositary receipts relating to Russian equity securities. All of the Fund's non-cash assets have currently been fair valued at zero or at valuations very close to zero. It is unclear when, if at all, those assets will be valued at higher valuations. The Fund is currently in liquidation.

Purchase and Redemption of Fund Shares

The Fund does not currently offer its shares for purchase. Effective as of May 4, 2022, the Fund suspended the right of redemption and postponed the date of payment or satisfaction upon redemption for more than seven days pursuant to an order of the SEC. Shareholders may not exercise any exchange privilege with respect to shares of the Fund.

Dividends and Distributions

The Fund expects to pay dividends and make distributions solely pursuant to the Fund's Plan of Liquidation, effective May 4, 2022.

Frequent Purchases and Redemptions of Fund Shares

Not applicable, as the Fund does not currently offer its shares for purchase and suspended redemptions pursuant to an order of the SEC effective May 4, 2022.

Tax Consequences

The following tax discussion is only a summary of certain U.S. federal income tax issues generally affecting the Fund and its shareholders. The following assumes that the Fund's shares will be capital assets in the hands of a shareholder.

For mutual funds generally, dividends from net investment income (other than qualified dividend income and capital gain dividends) and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws whether paid in cash or in additional shares. Distributions properly reported as capital gain dividends are taxable as long term capital gains regardless of the length of time shareholders have held the shares and whether distributions were paid in cash or additional shares.

Distributions made to a non-corporate shareholder out of "qualified dividend income," if any, are generally subject to tax at the lower rates applicable to net capital gains, provided that the shareholder meets certain holding period and other requirements with respect to its shares.

Distributions may also be subject to state or local taxes.

The Fund intends to qualify and be eligible for treatment each year as a regulated investment company. A regulated investment company generally is not subject to tax at the fund level on income and gains from investments that are distributed to shareholders. However, the Fund's failure to qualify as a regulated investment company would result in fund level taxation and therefore, a reduction in income available for distribution.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from taxable dispositions of Fund shares) of U.S.

individuals, estates and trusts to the extent that such person's "modified adjusted gross income" (in the case of an individual) or "adjusted gross income" (in the case of an estate or trust) exceeds certain threshold amounts.

The Fund is required to withhold a portion of all taxable dividends, distributions, and disposition proceeds payable to any noncorporate shareholder that does not provide the Fund with the shareholder's correct taxpayer identification number or certification that the shareholder is not subject to backup withholding. This is not an additional tax but can be credited against a shareholder's U.S. federal income tax liability.

Shareholders that invest in the Fund through a tax advantaged account, such as a qualified retirement plan, generally will not have to pay tax on dividends until they are distributed from the account. These accounts are subject to complex tax rules, and shareholders should consult their tax advisor about investing through such an account.

Foreign shareholders invested in the Fund should consult with their tax advisors as to if and how the U.S. federal income tax law and its withholding requirements apply to them. Generally, the Fund will withhold 30% (or lower applicable treaty rate) on distributions to foreign shareholders.

Foreign Income Taxes. Investment income and proceeds received by the Fund from sources within foreign countries may be subject to foreign withholding or other taxes. The United States has entered into tax treaties with many foreign countries which may entitle the Fund to a reduced rate of such taxes or exemption from taxes on such income or proceeds. It is impossible to determine the effective rate of foreign tax for the Fund in advance since the amount of the assets to be invested within various countries is not known.

If more than 50% in value of the Fund's total assets at the close of its taxable year consists of stock or securities of foreign corporations, or if at least 50% of the value of the Fund's total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, the Fund may elect (the "Foreign Election") to "pass through" to its shareholders the amount of foreign income and similar foreign taxes paid or deemed paid by it. If the Fund so elects, each of its shareholders would be required to include in gross income, even though not actually received, its pro rata share of such foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both). Legislation has been introduced in Congress that would preclude a credit or deduction for foreign taxes paid to Russia and Belarus. The Fund cannot be certain that it will qualify to make the Foreign Election or that shareholders will be eligible for the foreign tax credit.

Cost Basis Reporting. The Internal Revenue Service requires mutual fund companies and brokers to report on Form 1099-B the cost basis on the sale or exchange of Fund shares acquired on or after January 1, 2012 ("covered shares"). If a shareholder acquires and holds shares directly through the Fund and not through a financial intermediary, the Fund will use an average cost single category methodology for tracking and reporting the shareholder's cost basis on covered shares, unless the shareholder requests, in writing, another cost basis reporting methodology.

Treatment of Distributions Made Pursuant to the Plan of Liquidation. As indicated above, the Fund will sell all the portfolio assets of the Fund and distribute the proceeds of such sales to the Fund's shareholders pursuant to the Plan of Liquidation (such distributions, "liquidating distributions"). Liquidating distributions, to the extent not representing a dividend paid by the Fund, will reduce a shareholder's tax basis in the Fund until the shareholder's basis is fully recovered. The difference between the total amount of liquidating distributions received by a shareholder and that shareholder's tax basis will be treated as either capital gain or loss. Shares that a shareholder holds for more than one year will give rise to long-term capital gain or loss, and shares held for one year or less will give rise to short-term gain or loss. Shareholders should consult their own tax or financial advisors regarding the tax implications of the liquidation.

Item 12. Distribution Arrangements

Not applicable, as the Fund does not currently offer its shares for purchase.

Item 13. Financial Highlights Information

Omitted pursuant to General Instruction B.2 of Form N-1A.

VOYA MUTUAL FUNDS

VOYA RUSSIA FUND

CLASS/TICKER: A/LETRX; I/IIRFX; W/IWRFX

STATEMENT OF ADDITIONAL INFORMATION

Date: February 28, 2023

Item 14. Cover Page

Voya Russia Fund's (the "Fund") financial statements for the fiscal year ended October 31, 2022, including the independent registered public accounting firm's report thereon found in the Fund's most recent Annual Report to Shareholders, are incorporated herein by reference. The Fund's Annual and Semi-Annual Reports may be obtained by calling (800)-992-0180 or at https://individuals.voya.com/product/mutual-fund/prospectuses-reports .

Item 15. Fund History

The Fund is a series of Voya Mutual Funds (the "Trust"), an open-end management investment company that is registered under the Investment Company act of 1940 Act, as amended (the "1940 Act") and was organized as a Delaware statutory trust in 1992. On May 1, 2014, the name of the Trust changed from "ING Mutual Funds" to "Voya Mutual Funds."

The Fund is a non-diversified open-end investment company that began operations in 1996.

The Fund is currently in liquidation.

Item 16. Description of the Fund and its Investment Risks

The Fund is a non-diversified open-end investment company.

The Fund is not currently pursuing its investment objective or an active investment program. The Fund is in liquidation and will not engage in any business or investment activities except for the purposes of winding up its affairs. The Fund currently holds cash along with positions in a number of Russian equity securities and depositary receipts relating to Russian equity securities. It is possible that, over time, the Fund may be able to sell some or all of its positions in the Russian securities and depositary receipts and to convert the proceeds of those sales to U.S. dollars, although there can, of course, be no assurance that that will occur. If it should become possible for the Fund to sell any Russian securities and depositary receipts and to convert the proceeds to U.S. dollars, the Fund will sell the securities and receipts as soon as practicable after that occurs, and will distribute the proceeds to shareholders in a liquidating distribution (subject to minimum distribution requirements).

The following description of investment policies and restrictions of the Fund is provided for information only. Because the Fund is in liquidation and is not engaged in any business or investment activities except for the purposes of winding up its affairs, these policies will generally have little if any applicability to the operations of the Fund.

Fund Policies

Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of the Fund's assets that may be invested in any security or other asset, or sets forth a policy regarding quality standards, such percentage limitation or standard will be determined immediately after and as a result of the Fund's acquisition of such security or other asset, except in the case of borrowing (or other activities that may be deemed to result in the issuance of a "senior security" under the 1940 Act). Accordingly, any subsequent change in value, net assets or other circumstances will not be considered when determining whether the investment complies with the Fund's investment policies and limitations.

Unless otherwise stated, if the Fund's holdings of illiquid securities exceeds 15% of its net assets because of changes in the value of the Fund's investments, the Fund will take action to reduce its holdings of illiquid securities within a time frame deemed to be in the best interest of the Fund. Virtually all of the Fund's non-cash assets have been determined to be illiquid, although the value of those assets is less than 15% of the Fund's total assets.

Illiquid investment means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Such securities include, but are not limited to, fixed time deposits and repurchase agreements with maturities longer than seven days. Securities that may be resold under Rule 144A, securities offered pursuant to Section 4(a)(2) of the 1933 Act, or securities otherwise subject to restrictions on resale under the 1933 Act ("Restricted Securities") shall not be deemed illiquid solely by reason of being unregistered.

Fundamental Investment Restrictions

The Fund has adopted the following investment restrictions as fundamental policies, which means they cannot be changed without the approval of the holders of a "majority" of the Fund's outstanding voting securities, as that term is defined in the 1940 Act. The term "majority" is defined in the 1940 Act as the lesser of: (i) 67% or more of the Fund's voting securities present at a meeting of shareholders at which the holders of more than 50% of the outstanding voting securities of the Fund are present in person or represented by proxy; or (ii) more than 50% of the Fund's outstanding voting securities.

As a matter of fundamental policy, the Fund may not:

1.issue any senior security (as defined in the 1940 Act), except that: (i) the Fund may enter into commitments to purchase securities in accordance with the Fund's investment program, including reverse repurchase agreements, foreign exchange contracts, delayed delivery and when-issued securities, which may be considered the issuance of senior securities; (ii) the Fund may engage in transactions that may result in the issuance of a senior security to the extent permitted under applicable regulations, interpretation of the 1940 Act, or an exemptive order; (iii) the Fund may engage in short sales of securities to the extent permitted in its investment program and other restrictions; (iv) the purchase or sale of futures contracts and related options shall not be considered to involve the issuance of senior securities; and (v) subject to fundamental restrictions, the Fund may borrow money as authorized by the 1940 Act;

2.invest in a security that would cause the Fund to fail the asset diversification requirements as set forth in Section 851(b)(3) of the Internal Revenue Code of 1986, as amended;

3.concentrate its investments by investing more than 25% of its assets in the securities of issuers in any one industry. This limit will not apply to oil and gas related securities and to securities issued or guaranteed by the U.S. government, its agencies and instrumentalities;

4.invest in commodity contracts, except that the Fund may, to the extent appropriate under its investment program, purchase securities of companies engaged in such activities, may enter into transactions in financial and index futures contracts and related options, and may enter into forward currency contracts;

5.purchase real estate, interests in real estate or real estate limited partnership interest except that, to the extent appropriate under its investment program, the Fund may invest in securities secured by real estate or interests therein or issued by companies, including Real Estate Investment Trusts, which deal in real estate or interests therein;

6.make loans, except that, to the extent appropriate under its investment program, the Fund may: (i) purchase bonds, debentures or other debt securities, including short-term obligations; (ii) enter into repurchase transactions; and (iii) lend portfolio securities provided that the value of such loaned securities does not exceed one-third of the Fund's total assets;

7.borrow money, except that: (i) the Fund may enter into certain futures contracts and options related thereto;

(ii) the Fund may enter into commitments to purchase securities in accordance with the Fund's investment program, including delayed delivery and when-issued securities and reverse repurchase agreements; (iii) for temporary emergency purposes, the Fund may borrow money in amounts not exceeding 5% of the value of its total assets at the time when the loan is made; (iv) the Fund may pledge its portfolio securities or receivables or transfer or assign or otherwise encumber then in an amount not exceeding one-third of the value of its total assets; and (v) for purposes of leveraging, the Fund may borrow money from banks (including its custodian bank), only if, immediately after such borrowing, the value of the Fund's assets, including the amount borrowed, less its liabilities, is equal to at least 300% of the amount borrowed, plus all outstanding borrowings. If at any time, the value of the Fund's assets fails to meet the 300% asset coverage requirement relative only to leveraging, the Fund will, within three days (not including Sundays and holidays), reduce its borrowings to the extent necessary to meet the 300% test. The Fund will only invest in reverse repurchase agreements up to 5% of the Fund's total assets; or

8.act as underwriter of securities except to the extent that, in connection with the disposition of portfolio securities by the Fund, the Fund may be deemed to be an underwriter under the provisions of the Securities Act of 1933.

Non-Fundamental Investment Restrictions

The Fund has adopted the following non-fundamental investment restrictions, which may be changed by a vote of the Fund's Board and without shareholder vote.

•The Fund will not invest more than 15% of its net assets in illiquid securities. Illiquid securities are securities that are not readily marketable or cannot be disposed of promptly within seven days and in the usual course of business without taking a materially reduced price. Such securities include, but are not limited to, time deposits and repurchase agreements with maturities longer than seven days. Securities that may be resold under Rule 144A or securities offered pursuant to Section 4(2) of the 1933 Act shall not be deemed illiquid solely by reason of being unregistered. The adviser shall determine whether a particular security is deemed to be liquid based on the trading markets for the specific security and other factors; or

•The Fund will not purchase the securities of any other investment company, except as permitted under the 1940 Act.

•A Russian company means a legal entity: (i) that is organized under the laws of, or with a principal office and domicile in, Russia; (ii) for which the principal equity securities trading market is in Russia; or (iii) that derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in Russia or that has at least 50% of its assets situated in Russia.

•The Fund intends to invest its assets in Russian companies in a broad array of industries, including the following: oil and gas, energy generation and distribution, communications, mineral extraction, trade, financial and business services, transportation, manufacturing, real estate, textiles, food processing, and construction. The Fund is not permitted to invest more than 25% of the value of its total assets in any one industry. It may, however, invest an unrestricted amount of its assets in the oil and gas industry. The Fund's investments will include investments in Russian companies that have characteristics and business relationships common to companies outside of Russia. As a result, outside economic forces may cause fluctuations in the value of securities held by the Fund.

•Under current conditions, the Fund expects to invest at least 20% of its total assets in very liquid assets to maintain liquidity and provide stability. As the Russian equity markets develop, however, and the liquidity of Russian securities becomes less problematic, the Fund will invest a greater percentage of its assets in Russian equity securities.

•As further described above, the Fund is authorized to use various investment strategies, some or all of which may be classified as derivatives, to hedge various market risks and to enhance total return, which may be deemed a form of speculation. Subject to the requirements of the 1940 Act, the Fund may hedge up to 100% of its assets when deemed appropriate by the adviser or sub-adviser. The Fund is also authorized to use investment strategies to manage the effective maturity or duration of debt securities or instruments held by the Fund, or to enhance the Fund's income or gain. Although these strategies are regularly used by some investment companies and other institutional investors in various markets, most of these strategies are currently unavailable in Russia and may not become available in the future. Techniques and instruments may change over time, however, as new instruments and strategies are developed or regulatory changes occur.

•The Fund's investments in fixed-time deposits subject to withdrawal penalties and maturing in more than 7 days may not exceed 15% of the net assets of the Fund.

•No more than 15% of the Fund's net assets may be comprised, in the aggregate, of assets that are: (i) subject to material legal restrictions on repatriation; or (ii) invested in illiquid securities.

•The Fund will only enter into futures contracts and options on futures which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system.

•The Fund may invest in futures contracts and options on futures contracts for hedging purposes. Generally, no more than 25% of the Fund's assets may be hedged. The Fund may not buy or sell futures contracts or options on futures if the margin deposits and premiums exceed 5% of the market value of the Fund's assets.

•The Fund may purchase put and call options on securities, stocks indices, and currencies; may write put options on a covered basis; and may write call options on securities held by the Fund or which the Fund has the right to acquire without additional consideration. The Fund will not enter into options in excess of 25% of the Fund's total assets.

•The Fund may only invest in synthetic convertibles with respect to companies whose corporate debt securities are rated "A" or higher by Moody's or "A" or higher by S&P and will not invest more than 15% of its net assets in such synthetic securities and other illiquid securities.

•The Fund may borrow up to 5% of its total assets for temporary or emergency purposes and may borrow for the purpose of leverage, provided that asset coverage of 300% is maintained.

•The Fund may invest in futures contracts and options on futures contracts for hedging purposes. The Fund may enter into interest rate future contracts.

•The Fund will not enter into repurchase agreements maturing in more than seven days if the aggregate of such repurchase agreements and all other illiquid securities when taken together would exceed 15% of the total assets of the Fund.

•In order to generate additional income, the Fund may lend portfolio securities in an amount up to 33"1∕3% of total Fund assets to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities deemed to be creditworthy by the Adviser or Sub-Adviser. No lending may be made with any companies affiliated with the Adviser or a Sub-Adviser.

•The Fund will not engage in when-issued, forward commitment, or delayed delivery securities transactions for speculation purposes, but only in furtherance of its investment objectives. The Fund will not purchase these securities if more than 15% of the Fund's total assets would be segregated to cover such securities.

Temporary Defensive Position

Not applicable, as the Fund is not currently pursuing its investment objective or an active investment program.

Portfolio Turnover

A change in securities held in the Fund's portfolio is known as portfolio turnover and may involve the payment by the Fund of dealer mark-ups or brokerage or underwriting commissions and other transaction costs associated with the purchase or sale of securities.

The Fund may sell a portfolio investment soon after its acquisition if the Investment Adviser or Sub-Adviser believes that such a disposition is consistent with the Fund's investment objective. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. Portfolio turnover rate for a fiscal year is the percentage determined by dividing (i) the lesser of the cost of purchases or sales of portfolio securities by (ii) the monthly average of the value of portfolio securities owned by the Fund during the fiscal year. Securities with maturities at acquisition of one year or less are excluded from this calculation. The Fund cannot accurately predict its turnover rate; however, the rate will be higher when the Fund finds it necessary or desirable to significantly change its portfolio to adopt a temporary defensive position or respond to economic or market events.

A portfolio turnover rate of 100% or more is considered high, although the rate of portfolio turnover will not be a limiting factor in making portfolio decisions. A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses and transaction costs which are ultimately borne by the Fund's shareholders. High portfolio turnover may result in the realization of substantial capital gains.

Disclosure of Portfolio Holdings

The Fund is required to file its complete portfolio holdings schedule with the SEC on a quarterly basis. This schedule is filed with the Fund's annual and semi-annual shareholder reports on Form N-CSR for the second and fourth fiscal quarters and on Form NPORT-P for the first and third fiscal quarters. The Fund's annual and semi-annual shareholder reports and NPORT-P are available on the SEC's website at www.sec.gov and may be obtained, free of charge, by contacting the phone number on the cover of this registration statement.

In addition, the Fund may also file information on portfolio holdings with the SEC or other regulatory authority as required by applicable law.

Other than in regulatory filings, the Fund may provide its complete portfolio holdings to certain unaffiliated third parties and affiliates when the Fund has a legitimate business purpose for doing so. Unless otherwise noted below, the Fund's disclosure of its portfolio holdings will be on an as-needed basis, with no lag time between the date of which the information is requested and the date the information is provided. Specifically, the Fund's disclosure of its portfolio holdings may include disclosure:

•to the Fund's independent registered public accounting firm, named herein, for use in providing audit opinions, as well as to the independent registered public accounting firm of an entity affiliated with the Adviser if the Fund is consolidated into the financial results of the affiliated entity;

•to financial printers for the purpose of preparing Fund regulatory filings;

•for the purpose of due diligence regarding a merger or acquisition involving the Fund;

•to a new adviser or sub-adviser or a transition manager prior to the commencement of its management of the Fund;

•to rating and ranking agencies such as Bloomberg L.P., Morningstar, Inc., Lipper Leaders Rating System, and S&P

•to consultants for use in providing asset allocation advice in connection with investments by affiliated funds- of-funds in the Fund;

•to service providers, on a daily basis, in connection with their providing services benefiting the Fund including, but not limited to, the provision of custodial and transfer agency services, the provision of analytics for securities lending oversight and reporting, compliance oversight, and proxy voting or class action service providers;

•to a third party for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of portfolio assets and minimal impact on remaining Fund shareholders;

•to certain wrap fee programs, on a weekly basis, on the first business day following the previous calendar week;

•to a third party who acts as a "consultant" and supplies the consultant's analysis of holdings (but not actual holdings) to the consultant's clients (including sponsors of retirement plans or their consultants) or who provides regular analysis of Fund portfolios. The types, frequency and timing of disclosure to such parties vary depending upon information requested; or

•to legal counsel to the Fund and the Trustees.

In all instances of such disclosure, the receiving party is subject to a duty or obligation of confidentiality, including a duty not to trade on such information.

In addition, the Sub-Adviser may provide portfolio holdings information to third-party service providers in connection with the Sub-Adviser carrying out its duties pursuant to the Sub-Advisory Agreement in place between the Sub- Adviser and the Investment Adviser, provided however that the Sub-Adviser is responsible for such third-party's confidential treatment of such data pursuant to the Sub-Advisory Agreement. This portfolio holdings information may be provided on an as-needed basis, with no lag time between the date of which the information is requested and the date the information is provided. The Sub-Adviser is also obligated, pursuant to its fiduciary duty to the Fund, to ensure that any third-party service provider has a duty not to trade on any portfolio holdings information it receives other than on behalf of the Fund until public disclosure by the Fund.

In addition to the situations discussed above, disclosure of the Fund's complete portfolio holdings on a more frequent basis to any unaffiliated third party or affiliates may be permitted if approved by the Chief Legal Officer of the Investment Adviser or the Chief Compliance Officer of the Fund (each an "Authorized Party") pursuant to the Board's procedures. In each such case, the Authorized Party would determine whether the proposed disclosure of the Fund's complete portfolio holdings is for a legitimate business interest; whether such disclosure is in the best interest of Fund shareholders; whether such disclosure will create any conflicts between the interests of the Fund's shareholders, on the one hand, and those of the Fund's Investment Adviser, principal underwriter or any affiliated person of the Fund, its Investment Adviser, or its principal underwriter, on the other; and the third party must execute an agreement setting forth its duty of confidentiality with regards to the portfolio holdings, including a duty not to trade on such information. An Authorized Party would report to the Board regarding the implementation of these procedures.

The Board has authorized the senior officers of the Investment Adviser or its affiliates to authorize the release of the Fund's portfolio holdings, as necessary, in conformity with the foregoing principles and to monitor for compliance with these policies and procedures. The Investment Adviser or its affiliates report quarterly to the Board regarding the implementation of these policies and procedures.

Item 17. Management of the Fund

The business and affairs of the Fund are managed under the direction of the Fund's Board according to the applicable laws of the State of Delaware.

The Board governs the Fund and is responsible for protecting the interests of shareholders. The Trustees are experienced executives who oversee the Fund's activities, review contractual arrangements with companies that provide services to the Fund, and review the Fund's performance.

Set forth in the table below is information about each Trustee of the Fund.

Trustees

Name, Address, and	Position(s)	Term of	Principal	Number of	Other Positions
Year of Birth	Held with	Office and	Occupation(s)	Portfolios In	Held by
	Fund	Length of	During Past 5	Fund	Trustees
		Time	Years	Complex
		Served1		Overseen by
Trustees2
Independent Trustees
Colleen D. Baldwin	Chairperson	January	President, Glantuam	138	RSR
(1960)		2020-	Partners, LLC, a		Partners, Inc.,
7337 East Doubletree		Present	business consulting		(2016 – Present).
Ranch Road, Suite 100,			firm (January 2009-
Scottsdale, AZ 85258-	Trustee		Present)
2034

1Trustees serve until their successors are duly elected and qualified. The tenure of each Trustee who is not an "interested person" as defined in the 1940 Act, of the Fund (as defined below, "Independent Trustee") is subject to the Board's retirement policy, which states that each duly elected or appointed Independent Trustee shall retire from and cease to be a member of the Board of Trustees at the close of business on December 31 of the calendar year in which the Independent Trustee attains the age of 75. A majority vote of the Board's other Independent Trustees may extend the retirement date of an Independent Trustee if the retirement would trigger a requirement to hold a meeting of shareholders of the Trust under applicable law, whether for the purposes of appointing a successor to the Independent Trustee or otherwise complying under applicable law, in which case the extension would apply until such time as the shareholder meeting can be held or is no longer required (as determined by a vote of a majority of the other Independent Trustees).

2For the purposes of this table, "Fund Complex" includes the following investment companies: Voya Asia Pacific High Dividend Equity Income Fund; Voya Balanced Portfolio, Inc.; Voya Credit Income Fund; Voya Emerging Markets High Dividend Equity Fund; Voya Equity Trust; Voya Funds Trust; Voya Global Advantage and Premium Opportunity Fund; Voya Global Equity Dividend and Premium Opportunity Fund;

Voya Government Money Market Portfolio; Voya Infrastructure, Industrials	and Materials Fund; Voya Intermediate	Bond Portfolio;
Voya Investors Trust; Voya Mutual Funds; Voya Partners, Inc.; Voya Separate	Portfolios Trust; Voya Strategic Allocation	Portfolios, Inc.;

Voya Variable Funds; Voya Variable Insurance Trust; Voya Variable Portfolios, Inc.; and Voya Variable Products Trust. The number of funds in the Fund Complex is as of January 31, 2023.

November
2007-
Present
John V. Boyer	Trustee	January	Retired. Formerly,	138	None.
(1953)		2005-	President and Chief
7337 East Doubletree		Present	Executive Officer,
Ranch Road, Suite 100			Bechtler Arts
Scottsdale, AZ 85258-			Foundation, an arts
2034			and education
foundation (January
2008 – December
2019).

Patricia W. Chadwick	Trustee	January	Consultant and	138	The
(1948)		2006-	President,		Royce Funds (22
7337 East Doubletree		Present	Ravengate		funds)
Ranch Road, Suite 100			Partners LLC, a		(December 2009
Scottsdale, AZ 85258-			consulting firm that		– Present);
2034			provides advice		AMICA Mutual
			regarding financial		Insurance
			markets and the		Company (1992
			global economy		– Present).
(January 2000 –
Present).
Martin J. Gavin	Trustee	August	Retired.	138	None.
(1950)		2015-
7337 East Doubletree		Present
Ranch Road, Suite 100
Scottsdale, AZ 85258-
2034

Joseph E. Obermeyer	Trustee	May 2013-	President,	138	None.
(1957)		Present	Obermeyer &
7337 East Doubletree			Associates, Inc., a
Ranch Road, Suite 100			provider of financial
Scottsdale, AZ 85258-			and economic
2034			consulting services
(November 1999 –
Present).
Sheryl K. Pressler	Trustee	January	Consultant (May	138	Centerra Gold
(1950)		2006-	2001 – Present).		Inc. (May 2008 –
7337 East Doubletree		Present			Present).
Ranch Road, Suite 100
Scottsdale, AZ 85258-
2034

Christopher P.	Trustee	October	Retired.	138	None.
Sullivan		2015-
(1954)		Present
7337 East Doubletree
Ranch Road, Suite 100
Scottsdale, AZ 85258-
2034

Officers

Set forth in the table below is information for each Officer of the Trust.

Name, Address, and Year	Position(s)	Term of Office	Principal Occupation(s) During Past 5
of Birth	Held with the	and Length of	Years
	Trust	Time Served3
Andy Simonoff	President and	January 2023 –	Director, President and Chief Executive
(1973)	Chief Executive	Present	Officer, Voya Funds Services, LLC, Voya
5780 Powers Ferry Road NW	Officer		Capital, LLC and Voya Investments, LLC
Atlanta, Georgia 30327			(January 1, 2023 – Present); Managing
Director, Chief Strategy and Transformation
Officer, Voya Investment Management
(January 2020 – Present). Formerly,
Managing Director, Head of Business
Management, Voya Investment
Management (March 2019 – January 2020);
Managing Director, Head of Business
Management, Fixed Income, Voya
Investment Management (November 2015 –
March 2019).
Jonathan Nash	Executive Vice	March 2020-	Executive Vice President and Chief
(1967)	President	Present	Investment Risk Officer, Voya Investments,
230 Park Avenue			LLC (March 2020 – Present); Senior Vice
New York, NY 10169	Chief		President, Investment Risk Management,
	Investment Risk		Voya Investment Management (March 2017
	Officer		– Present). Formerly, Vice President, Voya
Investments, LLC (September 2018 –
March 2020); Consultant, DA Capital LLC
(January 2016 – March 2017).

James M. Fink	Executive Vice	March 2018-	Senior Vice President, Voya Investments
(1958)	President	Present	Distributor, LLC (April 2018 – Present);
5780 Powers Ferry Rd. NW			Managing Director, Voya Investments,
Atlanta, GA 30327			LLC, Voya Capital, LLC and Voya Funds
Services, LLC (March 2018 – Present);
Chief Administrative Officer, Voya
Investment Management (September 2017 –
Present). Formerly, Managing Director,
Operations, Voya Investment Management
(March 1999 – September 2017).
Steve Hartstein	Chief	December	Chief Compliance Officer, (December 2022
(1963)	Compliance	2022-Present	– Present); Senior Vice President, Voya
230 Park Avenue	Officer		Investment Management (December 2022 –
New York, NY 10169			Present). Formerly, Head of Funds
Compliance, Brighthouse Financial, Inc.
and Chief Compliance Officer, Brighthouse
Funds and Brighthouse Investment
Advisers, LLC (March 2017 – December
2022).
Todd Modic	Senior Vice	March 2005-	Director and Senior Vice President, Voya
(1967)	President,	Present	Capital, LLC, and Voya Funds Services,
Chief/Principal

3The Officers hold office until the next annual meeting of the Board of Trustees and until their successors shall have been elected and qualified.

7337 East Doubletree Ranch	Financial		LLC (September 2022 – Present); Director,
Road, Suite 100	Officer and		Voya Investments, LLC (September 2022 –
Scottsdale, AZ 85258-2034	Assistant		Present); Senior Vice President, Voya
	Secretary		Investments, LLC (April 2005 – Present).
Formerly, President, Voya Funds Services,
LLC (March 2018 – September 2022).
Kimberly A. Anderson	Senior Vice	November	Senior Vice President, Voya Investments,
(1964)	President	2003-Present	LLC (September 2003 – Present).
7337 East Doubletree Ranch
Road, Suite 100
Scottsdale, AZ 85258-2034

Sara M. Donaldson	Senior Vice	June 2022-	Senior Vice President,
(1959)	President	Present	Voya Investments, LLC (February 2022 –
7337 East Doubletree Ranch			Present); Senior Vice President, Head of
Road, Suite 100			Active Ownership, Voya Investment
Scottsdale, AZ 85258-2034			Management (September 2021 –
Present). Formerly, Vice President, Voya
Investments, LLC (October 2015 –
February 2022); Vice President, Head of
Proxy Voting, Voya Investment
Management (October 2015 – August
2021).
Andrew K. Schlueter	Senior Vice	June 2022-	Senior Vice President,
(1976)	President	Present	Head of Mutual Fund Operations, Voya
7337 East Doubletree Ranch			Investment Management (March 2022 –
Road, Suite 100			Present); Vice President, Voya Investments
Scottsdale, AZ 85258-2034			Distributor, LLC (April 2018 – Present);
Vice President, Voya Investments, LLC and
Voya Funds Services, LLC (March 2018 –
Present). Formerly, Vice President, Head of
Mutual Fund Operations, Voya Investment
Management (February 2018 – February
2022); Vice President, Voya Investment
Management (March 2014 – February
2018).
Robert Terris	Senior Vice	May 2006-	Senior Vice President, Voya Investments
(1970)	President	Present	Distributor, LLC (April 2018 – Present);
5780 Powers Ferry Rd. NW			Senior Vice President, Head of Investment
Atlanta, GA 30327			Services, Voya Investments, LLC (April
2018 – Present); Senior Vice President,
Head of Investment Services, Voya Funds
Services, LLC (March 2006 - Present).
Formerly, Senior Vice President, Head of
Division
Operations, Voya Investments, LLC
(October 2015 – April 2018).
Joanne F. Osberg	Vice President	September	Vice President and Senior Counsel, Voya
(1982)		2020-Present	Investment Management – Mutual Fund
7337 East Doubletree Ranch	Secretary		Legal Department (September 2020 –
Road, Suite 100		September	Present). Formerly, Vice President and
Scottsdale, AZ 85258-2034		2020-Present	Counsel, Voya Investment Management –
Mutual Fund Legal Department (January
2013 – September 2020).
Fred Bedoya	Vice President,	September	Vice President, Voya Investments, LLC
(1973)	Principal	2012-Present

7337 East Doubletree Ranch	Accounting		(October 2015 – Present); Vice President,
Road, Suite 100	Officer and		Voya Funds Services, LLC (July 2012 –
Scottsdale, AZ 85258-2034	Treasurer		Present).

Robyn L. Ichilov	Vice President	May 1999-	Vice President, (November 1997 – Present);
(1967)		Present	Voya Investments, LLC (August 1997 –
7337 East Doubletree Ranch			Present); Vice President, Voya Funds
Road, Suite 100			Services, LLC (November 1995 – Present).
Scottsdale, AZ 85258-2034

Jason Kadavy	Vice President	September	Vice President, Voya Investments, LLC
(1976)		2012-Present	(October 2015 – Present); Vice President,
7337 East Doubletree Ranch			Voya Funds Services, LLC (July 2007 –
Road, Suite 100			Present).
Scottsdale, AZ 85258-2034

Erica McKenna	Vice President	June 2022-	Vice President, Head of Mutual Fund
(1972)		Present	Compliance and Chief Compliance Officer,
7337 East Doubletree Ranch			Voya Investments, LLC (May 2022 –
Road, Suite 100			Present). Formerly, Vice President, Fund
Scottsdale, AZ 85258-2034			Compliance Manager, Voya Investments,
LLC (March 2021 – May 2022); Assistant
Vice President, Fund Compliance Manager,
Voya Investments, LLC (December 2016 –
March 2021).
Craig Wheeler	Vice President	May 2013-	Vice President – Director of Tax, Voya
(1969)		Present	Investments, LLC (October 2015 – Present).
7337 East Doubletree Ranch
Road, Suite 100
Scottsdale, AZ 85258-2034

Nicholas C.D. Ward	Assistant Vice	June 2022-	Counsel, Voya Investment Management –
(1993)	President and	Present	Mutual Fund Legal Department (November
7337 East Doubletree Ranch	Assistant		2021 – Present). Formerly, Associate,
Road, Suite 100	Secretary		Dechert LLP (October 2018 – November
Scottsdale, AZ 85258-2034			2021).

Gizachew Wubishet	Assistant Vice	June 2022-	Assistant Vice President and Counsel, Voya
(1976)	President and	Present	Investment Management – Mutual Fund
7337 East Doubletree Ranch	Assistant		Legal Department (May 2019 – Present).
Road, Suite 100	Secretary		Formerly, Attorney, Ropes & Gray LLP
Scottsdale, AZ 85258-2034			(October 2011 – April 2019).

Monia Piacenti	Anti-Money	June 2018-	Compliance Consultant, Voya Financial,
(1976)	Laundering	Present	Inc. (January 2019 – Present); Anti-Money
One Orange Way	Officer		Laundering Officer, Voya Investments
Windsor, CT 06095			Distributor, LLC, Voya Investment
Management and Voya Investment
Management Trust Co. (June 2018 –
Present). Formerly, Senior
Compliance Officer, Voya Investment
Management (December 2009 – December
2018).

Leadership Structure and the Board of Trustees

The Trust and the Fund are governed by the Board, which oversees the Trust's business and affairs. The Board delegates the day-to-day management of the Trust and the Fund to the Trust's Officers and to various service providers that have been contractually retained to provide such day-to-day services. The Voya entities that render services to the Trust and the Fund do so pursuant to contracts that have been approved by the Board. The Trustees are experienced executives who, among other duties, oversee the Trust's activities, review contractual arrangements with companies that provide services to the Fund, and review the Fund's investment performance.

The Board is comprised of seven (7) members, all of whom are independent or disinterested persons, which means that they are not "interested persons" of the Fund as defined in Section 2(a)(19) of the 1940 Act ("Independent Trustees").

The Trust is one of 20 registered investment companies (with a total of approximately 138 separate series) in the Voya family of funds and all of the Trustees serve as members of, as applicable, each investment company's Board of Directors or Board of Trustees. The Board employs substantially the same leadership structure with respect to each of these investment companies.

One of the Independent Trustees, currently Colleen D. Baldwin, serves as the Chairperson of the Board of the Trust. The responsibilities of the Chairperson of the Board include: coordinating with management in the preparation of agendas for Board meetings; presiding at Board meetings; between Board meetings, serving as a primary liaison with other Trustees, officers of the Trust, management personnel, and legal counsel to the Independent Trustees; and such other duties as the Board periodically may determine. Ms. Baldwin does not hold a position with any firm that is a sponsor of the Trust. The designation of an individual as the Chairperson does not impose on such Independent Trustee any duties, obligations or liabilities greater than the duties, obligations or liabilities imposed on such person as a member of the Board, generally.

The Board performs many of its oversight and other activities through the committee structure described below in the "Board Committees" section. Each Committee operates pursuant to a written charter approved by the Board. The Board currently conducts regular meetings eight (8) times a year. Six (6) of these regular meetings consist of sessions held over a two- or three-day period, and two (2) of these meetings consist of a one-day session. In addition, during the course of a year, the Board and many of its Committees typically hold special meetings by telephone or in person to discuss specific matters that require action prior to the next regular meeting. The Independent Trustees have engaged independent legal counsel to assist them in performing their oversight responsibilities.

The Board believes that its committee structure is an effective means of empowering the Trustees to perform their fiduciary and other duties. For example, the Board's committee structure facilitates, as appropriate, the ability of individual Board members to receive detailed presentations on topics under their review and to develop increased familiarity with respect to such topics and with key personnel at relevant service providers. At least annually, with guidance from its Nominating and Governance Committee, the Board analyzes whether there are potential means to enhance the efficiency and effectiveness of the Board's operations.

Committees

Audit Committee. The Board has established an Audit Committee whose functions include, among other things: (i) meeting with the independent registered public accounting firm of the Trust to review the scope of the Trust's audit, the Trust's financial statements and accounting controls; (ii) meeting with management concerning these matters, internal audit activities, reports under the Trust's whistleblower procedures, the services rendered by various service providers, and other matters; and (iii) overseeing the implementation of the Voya funds' valuation procedures and the fair value determinations made with respect to securities held by the Voya funds for which market value quotations are not readily available. The Audit Committee currently consists of three (3) Independent Trustees. The following Trustees currently serve as members of the Audit Committee: Ms. Baldwin and Messrs. Gavin and Obermeyer. Mr. Gavin currently serves as the Chairperson of the Audit Committee. All Committee members have been designated as Audit Committee Financial Experts under the Sarbanes-Oxley Act of 2002. The Audit Committee typically meets five

(5)times per year, and may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. The Audit Committee held five (5) meetings during the fiscal year ended October 31, 2022.

Compliance Committee. The Board has established a Compliance Committee for the purpose of, among other things:

(i)providing oversight with respect to compliance by the funds in the Voya family of funds and their service providers with applicable laws, regulations, and internal policies and procedures affecting the operations of the funds; (ii) receiving reports of evidence of possible material violations of applicable U.S. federal or state securities laws and breaches of fiduciary duty arising under U.S. federal or state laws; (iii) coordinating activities between the Board and the Chief Compliance Officer ("CCO") of the funds; (iv) facilitating information flow among Board members and the

CCO between Board meetings; (v) working with the CCO and management to identify the types of reports to be submitted by the CCO to the Compliance Committee and the Board; (vi) making recommendations regarding the role, performance, compensation, and oversight of the CCO; (vii) overseeing the cybersecurity practices of the funds and their key service providers; (viii) overseeing management's administration of proxy voting; (ix) overseeing the effectiveness of brokerage usage by the Trust's advisers or sub-advisers, as applicable, and compliance with regulations regarding the allocation of brokerage for services; and (x) overseeing the implementation of the funds' liquidity risk management program.

The Compliance Committee currently consists of four (4) Independent Trustees: Mses. Chadwick and Pressler and Messrs. Boyer and Sullivan. Mr. Boyer currently serves as the Chairperson of the Compliance Committee. The Compliance Committee typically meets four (4) times per year, and may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. The Compliance Committee held seven (7) meetings during the fiscal year ended October 31, 2022.

The Audit Committee and Compliance Committee sometimes meet jointly to consider matters that are reviewed by both Committees. The Committees held two (2) such additional joint meeting during the fiscal year ended October 31, 2022.

Contracts Committee. The Board has established a Contracts Committee for the purpose of overseeing the annual renewal process relating to investment advisory and sub-advisory agreements, distribution agreements, and Rule 12b- 1 Plans and, at the discretion of the Board, other service agreements or plans involving the Voya funds (including the Fund). The responsibilities of the Contracts Committee include, among other things: (i) identifying the scope and format of information to be provided by service providers in connection with applicable contract approvals or renewals;

(ii)providing guidance to independent legal counsel regarding specific information requests to be made by such counsel on behalf of the Trustees; (iii) evaluating regulatory and other developments that might have an impact on applicable approval and renewal processes; (iv) reporting to the Trustees its recommendations and decisions regarding the foregoing matters; (v) assisting in the preparation of a written record of the factors considered by Trustees relating to the approval and renewal of advisory and sub-advisory agreements; (vi) recommending to the Board specific steps to be taken by it regarding the contracts approval and renewal process, including, for example, proposed schedules of certain actions to be taken; and (vii) otherwise providing assistance in connection with Board decisions to renew, reject, or modify agreements or plans.

The Contracts Committee currently consists of all seven (7) of the Independent Trustees of the Board. Ms. Pressler currently serves as the Chairperson of the Contracts Committee. The Contracts Committee typically meets five (5) times per year and may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. The Contracts Committee held five (5) meetings during the fiscal year ended October 31, 2022.

Investment Review Committees. The Board has established, for all of the funds under its direction, the following two Investment Review Committees (each an "IRC" and together the "IRCs"): (i) the Investment Review Committee E ("IRC E"); and (ii) the Investment Review Committee F ("IRC F"). The funds are allocated among IRCs periodically by the Board as the Board deems appropriate to balance the workloads of the IRCs and to have similar types of funds or funds with the same investment sub-adviser or the same portfolio management team assigned to the same IRC. Each IRC performs the following functions, among other things: (i) monitoring the investment performance of the funds in the Voya family of funds that are assigned to that Committee; (ii) making recommendations to the Board with respect to investment management activities performed by the advisers and/or sub-advisers on behalf of such Voya funds, and reviewing and making recommendations regarding proposals by management to retain new or additional sub-advisers for these Voya funds; and (iii) making recommendations to the Board regarding the role, performance, compensation, and oversight of the Chief Investment Risk Officer. The Fund is monitored by IRC E.

The IRC E currently consists of three (3) Independent Trustees. The following Trustees serve as members of the IRC E: Ms. Chadwick and Messrs. Boyer and Obermeyer. Ms. Chadwick currently serves as the Chairperson of the IRC

E. The IRC E typically meets five (5) times per year and on an as-needed basis. The IRC E held five (5) meetings during the fiscal year ended October 31, 2022.

The IRC F currently consists of four (4) Independent Trustees. The following Trustees serve as members of the IRC

F:Mses. Baldwin and Pressler and Messrs. Gavin and Sullivan. Mr. Sullivan currently serves as the Chairperson of the IRC F. The IRC F typically meets five (5) times per year and on an as-needed basis. The IRC F held five (5) meetings during the fiscal year ended October 31, 2022.

Nominating and Governance Committee. The Board has established a Nominating and Governance Committee for the purpose of, among other things: (i) identifying and recommending to the Board candidates it proposes for nomination to fill Independent Trustee vacancies on the Board; (ii) reviewing workload and capabilities of Independent Trustees and recommending changes to the size or composition of the Board, as necessary; (iii) monitoring regulatory developments and recommending modifications to the Committee's responsibilities; (iv) considering and, if appropriate, recommending the creation of additional committees or changes to Trustee policies and procedures based on rule changes and "best practices" in corporate governance; (v) conducting an annual review of the membership and chairpersons of all Board committees and of practices relating to such membership and chairpersons; (vi) undertaking a periodic study of compensation paid to independent board members of investment companies and making recommendations for any compensation changes for the Independent Trustees; (vii) overseeing the Board's annual self-evaluation process; (viii) developing (with assistance from management) an annual meeting calendar for the Board and its committees; (ix) overseeing actions to facilitate attendance by Independent Trustees at relevant educational seminars and similar programs; and (x) overseeing insurance arrangements for the funds.

In evaluating potential candidates to fill Independent Trustee vacancies on the Board, the Nominating and Governance Committee will consider a variety of factors. Specific qualifications of candidates for Board membership will be based on the needs of the Board at the time of nomination. The Nominating and Governance Committee will consider nominations received from shareholders and shall assess shareholder nominees in the same manner as it reviews nominees that it identifies as potential candidates. A shareholder nominee for a Trustee should be submitted in writing to the Trust's Secretary at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258-2034. Any such shareholder nomination should include at least the following information as to each individual proposed for nomination as Trustee: such person's written consent to be named in a proxy statement as a nominee (if nominated) and to serve as a Trustee (if elected), and all information relating to such individual that is required to be disclosed in the solicitation of proxies for election of Trustees, or is otherwise required, in each case under applicable federal securities laws, rules, and regulations, including such information as the Board may reasonably deem necessary to satisfy its oversight and due diligence duties.

The Secretary shall submit all nominations received in a timely manner to the Nominating and Governance Committee. To be timely in connection with a shareholder meeting to elect Trustees, any such submission must be delivered to the Trust's Secretary not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of the meeting is first made, by either the disclosure in a press release or in a document publicly filed by the Trust with the SEC.

The Nominating and Governance Committee currently consists of all seven (7) of the Independent Trustees of the Board. Mr. Obermeyer currently serves as the Chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee conducts meetings as needed or appropriate. The Nominating and Governance Committee held three (3) meetings during the fiscal year ended October 31, 2022.

The Board's Risk Oversight Role

The day-to-day management of various risks relating to the administration and operation of the Trust is the responsibility of management and other service providers retained by the Board or by management, most of whom employ professional personnel who have risk management responsibilities. The Board oversees this risk management function consistent with and as part of its oversight duties. The Board performs this risk management oversight function directly and, with respect to various matters, through its committees. The following description provides an overview of many, but not all, aspects of the Board's oversight of risk management for the Fund. In this connection, the Board has been advised that it is not practicable to identify all of the risks that may impact the Fund or to develop procedures or controls that are designed to eliminate all such risk exposures, and that applicable securities law regulations do not contemplate that all such risks be identified and addressed.

The Board, working with management personnel and other service providers, has endeavored to identify the primary risks that confront the Fund. In general, these risks include, among others: (i) investment risks; (ii) credit risks; (iii) liquidity risks; (iv) valuation risks; (v) operational risks; (vi) reputational risks; (vii) regulatory risks; (viii) risks related to potential legislative changes; (ix) the risk of conflicts of interest affecting Voya affiliates in managing the Fund; and (x) cybersecurity risks. The Board has adopted and periodically reviews various policies and procedures that are designed to address these and other risks confronting the Fund. In addition, many service providers to the Fund have adopted their own policies, procedures, and controls designed to address particular risks to the Fund. The Board and persons retained to render advice and service to the Board periodically review and/or monitor changes to, and developments relating to, the effectiveness of these policies and procedures.

The Board oversees risk management activities in part through receipt and review by the Board or its committees of regular and special reports, presentations and other information from Officers of the Trust, including the CCOs for the Trust and the Adviser and the Trust's Chief Investment Risk Officer ("CIRO"), and from other service providers. For example, management personnel and the other persons make regular reports and presentations to: (i) the Compliance Committee regarding compliance with regulatory requirements and oversight of cybersecurity practices by the Fund and key service providers; (ii) the IRCs regarding investment activities and strategies that may pose particular risks;

(iii)the Audit Committee with respect to financial reporting controls and internal audit activities; (iv) the Nominating and Governance Committee regarding corporate governance and best practice developments; and (v) the Contracts Committee regarding regulatory and related developments that might impact the retention of service providers to the Trust. The CIRO oversees an Investment Risk Department ("IRD") that provides an additional source of analysis and research for Board members in connection with their oversight of the investment process and performance of portfolio managers. Among its other duties, the IRD seeks to identify and, where practicable, measure the investment risks being taken by the Fund's portfolio managers. Although the IRD works closely with management of the Trust in performing its duties, the CIRO is directly accountable to, and maintains an ongoing dialogue with, the Independent Trustees.

Qualifications of Trustees

The Board believes that each of its Trustees is qualified to serve as a Trustee of the Trust based on its review of the experience, qualifications, attributes, and skills of each Trustee. The Board bases this conclusion on its consideration of various criteria, no one of which is controlling. Among others, the Board has considered the following factors with respect to each Trustee: strong character and high integrity; an ability to review, evaluate, analyze, and discuss information provided; the ability to exercise effective business judgment in protecting shareholder interests while taking into account different points of views; a background in financial, investment, accounting, business, regulatory, or other skills that would be relevant to the performance of a Trustee's duties; the ability and willingness to commit the time necessary to perform his or her duties; and the ability to work in a collegial manner with other Board members. Each Trustee's ability to perform his or her duties effectively is evidenced by his or her: experience in the investment management business; related consulting experience; other professional experience; experience serving on the boards of directors/trustees of other public companies; educational background and professional training; prior experience serving on the Board, as well as the boards of other investment companies in the Voya family of funds and/or of other investment companies; and experience as attendees or participants in conferences and seminars that are focused on investment company matters and/or duties that are specific to board members of registered investment companies.

Information indicating certain of the specific experience and qualifications of each Trustee relevant to the Board's belief that the Trustee should serve in this capacity is provided in the table above that provides information about each Trustee. That table includes, for each Trustee, positions held with the Trust, the length of such service, principal occupations during the past five (5) years, the number of series within the Voya family of funds for which the Trustee serves as a Board member, and certain directorships held during the past five (5) years. Set forth below are certain additional specific experiences, qualifications, attributes, or skills that the Board believes support a conclusion that each Trustee should serve as a Board member in light of the Trust's business and structure.

Independent Trustees

Colleen D. Baldwin has been a Trustee of the Trust and a board member of other investment companies in the Voya family of funds since 2007. She also has served as the Chairperson of the Trust's Board of Trustees since January 1, 2020 and, prior to that, as the Chairperson of the Trust's IRC E from 2014 through 2019. Prior to that, she served as the Chairperson of the Trust's Nominating and Governance Committee from 2009 through 2014. Ms. Baldwin has been an Advisory Board member of RSR Partners, Inc. since 2016 and President of Glantuam Partners, LLC, a business consulting firm, since 2009. Prior to that, she served in senior positions at the following financial services firms: Chief Operating Officer for Ivy Asset Management, Inc. (2002-2004), a hedge fund manager; Chief Operating Officer and Head of Global Business and Product Development for AIG Global Investment Group (1995-2002), a global investment management firm; Senior Vice President at Bankers Trust Company (1994-1995); and Senior Managing Director at J.P. Morgan & Company (1987-1994). Ms. Baldwin began her career in 1981 at AT&T/Bell Labs as a systems analyst. Ms. Baldwin holds a B.S. from Fordham University and an M.B.A. from Pace University.

John V. Boyer has been a Trustee of the Trust and a board member of other investment companies in the Voya family of funds since 1997. He also has served as the Chairperson of the Trust's Compliance Committee since January 1, 2020 and, prior to that, as the Chairperson of the Trust's Board of Trustees from 2014 through 2019. Prior to that, he served as the Chairperson of the Trust's IRC F since 2006 and as the Chairperson of the Compliance Committee for other funds in the Voya family of funds. Mr. Boyer was the President and CEO of the Bechtler Arts Foundation from 2008 until 2019 for which, among his other duties, Mr. Boyer oversaw all fiduciary aspects of the Foundation and assisted in the oversight of the Foundation's endowment fund. Previously, he served as President and Chief Executive Officer of the Franklin and Eleanor Roosevelt Institute (2006-2007) and as Executive Director of The Mark Twain House & Museum (1989-2006) where he was responsible for overseeing business operations, including endowment funds. He also served as a board member of certain predecessor mutual funds of the Voya family of funds (1997- 2005). Mr. Boyer holds a B.A. from the University of California, Santa Barbara and an M.F.A. from Princeton University.

Patricia W. Chadwick has been a Trustee of the Trust and a board member of other investment companies in the Voya family of funds since 2006. She also has served as the Chairperson of the Trust's IRC E since January 1, 2020 and, prior to that, as the Chairperson of the Trust's former Joint IRC from 2018 through 2019. Prior to that, she served as the Chairperson of the Trust's IRC F since January 23, 2014. Since 2000, Ms. Chadwick has been the Founder and President of Ravengate Partners LLC, a consulting firm that provides advice regarding financial markets and the global economy. She also is a director of The Royce Funds (since 2009) and AMICA Mutual Insurance Company (since 1992). Previously, she served in senior roles at several major financial services firms where her duties included the management of corporate pension funds, endowments, and foundations, as well as management responsibilities for an asset management business. Ms. Chadwick holds a B.A. from Boston University and is a Chartered Financial Analyst.

Martin J. Gavin has been a Trustee of the Trust since August 1, 2015. He also has served as the Chairperson of the Trust's Audit Committee since January 1, 2018. Mr. Gavin previously served as a Trustee of the Trust from May 21, 2013 until September 12, 2013, and as a board member of other investment companies in the Voya family of funds from 2009 until 2010 and from 2011 until September 12, 2013. Mr. Gavin was the President and Chief Executive Officer of the Connecticut Children's Medical Center from 2006 to 2015. Prior to his position at Connecticut Children's Medical Center, Mr. Gavin worked in the insurance and investment industries for more than 27 years. Mr. Gavin served in several senior executive positions with The Phoenix Companies during a 16 year period, including as President of Phoenix Trust Operations, Executive Vice President and Chief Financial Officer of Phoenix Duff & Phelps, a publicly-traded investment management company, and Senior Vice President of Investment Operations at Phoenix Home Life. Mr. Gavin holds a B.A. from the University of Connecticut.

Joseph E. Obermeyer has been a Trustee of the Trust since May 21, 2013, and a board member of other investment companies in the Voya family of funds since 2003. He also has served as the Chairperson of the Trust's Nominating and Governance Committee since January 1, 2018 and, prior to that, as the Chairperson of the Trust's former Joint IRC from 2014 through 2017. Mr. Obermeyer is the founder and President of Obermeyer & Associates, Inc., a provider of financial and economic consulting services since 1999. Prior to founding Obermeyer & Associates, Mr. Obermeyer had more than 15 years of experience in accounting, including serving as a Senior Manager at Arthur Andersen LLP from 1995 until 1999. Previously, Mr. Obermeyer served as a Senior Manager at Coopers & Lybrand LLP from 1993 until 1995, as a Manager at Price Waterhouse from 1988 until 1993, Second Vice President from 1985 until 1988 at Smith Barney, and as a consultant with Arthur Andersen & Co. from 1984 until 1985. Mr. Obermeyer holds a B.A. in Business Administration from the University of Cincinnati, an M.B.A. from Indiana University, and post graduate certificates from the University of Tilburg and INSEAD.

Sheryl K. Pressler has been a Trustee of the Trust and a board member of other investment companies in the Voya family of funds since 2006. She also has served as the Chairperson of the Trust's Contracts Committee since 2007. Ms. Pressler has served on the Board of Centerra Gold since May 2008. Ms. Pressler has served as a consultant on financial matters since 2001. Previously, she held various senior positions involving financial services, including as Chief

Executive Officer (2000-2001) of Lend Lease Real Estate Investments, Inc. (real estate investment management and mortgage servicing firm), Chief Investment Officer (1994-2000) of California Public Employees' Retirement System (state pension fund), Director of Stillwater Mining Company (May 2002 – May 2013), and Director of Retirement Funds Management (1981-1994) of McDonnell Douglas Corporation (aircraft manufacturer). Ms. Pressler holds a B.A. from Webster University and an M.B.A. from Washington University.

Christopher P. Sullivan has been a Trustee of the Trust since October 1, 2015. He also has served as the Chairperson of the Trust's IRC F since January 1, 2018. He retired from Fidelity Management & Research in October 2012, following three years as first the President of the Bond Group and then the Head of Institutional Fixed Income. Previously, Mr. Sullivan served as Managing Director and Co-Head of U.S. Fixed Income at Goldman Sachs Asset Management (2001-2009) and prior to that, Senior Vice President at PIMCO (1997-2001). He currently serves as a Director of Rimrock Funds (since 2013), a fixed income hedge fund. He is also a Senior Advisor to Asset Grade (since 2013), a private wealth management firm, and serves as a Trustee of the Overlook Foundation, a foundation that supports Overlook Hospital in Summit, New Jersey. In addition to his undergraduate degree from the University of Chicago, Mr. Sullivan holds an M.A. degree from the University of California at Los Angeles and is a Chartered Financial Analyst.

Trustee Ownership of Fund Shares

The following table sets forth information regarding each Trustee's beneficial ownership of equity securities of the Fund and the aggregate holdings of shares of equity securities of all the funds in the Voya family of funds for the calendar year ended December 31, 2022.

Name of Trustee	Dollar Range of	Aggregate Dollar Range of Equity Securities in All
	Equity Securities in	Registered Investment Companies Overseen by Trustee
	the Fund	in the Voya family of funds
Colleen D. Baldwin	None	Over $100,0001
John V. Boyer	None	Over $100,0001
Patricia W. Chadwick	None	Over $100,0001
Martin J. Gavin	None	Over $100,0001
John E. Obermeyer	None	Over $100,0001
Sheryl K. Pressler	None	Over $100,0001
Christopher P. Sullivan	None	Over $100,0001

(1) Includes the value of shares in which a Trustee has an indirect interest through a deferred compensation plan and/or a 401(K) plan.

Independent Trustee Ownership of Securities of the Adviser, Principal Underwriter and their Affiliates

The following table sets forth information regarding each Independent Trustee's (and his/her immediate family members) share ownership, beneficially or of record, in securities of the Fund's Investment Adviser or principal underwriter, and the ownership of securities in an entity controlling, controlled by or under common control with the Investment Adviser or principal underwriter of the Fund (not including registered investment companies) as of December 31, 2022.

Name of Trustee	Name of Owners and	Company	Title of	Value of	Percentage
	Relationship to Trustee		Class	Securities	of Class
Colleen D. Baldwin	N/A	N/A	N/A	N/A	N/A
John V. Boyer	N/A	N/A	N/A	N/A	N/A
Patricia W. Chadwick	N/A	N/A	N/A	N/A	N/A
Martin J. Gavin	N/A	N/A	N/A	N/A	N/A
Joseph Obermeyer	N/A	N/A	N/A	N/A	N/A
Sheryl K. Pressler	N/A	N/A	N/A	N/A	N/A
Christopher P. Sullivan	N/A	N/A	N/A	N/A	N/A

Compensation of Trustees

Each Trustee is reimbursed for reasonable expenses incurred in connection with each meeting of the Board or any of its Committee meetings attended. Each Independent Trustee is compensated for his or her services, on a quarterly basis, according to a fee schedule adopted by the Board. The Board may from time to time designate other meetings as subject to compensation.

Effective January 1, 2023, the Fund pays each Trustee who is not an interested person of the Fund his or her pro rata share, as described below, of: (i) an annual retainer of $270,000; (ii) Ms. Baldwin, as the Chairperson of the Board, receives an additional annual retainer of $100,000; (iii) Mses. Chadwick and Pressler and Messrs. Boyer, Gavin, Obermeyer, and Sullivan, as the Chairpersons of Committees of the Board, each receives an additional annual retainer of $30,000, $65,000, $30,000, $30,000, $30,000 and $30,000, respectively; (iv) $10,000 per attendance at any of the regularly scheduled meetings (four (4) quarterly meetings, two (2) auxiliary meetings, and two (2) annual contract review meetings); and (v) out-of-pocket expenses. The Board at its discretion may from time to time designate other special meetings as subject to compensation in such amounts as the Board may reasonably determine on a case-by- case basis.

Prior to January 1, 2023, the Fund paid each Trustee who is not an interested person of the Fund his or her pro rata share, as described below, of: (i) an annual retainer of $250,000; (ii) Ms. Baldwin, as the Chairperson of the Board, received an additional annual retainer of $100,000; (iii) Mses. Chadwick and Pressler and Messrs. Boyer, Gavin, Obermeyer, and Sullivan, as the Chairpersons of Committees of the Board, each received an additional annual retainer of $30,000, $65,000, $30,000, $30,000, $30,000 and $30,000, respectively; (iv) $10,000 per attendance at any of the regularly scheduled meetings (four (4) quarterly meetings, two (2) auxiliary meetings, and two (2) annual contract review meetings); and (v) out-of-pocket expenses. The Board at its discretion may from time to time have designated other special meetings as subject to an attendance fee in the amount of $5,000 for in-person meetings and $2,500 for special telephonic meetings.

The pro rata share paid by the Fund is based on the Fund's average net assets as a percentage of the average net assets of all the funds managed by the Investment Adviser or its affiliate for which the Trustees serve in common as Trustees.

The Deferred Compensation Plan for Independent Trustees maintained by the Fund was terminated pursuant to the Plan of Liquidation, effective as of May 4, 2022.

Future Compensation Payment

Certain future payment arrangements apply to certain Trustees. More particularly, each non-interested Trustee who will have served as a non-interested Trustee for five or more years for one or more funds in the Voya family of funds is entitled to a future payment ("Future Payment"), if such Trustee: (i) retires in accordance with the Board's retirement policy; (ii) dies; or (iii) becomes disabled. The Future Payment shall be made promptly to, as applicable, the Trustee or the Trustee's estate, in an amount equal to two (2) times the annual compensation payable to such Trustee, as in effect at the time of his or her retirement, death or disability if the Trustee had served as Trustee for at least five years as of May 9, 2007, or in a lesser amount calculated based on the proportion of time served by such Trustee (as compared to five years) as of May 9, 2007. The annual compensation determination shall be based upon the annual Board membership retainer fee in effect at the time of that Trustee's retirement, death or disability (but not any separate annual retainer fees for chairpersons of committees and of the Board), provided that the annual compensation used for this purpose shall not exceed the annual retainer fees as of May 9, 2007. This amount shall be paid by the Voya fund or Voya funds on whose Board the Trustee was serving at the time of his or her retirement, death, or disability. Each applicable Trustee may elect to receive payment of his or her benefit in a lump sum or in three substantially equal payments.

Compensation Table

The following table sets forth information provided by the Fund's Investment Adviser regarding compensation of Trustees by the Fund and other funds managed by the Investment Adviser and its affiliates for the fiscal year ended October 31, 2022. Officers of the Trust and Trustees who are interested persons of the Trust do not receive any compensation from the Trust or any other funds managed by the Investment Adviser or its affiliates.

Name	Aggregate	Pension or	Estimated Annual	Total Compensation
	Compensation	Retirement Benefits	Benefits Upon	from the Fund and the
	from Fund	Accrued as Part of	Retirement(2)	Voya family of Funds
		Funds Expenses(1)		Paid to Trustees
Colleen D.	$177.92	N/A	N/A	$430,000.00
Baldwin
John V. Boyer	$150.20	0	$400,000.00	$360,000.00
Patricia W.	$150.20	0	$113,333.00	$360,000.00
Chadwick
Martin J. Gavin	$150.20	N/A	N/A	$360,000.00
Joseph E.	$150.20	N/A	N/A	$360,000.00(3)
Obermeyer
Sheryl K.	$164.06	0	$113,333.00	$395,000.00(3)
Pressler
Christopher P.	$150.20	N/A	N/A	$360,000.00
Sullivan

(1)Future Compensation Payment amounts are accrued pro rata to all Voya funds in the same year that the Trustee retires.

(2)This is not an annual benefit. Rather each applicable Trustee may elect to receive payment of his or her benefit in a lump sum or in three substantially equal payments. Future compensation payments included in this table represent the total payment allocated pro rata to all Voya funds.

(3)During the fiscal year ended October 31, 2022, Mr. Obermeyer and Ms. Pressler deferred $36,000.00 and $70,000.00, respectively, of their compensation from the Voya family of funds.

Code of Ethics

The Fund, the Investment Adviser and the Sub-Adviser have adopted a code of ethics ("Code of Ethics") pursuant to Rule 17j-1 under the 1940 Act governing personal trading activities of all Trustees, Officers of the Trust and persons who, in connection with their regular functions, play a role in the recommendation of or obtain information pertaining to any purchase or sale of a security by the Fund. The Code of Ethics is intended to prohibit fraud against a Fund that may arise from the personal trading of securities that may be purchased or held by that Fund or of the Fund's shares. The Code of Ethics prohibits short-term trading of a Fund's shares by persons subject to the Code of Ethics. Personal trading is permitted by such persons subject to certain restrictions; however, such persons are generally required to pre-clear all security transactions with the Fund's Investment Adviser or its affiliates and to report all transactions on a regular basis.

Proxy Voting Policies

The Board has adopted proxy voting procedures and guidelines to govern the voting of proxies relating to the Fund's portfolio securities. The proxy voting procedures and guidelines delegate to the Investment Adviser the authority to vote proxies relating to portfolio securities and provide a method for responding to potential conflicts of interest. In delegating voting authority to the Investment Adviser, the Board has also approved the Investment Adviser's proxy voting procedures, which require the Investment Adviser to vote proxies in accordance with the Fund's proxy voting procedures and guidelines. An independent proxy voting service has been retained to assist in the voting of Fund proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services. In addition, the Compliance Committee oversees the implementation of the Fund's proxy voting procedures and guidelines. A copy of the proxy voting procedures and guidelines of the Fund, including procedures of the Investment Adviser, is attached hereto as Appendix A.

No later than August 31st of each year, information regarding how the Fund voted proxies relating to portfolio securities for the most recent 12-month period ending June 30 is available online without charge by accessing the SEC's EDGAR database at www.sec.gov .

Item 18. Control Persons and Principal Holders of Securities

Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company. A control person may have a significant impact on matters submitted to a shareholder vote.

As of February 3, 2023, to the best knowledge of management, no person owned beneficially or of-record 5% or more of the outstanding shares of any class of the Fund or 5% or more of the outstanding shares of the Fund, except as set forth in the table below. The Trust has no knowledge as to whether all or any portion of shares owned of-record are also owned beneficially.

Class	Name and Address of Holder	Percentage of Class	Percentage of Fund
A	National Financial Services LLC	16.18%	16.06%
	For the Exclusive Benefit of our Customers
	499 Washington Blvd, Floor 5
	Jersey City, NJ 07310
A	TD Ameritrade	6.71%	6.51%
	PO Box 2226
	Omaha, NE 68103
A	Charles Schwab & Co. Inc.	13.83%	14.07%
	Reinvest Account
	Attn: Mutual Fund Department
	101 Montgomery Street
	San Francisco, CA 94104
I	National Financial Services LLC	8.44%	16.06%
	(FBO) Our Customers
	Mutual Funds Department 4th Floor
	499 Washington Blvd
	Jersey City, NJ 07310
I	Morgan Stanley	13.89%	5.30%
	For the Exclusive Benefit of Its Customers
	1 New York Plaza, Floor 12th
	New York, NY 10004
I	Lincoln Investment Planners LLC	19.60%	0.52%
	FBO Lincoln Customers
	601 Office Center Drive, Ste 300
	Fort Washington, PA 19034
I	Wells Fargo Clearing SVCS LLC	15.44%	2.17%
	2801 Market Street
	St. Louis, MO 63103
I	Raymond James	16.49%	0.74%
	Omnibus for Mutual Funds
	House Account Firm Attn: Courtney Waller
	880 Carillion Pkway
	St. Petersburg, FL 33716
I	Charles Schwab & Co. Inc.	5.16%	14.07%
	Reinvest Account
	Attn: Mutual Fund Department
	101 Montgomery Street
	San Francisco, CA 94104
W	National Financial Services LLC	38.49%	16.06%
	(FBO) Our Customers
	Mutual Funds Department 4th Floor
	499 Washington Blvd
	Jersey City, NJ 07310
W	Pershing LLC	34.23%	3.21%
	1 Pershing Plaza
	Jersey City, NJ 07399
W	Wells Fargo Clearing SVCS LLC	10.62%	2.17%
	2801 Market Street
	St. Louis, MO 63103

Class	Name and Address of Holder	Percentage of Class	Percentage of Fund
W	American Enterprise SVC	10.83%	0.54%
	707 2nd Avenue South
	Minneapolis, MN 55402
W	LPL Financial	5.83%	0.95%
	Omnibus Customer Account
	Attn: Lindsay O'Toole
	4707 Executive Drive
	San Diego, CA 92121

As of February 3, 2023, the Trustees and officers of the Trust as a group owned less than 1% of the Fund's outstanding shares.

Item 19. Investment Advisory and Other Services

Investment Adviser

The investment adviser for the Fund is Voya Investments, LLC. The Investment Adviser, subject to the authority of the Board, has the overall responsibility for the management of the Fund's portfolio.

The Investment Adviser is registered with the SEC as an investment adviser and serves as an investment adviser to registered investment companies (or series thereof). The Investment Adviser is an indirect subsidiary of Voya Financial, Inc. Voya Financial, Inc. is a U.S.-based financial institution with subsidiaries operating in the retirement, investment, and insurance industries.

Investment Management Agreement

The Investment Adviser serves pursuant to an Investment Management Agreement between the Investment Adviser and the Trust on behalf of the Fund. Under the Investment Management Agreement, the Investment Adviser oversees, subject to the authority of the Board, the provision of all investment advisory and portfolio management services for the Fund. In addition, the Investment Adviser provides administrative services reasonably necessary for the ordinary operation of the Fund. The Investment Adviser has delegated certain management responsibilities to the Sub-Adviser.

Investment Management Services

Among other things, the Investment Adviser: (i) provides general investment advice and guidance with respect to the Fund and provides advice and guidance to the Fund's Board; (ii) provides the Board with any periodic or special reviews or reporting it requests, including any reports regarding a Sub-Adviser and its investment performance; (iii) oversees management of the Fund's investments and portfolio composition including supervising any Sub-Adviser with respect to the services that such Sub-Adviser provides; (iv) makes available its officers and employees to the Board and officers of the Trust; (v) designates and compensates from its own resources such personnel as the Investment Adviser may consider necessary or appropriate to the performance of its services hereunder; (vi) periodically monitors and evaluates the performance of any Sub-Adviser with respect to the investment objectives and policies of the Fund and performs periodic detailed analysis and review of the Sub-Adviser's investment performance;

(vii)reviews, considers and reports on any changes in the personnel of the Sub-Adviser responsible for performing the Sub-Adviser's obligations or any changes in the ownership or senior management of the Sub-Adviser; (viii) performs periodic in-person or telephonic diligence meetings with the Sub-Adviser; (ix) assists the Board and management of the Fund in developing and reviewing information with respect to the initial and subsequent annual approval of the Sub-Advisory Agreement; (x) monitors the Sub-Adviser for compliance with the investment objective or objectives, policies and restrictions of the Fund, the 1940 Act, Subchapter M of the Code, and, if applicable, regulations under these provisions, and other applicable law; (xi) if appropriate, analyzes and recommends for consideration by the Board termination of a contract with a Sub-Adviser; (xii) identifies potential successors to or replacements of a Sub-Adviser or potential additional Sub-Adviser, performs appropriate due diligence, and develops and presents recommendations to the Board; and (xiii) is authorized to exercise full investment discretion and make all determinations with respect to the day-to-day investment of the Fund's assets and the purchase and sale of portfolio securities for the Fund in the event that at any time no sub-adviser is engaged to manage the assets of the Fund.

In addition, the Investment Adviser assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Fund, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance, and related services. The Investment Adviser also reviews the Fund for compliance with applicable legal requirements and monitors the Sub-Adviser for compliance with requirements under applicable law and with the investment policies and restrictions of the Fund.

Limitation of Liability

The Investment Adviser is not subject to liability to the Fund for any act or omission in the course of, or in connection with, rendering services under the Investment Management Agreement, except by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under the Investment Management Agreement.

Continuation and Termination of the Investment Management Agreement

After an initial term of two years, the Investment Management Agreement continues in effect from year to year with respect to the Fund so long as such continuance is specifically approved at least annually by: (i) the Board of Trustees; or (ii) the vote of a "majority" of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act); and provided that such continuance is also approved by a vote of at least a majority of the Independent Trustees who are not parties to the agreement by a vote cast either in person at a meeting called for the purpose of voting on such approval, or in reliance on exemptive relief from the SEC that has permitted such approval at virtual meetings held by video or telephone conference since the commencement of the COVID-19 pandemic.

The Investment Management Agreement may be terminated at any time without penalty by: (i) the vote of the Board;

(ii)the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act); or (iii) the Investment Adviser, on sixty (60) days' prior written notice to the other party. The notice provided for herein may be waived by either party, as a single class, or upon notice given by the Investment Adviser. The

Investment Management Agreement will terminate automatically in the event of its "assignment" (as defined in

Section 2(a)(4) of the 1940 Act).

Management Fees

The Investment Adviser pays all of its expenses arising from the performance of its obligations under the Investment Management Agreement, including executive salaries and expenses of the Trustees and officers of the Trust who are employees of the Investment Adviser or its affiliates, except the Chief Compliance Officer. The Investment Adviser pays any fees of the Sub-Adviser.

As compensation for its services, the Fund paid the Investment Adviser prior to the liquidation of the Fund, a fee at an annual rate of 1.35% of the Fund's average daily net assets. The fee was accrued daily and paid monthly. The Fund paid $376,918, $1,073,688 and $1,021,467 in investment management fees to the Investment Adviser or its affiliates for the fiscal years ended October 31, 2022, 2021, and 2020 respectively.

During the period of liquidation, the Investment Adviser will receive no management fee from the Fund.

Expenses

The Fund's assets may decrease or increase during its fiscal year and the Fund's operating expense ratios may correspondingly increase or decrease.

In addition to the management fee and other fees described previously, the Fund pays other expenses, such as legal, audit, transfer agency and custodian out-of-pocket fees, proxy solicitation costs, and the compensation of Trustees who are not affiliated with the Investment Adviser.

Certain expenses of the Fund are generally allocated to the Fund, and each class of the Fund, in proportion to its pro rata average net assets, provided that expenses that are specific to a class of the Fund may be charged directly to that class in accordance with the Trust's Multiple Class Plan(s) pursuant to Rule 18f-3. However, any Rule 12b-1 Plan fees for each class of shares are charged proportionately only to the outstanding shares of that class.

Certain operating expenses shared by several funds are generally allocated amongst those funds based on average net assets.

In addition to payments made to the Investment Adviser, distributor, and other service providers (including the custodian, independent registered public accounting firm, legal counsel, and transfer agent and dividend paying agent), the Fund may pay service fees to intermediaries such as brokers, financial planners or advisers, banks, and insurance companies, including affiliates of the Investment Adviser, for administration, recordkeeping, and other shareholder services associated with investors whose shares are held of record in omnibus accounts. These financial intermediaries may (though they will not necessarily) provide services including, among other things: processing and mailing trade confirmations; capturing and processing tax data; issuing and mailing dividend checks to shareholders who have selected cash distributions; preparing record date shareholder lists for proxy solicitations; collecting and posting distributions to shareholder accounts; and establishing and maintaining systematic withdrawals and automated investment plans and shareholder account registrations. These additional fees paid by the Fund to intermediaries may take two forms: (i) basis point payments on net assets; and/or (ii) fixed dollar amount payments per shareholder account. These may include payments for 401(K) sub-accounting services, networking fees, and omnibus account servicing fees.

Expense Limitations

No expense limitations are currently in effect.

If an expense limitation in effect previously was subject to recoupment, the Investment Adviser, distributor, or Sub- Adviser, as applicable, may recoup any expenses reimbursed within 36 months of the waiver or reimbursement and the amount of the recoupment is limited to the lesser of the amounts that would be recoupable under: (i) the expense limitation in effect at the time of the waiver or reimbursement; or (ii) the expense limitation in effect at the time of recoupment. Reimbursement for fees waived or expenses assumed will only apply to amounts waived or expenses assumed after the effective date of the expense limitation.

Net Fund Fees Waived, Reimbursed, or Recouped

No net fund expenses were reimbursed, waived or recouped by the Investment Adviser, Sub-Adviser and distributor for the fiscal years ended October 31, 2020 and October 31, 2021. Net fees waived and reimbursed for the fiscal year ended October 31, 2022 were $39,240.

Sub-Adviser

The Investment Adviser has engaged the services of the Sub-Adviser to provide sub-advisory services to the Fund and, pursuant to the Sub-Advisory Agreement, has delegated certain management responsibilities to the Sub-Adviser. The Investment Adviser monitors and evaluates the performance of the Sub-Adviser.

Voya IM, a Delaware limited liability company, was founded in 1972 and is registered with the SEC as an investment adviser. Voya IM is an indirect subsidiary of Voya Financial, Inc. and is an affiliate of the Investment Adviser. Voya IM has acted as an investment adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972. Voya IM is an indirect subsidiary of Voya Financial, Inc. and is an affiliate of the Investment Adviser. Voya IM's principal office is located at 230 Park Avenue, New York, New York 10169. As of December 31, 2022, Voya IM managed approximately $321 billion in assets.

Prior to September 13, 2022, NNIP Advisors B.V. was the sub-adviser to the Fund. NNIP Advisors B.V. is a Netherlands corporation organized in 1896 and became an investment advisory company in 1991. NNIP Advisors B.V. is an indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc. NNIP Advisors B.V. is located at Schenkkade 65, 2595 AS, The Hague, The Netherlands.

Effective October 1, 2013, Voya IM was appointed as Sub-Adviser to the Fund.

Limitation of Liability

The Sub-Adviser is not subject to liability to the Fund for any act or omission in the course of, or in connection with, rendering services under the Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under the Sub-Advisory Agreement.

Continuation and Termination of the Sub-Advisory Agreement

After an initial term of two years, the Sub-Advisory Agreement continues in effect from year-to-year so long as such continuance is specifically approved at least annually by: (i) the Board; or (ii) the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act); provided, that the continuance is also approved by a majority of the Independent Trustees who are not parties to the agreement by a vote cast in person at a meeting called for the purpose of voting on such approval.

The Sub-Advisory Agreement may be terminated as to the Fund without penalty upon sixty (60) days' written notice by: (i) the Board; (ii) the majority vote of the outstanding voting securities of the Fund; (iii) the Adviser; or (iv) the Sub-Adviser upon 60-90 days' written notice, depending on the terms of the Sub-Advisory Agreement. The Sub- Advisory Agreement terminates automatically in the event of its assignment or in the event of the termination of the Investment Management Agreement.

Sub-Advisory Fees

The Sub-Adviser receives compensation from the Investment Adviser at an annual rate of 0.60% of the Fund's average daily net assets. The fee is accrued daily and paid monthly. The Sub-Adviser pays all of its expenses arising from the performance of its obligations under the Sub-Advisory Agreement. During the period of liquidation, Voya IM will receive no sub-advisory fees with respect to the Fund.

The Investment Adviser paid $166,829.39 in sub-advisory fees to NNIP Advisors B.V. for the period ended September 13, 2022. The Investment Adviser paid $477,194.43 and $453,985.84 in sub-advisory fees to NNIP Advisors B.V. for the fiscal years ended October 31, 2021 and 2020 respectively.

Principal Underwriter

The Fund does not currently offer its shares for purchase and therefore is not subject to a distribution agreement. The Fund previously had a distribution agreement (the "Distribution Agreement") that was terminated on May 4, 2022 in connection with the Fund's liquidation.

Pursuant to the Distribution Agreement, Voya Investments Distributor, LLC (the "Distributor"), an indirect subsidiary of Voya Financial, Inc., served as principal underwriter and distributor for the Fund. The Distributor's principal offices are located at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258-2034. As principal underwriter, the Distributor agreed to use its best efforts to distribute the shares of the Fund, although it was not obligated to sell any particular amount of shares.

The Distributor was responsible for all of its expenses in providing services pursuant to the Distribution Agreement, including the costs of printing and distributing prospectuses and SAIs for prospective shareholders and such other sales literature, reports, forms, advertising, and any other marketing efforts by the Distributor in connection with the distribution or sale of the shares. The Distributor did not receive compensation for providing services under the Distribution Agreement, but may have been compensated or reimbursed for all or a portion of such expenses to the extent permitted under a Rule 12b-1 Plan.

The Distribution Agreement continued from year to year if approved annually by the Trustees or by a vote of a majority of the outstanding voting securities of each Fund and by a vote of a majority of the Trustees who are not "interested persons" of the Distributor, or the Trust or parties to the Distribution Agreement, appearing in person at a meeting called for the purpose of approving such Agreement.

The Distribution Agreement terminated automatically upon assignment, was terminable at any time on sixty (60) days' written notice by the Trustees or the Distributor or by vote of a majority of the outstanding voting securities of the Fund without the payment of any penalty.

Commissions and Compensation Received by the Principal Underwriter

The following table shows all commissions and other compensation received by the principal underwriter, who is an affiliated person of the Fund or an affiliated person of that affiliated person, directly or indirectly, from the Fund during the period ended May 4, 2022.

Name of Principal	Net Underwriting	Compensation on	Brokerage	Other
Underwriter	Discounts and	Redemptions and	Commissions	Compensation
	Commissions	Repurchases
Voya Investments	$183.32	None	$11,878	None
Distributor, LLC

The Fund does not currently offer its shares for purchase and does not pay financial intermediaries for the sale of the Fund's shares.

Rule 12b-1 Plans

The Fund does not currently offer its shares for purchase and therefore is not subject to distribution and service plan. The Fund previously had a Distribution and Service Plan (the "Rule 12b-1 Plan") that was terminated on May 4, 2022 in connection with the Fund's liquidation.

Under the Rule 12b-1 Plan, the distributor was entitled to a payment each month in connection with the offering, sale, and shareholder servicing of shares as a percentage of the average daily net assets attributable to each class of shares. Under the Rule 12b-1 Plan, Class A shares of the Fund paid a 0.25% combined Distribution and Shareholder Service Fee. Other share classes do not pay distribution or shareholder service fees.

Total Distribution Expenses

The following table sets forth the total distribution expenses incurred by the distributor for the costs of promotion and distribution with respect to each class of shares for the Fund for the period ended May 4, 2022.

Class	Advertising	Printing	Salaries	&	Broker	Miscellaneous	Total
			Commissions		Servicing
A	$103.43	$1,965.18	$42,181.65		$49,326.62	$13,924.53	$107,501.41
I	$205.53	$3,905.06	$23,494.33		$6,041.29	$3,731.86	$37,378.07
W	$2.04	$38.67	$896.39		$151.76	$179.29	$1,268.15

Total Distribution and Shareholder Services Fees Paid:

The total Distribution and Shareholder Services fees paid by the Fund to the distributor under the 12b-1 Plan for the last two fiscal years ended October 31, 2021 and 2020 were $192,721.00 and $181,982.00, respectively. The total Distribution and Shareholder Services fees paid by the Fund to the distributor under the 12b-1 Plan for the period ended May 4, 2022 was $66,150.00.

Other Service Providers

Custodian

The Fund's custodian (the "Custodian") is The Bank of New York Mellon. The Custodian is located at 240 Greenwich Street, New York, NY 10286.

The Custodian's responsibilities include safekeeping and controlling the Fund's cash and securities, handling the receipt and delivery of securities, and collecting interest and dividends on the Fund's investments. The Custodian does not participate in determining the investment policies of the Fund, in deciding which securities are purchased or sold by the Fund or in the declaration of dividends and distributions.

For portfolio securities that are purchased and held outside the United States, the Custodian has entered into sub- custodian arrangements with certain foreign banks and clearing agencies which are designed to comply with Rule 17f- 5 under the 1940 Act.

Independent Registered Public Accounting Firm

Ernst & Young LLP serves as an independent registered public accounting firm for the Fund. Ernst & Young LLP provides audit services and tax return preparation services. Ernst & Young LLP is located at 200 Clarendon Street, Boston, Massachusetts 02116.

Legal Counsel

Legal matters for the Trust are passed upon by Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600.

Transfer Agent and Dividend Paying Agent

BNY Mellon Investment Servicing (U.S.) Inc. ("Transfer Agent") serves as the transfer agent and dividend-paying agent for the Fund. Its principal office is located at 301 Bellevue Parkway, Wilmington, DE 19809. As transfer agent and dividend-paying agent, BNY Mellon Investment Servicing (U.S.) Inc. is responsible for maintaining account records, detailing the ownership of Fund shares and for crediting income, capital gains and other changes in share ownership to shareholder accounts.

Securities Lending Arrangements

The Bank of New York Mellon served as the securities lending agent prior to the liquidation of the Fund. The services provided by The Bank of New York Mellon, as the securities lending agent, for the most recent fiscal year (prior to the liquidation of the Fund) primarily included the following:

(1)selecting borrowers from an approved list of borrowers and executing a securities lending agreement as agent on behalf of a Fund with each such borrower;

(2)negotiating the terms of securities loans, including the amount of fees;

(3)directing the delivery of loaned securities;

(4)monitoring the daily value of the loaned securities and directing the payment of additional collateral or the return of excess collateral, as necessary;

(5)investing cash collateral received in connection with any loaned securities in accordance with specific guidelines and instructions provided by the Investment Adviser;

(6)monitoring distributions on loaned securities (for example, interest and dividend activity);

(7)in the event of default by a borrower with respect to any securities loan, using the collateral or the proceeds of the liquidation of collateral to purchase replacement securities of the same issue, type, class and series as that of the loaned securities; and

(8)terminating securities loans and arranging for the return of loaned securities to a Fund at loan termination.

The following table provides the dollar amounts of income and fees/compensation related to the securities lending activities of the Fund for its most recent fiscal year. There are no fees paid to the securities lending agent for cash collateral management services, administrative fees, indemnification fees, or other fees.

Gross	Fees paid to	Positive	Negative	Net	Securities	Total Aggregate	Net
securities	securities	Rebate	Rebate	Rebate	Lending	fees/compensation	Securities
lending	lending				losses/gains	paid to securities	Income
income	agent from					lending agent or
	revenue split					broker
$1.36	$8.72	$0.00	$(95.53)	$(95.53)	None	$8.72	$88.17

Item 20. Portfolio Managers

As the Fund is in liquidation and therefore not currently pursuing its investment objective or an active investment program, no persons are primarily responsible for the day-to-day management of the Fund's portfolio.

Item 21. Brokerage Allocation and Other Practices

The Fund is not currently pursuing its investment objective or an active investment program. The Fund is in liquidation and will not engage in any business or investment activities except for the purposes of winding up its affairs. Any brokerage expenses to be incurred by the Fund in the future would be incurred in connection with any sale of securities currently held by it in liquidation, should that become possible in the future.

The Fund paid $11,877.79, $44,854.61 and $52,368.44 in brokerage commissions for the fiscal years ended October 31, 2022, 2021 and 2020 respectively. An increase or decrease in commissions is due to a corresponding increase or decrease in the Fund's trading activity. For the last three fiscal years, the Fund did not use affiliated brokers to execute portfolio transactions.

Item 22. Capital Stock and Other Securities

The Fund has three classes of shares: Class A, Class I, and Class W.

The Trust may issue unlimited shares of beneficial interest in the Trust without par value. The shares may be issued in one or more series and each series may consist of one or more classes. The Trust has eleven series, which are authorized to issue multiple classes of shares. Such classes are designated Class A, Class C, Class I, Class P, Class P3, Class R, Class R6, and Class W. All series and/or classes of the Trust may not be discussed herein.

All shares of each series represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities belonging to the series or a class). Each series may have different assets and liabilities from any other series of the Trust. Furthermore, different share classes of a series may have different liabilities from other classes of that same series. The assets belonging to a series shall be charged with the liabilities of that series and all expenses, costs, charges and reserves attributable to that series, except that liabilities, expenses, costs, charges and reserves allocated solely to a particular class, if any, shall be borne by that class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series or class, shall be allocated and charged by the Trustees to and among any one or more of the series or classes, in such manner as the Trustees in their sole discretion deem fair and equitable.

Under the Declaration of Trust, the Trustees have the power and authority to reclassify, reorganize, recapitalize or convert any issued shares or any series or classes thereof into one or more series or classes of shares without obtaining the prior authorization, or vote, of shareholders.

Redemption and Transfer of Shares

The Fund does not currently offer its shares for purchase and suspended redemptions pursuant to an order of the SEC effective May 4, 2022. Pursuant to the Declaration of Trust, the Trustees have the right to redeem shares of shareholders: (i) who do not satisfy minimum investment thresholds set forth in the prospectus from time to time; or

(ii)if the Trustees determine that failure to redeem may have materially adverse consequences to the Trust, any series or to the shareholders of the Trust or any series thereof. There are no restrictions on the transfer of shares in the Declaration of Trust.

Material Obligations and Liabilities of Owning Shares

The Trust is organized as a statutory trust under the Delaware Statutory Trust Act. Under the Delaware Statutory Trust Act, shareholders have the same limitation on personal liability extended to shareholders of private corporations under Delaware law. All shares issued by the Trust are fully paid and nonassessable.

Dividend Rights

The shareholders of a series are entitled to receive dividends or other distributions declared for the series. Distributions will be paid pro rata to all shareholders of a series or class according to the number of shares held by shareholders on the record date.

Voting Rights and Shareholder Meetings

Pursuant to the Declaration of Trust, shareholders have the power to vote, under certain circumstances, on: (1) the election or removal of trustees; (2) the approval of certain advisory contracts; (3) the termination and incorporation of the Trust; (4) any merger, consolidation or sale of all, or substantially all, of the Trust's assets; and (5) such additional matters as may be required by the 1940 Act or other applicable law, the Declaration of Trust or by-laws, or any registration of the Trust with the SEC or any state, or as and when the Trustees may consider necessary or desirable. For example, under the 1940 Act, shareholders have the right to vote on any change in a fundamental investment policy, to approve a change in subclassification of a fund, to approve the distribution plan under Rule 12b-1, and to terminate the independent public accountant.

The Trust is not required to hold shareholder meetings annually, but a meeting of shareholders may be called by the Board, at the request in writing of the holders of not less than 10% of the outstanding voting shares of the Trust, or as required by the 1940 Act.

On matters submitted to a vote, each holder of a share is entitled to one vote for each full share, and a fractional vote for each fractional share outstanding on the books of the Trust. All shares of classes and series vote together as one class, except with respect to any matter that affects only the interests of a particular series or class, or as required by Delaware law or the 1940 Act.

Liquidation Rights

In the event of liquidation, the shareholders of a series or class are entitled to receive, as a liquidating distribution, the excess of the assets belonging to the liquidating series or class over the liabilities belonging to such series or class of shares.

Inspection of Records

The records of the Trust shall be open to inspection by shareholders during normal business hours and for any purpose not harmful to the Trust.

Preemptive Rights

There are no preemptive rights associated with the series' shares.

Conversion Rights

See Item 23.

Sinking Fund Provisions

The Trust has no sinking fund provision.

Item 23. Purchase, Redemption and Pricing of Shares

The Fund does not currently offer its shares to the public. Effective as of May 4, 2022, the Fund has suspended the right of redemption and postponed the date of payment or satisfaction upon redemption for more than seven days pursuant to an order of the SEC. Shareholders may not exercise any exchange privileges with respect to shares of the Fund. See Item 11 for the procedures that the Fund uses in determining the net asset value of its shares.

Item 24. Taxation of the Fund

See Items 7 and 11.

Item 25. Underwriters

See "Principal Underwriter" under Item 19.

Item 26. Calculation of Performance Data

Not Applicable.

Item 27. Financial Statements

The audited financial statements, and the independent registered accounting firm's report thereon, are included in the Fund's annual report to shareholders for the fiscal year ended October 31, 2022 and are incorporated herein by reference.

Paper copies of the Fund's annual and semi-annual shareholder reports are not sent by mail, unless shareholders specifically request paper copies of the reports. Instead, the reports are available on the Voya funds' website  ( https://individuals.voya.com/literature), and shareholders will be notified by mail each time a report is posted and provided with a website link to access the report. Shareholders may elect to receive shareholder reports and other communications from a fund electronically anytime by contacting their financial intermediary (such as a broker-dealer or bank) or, if the shareholder is a direct investor, by calling 1-800-992-0180 or by sending an e-mail request to Voyaim_literature@voya.com.

APPENDIX A

STATEMENT OF PROXY VOTING POLICY AND PROCEDURES

PROXY VOTING PROCEDURES AND GUIDELINES

VOYA FUNDS

VOYA INVESTMENTS, LLC

Date Last Revised: May 25, 2022

Introduction

These Proxy Voting Procedures and Guidelines (the "Procedures", the "Guidelines") set forth the procedures and guidelines to be followed by Voya Investments, LLC (referred to as the "Advisor") for the voting of proxies of the Voya funds for which the Advisor serves as the investment manager (the "Funds"). These Procedures and Guidelines have been approved by the Boards of Directors/Trustees of the Funds (the "Board").

The Board may determine to delegate proxy voting to a sub-advisor of one or more Funds (rather than to the Advisor), in which case, the sub-advisor's proxy policies and procedures for implementation on behalf of such Voya fund (a "Sub- Advisor-Voted Fund") shall be subject to approval by the Board. A Sub-Advisor-Voted Fund is not covered under these Procedures and Guidelines, except as described in the Reporting and Record Retention section below with respect to vote reporting requirements. However, Sub-Advisor-Voted Funds are covered by those sub-advisor's proxy policies, provided that the Board has approved them.

These Procedures and Guidelines incorporate principles and guidance set forth in relevant pronouncements of the Securities and Exchange Commission ("SEC") and its staff on the Advisor's fiduciary duty to ensure that proxies are voted in a timely manner and that voting decisions are in the Funds' best interest.

Pursuant to these Procedures and Guidelines, the Advisor's Active Ownership team (the "AO Team") is hereby delegated the responsibility to vote the Funds' proxies in accordance with these Procedures and Guidelines on behalf of the Funds.

The engagement of a Proxy Advisory Firm (as defined in the Proxy Advisory Firm section below) shall be subject to the initial approval, and to the annual review and approval, of the Board. The AO Team is responsible for overseeing the Proxy Advisory Firm and shall direct the Proxy Advisory Firm to vote proxies in accordance with the Guidelines.

These Procedures and Guidelines will be reviewed by the Board's Compliance Committee at least annually and will be updated when appropriate. No change to these Procedures and Guidelines will be made except pursuant to Board approval. Non-material amendments, however, may be approved for immediate implementation by the Board's Compliance Committee, subject to ratification by the full Board at its next regularly scheduled meeting.

Advisor's Roles and Responsibilities

AO Team

The AO Team shall direct the Proxy Advisory Firm to vote proxies on behalf of the Funds and the Advisor in connection with annual and special meetings of shareholders (except those regarding bankruptcy matters and/or related plans of reorganization).

The AO Team is responsible for overseeing the Proxy Advisory Firm and voting the Funds' proxies in accordance with the Procedures and Guidelines on behalf of the Funds and the Advisor.

The AO Team is authorized to direct the Proxy Advisory Firm to vote a Fund's proxy in accordance with the Procedures and Guidelines. Responsibilities assigned to the AO Team, or activities that support it, may be performed by such members of the Proxy Committee (as defined in the Proxy Committee section below) or employees of the Advisor's affiliates as the Proxy Committee deems appropriate.

The AO Team is also responsible for identifying potential conflicts between the proxy issuer and the Proxy Advisory Firm, the Advisor, the Funds' principal underwriters, or an affiliated person of the Funds. The AO Team will identify such potential conflicts of interest based on information the Proxy Advisory Firm periodically provides; analyses of Voya's clients, distributors, broker-dealers, and vendors; as well as information derived from other sources, including public filings.

Proxy Advisory Firm

The Proxy Advisory Firm is responsible for coordinating with the Funds' custodians to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely manner. To the extent applicable, the Proxy Advisory Firm is required to provide research, analysis, and vote recommendations under its Proxy Voting guidelines. Additionally, the Proxy Advisory Firm is required to produce custom vote recommendations in accordance with the Guidelines and their vote recommendations.

Proxy Committee

The Proxy Committee is responsible for ensuring proxies are voted consistent with the Procedures and Guidelines. Accordingly, the Proxy Committee reviews and evaluates the Guidelines, oversees the development and implementation of the Guidelines, and resolves ad hoc issues that may arise. The Proxy Committee is comprised of members of the Advisor and the investment, ESG research and AO teams. The Proxy Committee may include employees of the Advisor's affiliates and may be amended from time to time at the Advisor's discretion.

Investment Professionals

The Funds' sub-advisors and/or portfolio managers are each referred to herein as an "Investment Professional" and collectively, "Investment Professionals". Investment Professionals are encouraged to submit a recommendation to the AO Team regarding any proxy-voting-related proposal pertaining to the portfolio securities over which they have day- to-day portfolio management responsibility, including proxy contests, proposals related to companies with dual class shares with superior voting rights, or mergers and acquisitions involving the portfolio securities over which they have day-to-day portfolio management responsibility.

Proxy Voting Procedures

Voya Classification

These Procedures and Guidelines specify how the Funds generally will vote with respect to the proposals indicated.

Within-Guidelines Votes: Votes in Accordance with the Guidelines

A vote is considered Within-Guidelines if it is cast in accordance with the Guidelines.

Out-of-Guidelines Votes: Votes Contrary to the Guidelines

Avote would be considered Out-of-Guidelines if the:

•A vote is contrary to the Guidelines based on the AO Team or Proxy Committee's determination that the application of the Guidelines is inappropriate under the circumstances; such votes include but are not limited to votes cast based on the recommendation of an Investment Professional.

•A vote is contrary to the Guidelines unless the Guidelines stipulate Case-by-Case consideration or that primary consideration will be given to input from an Investment Professional, notwithstanding that the vote appears contrary to these Procedures and Guidelines and/or the Proxy Advisory Firm's recommendation.

Matters Requiring Case-by-Case Consideration

The Proxy Advisory Firm will refer proxy proposals to the AO Team when these Procedures and Guidelines indicate "Case-by-Case." Additionally, the Proxy Advisory Firm will refer any proxy proposal under circumstances where the application of these Procedures and Guidelines is unclear, appears to involve unusual or controversial issues, or is silent regarding the proposal.

Upon receipt of a referral from the Proxy Advisory Firm, the AO Team may solicit additional research or clarification from the Proxy Advisory Firm, Investment Professional(s), or other sources.

The AO Team will review matters requiring Case-by-Case consideration to determine if a proposal requires input and a vote determination from the Proxy Committee and/or an Investment Professional.

Non-Votes: Votes in which No Action is Taken

The AO Team will make reasonable efforts to secure and vote all proxies for the Funds. Nevertheless, the Fund may refrain from voting under certain circumstances, including, but not limited to:

•The economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with fractional shares, securities no longer held in the portfolio of a Voya fund or proxies being considered on behalf of a Fund that is no longer in existence.

•The cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases when share blocking practices may impose trading restrictions on the relevant portfolio security.

Conflicts of Interest

The Advisor shall act in the Funds' best interests and strive to avoid conflicts of interest.

Conflicts of interest can arise, for example, in situations where:

•The issuer is a vendor whose products or services are material to the Voya Funds, the Advisor or their affiliates; •The issuer is an entity participating to a material extent in the distribution of the Voya Funds;

•The issuer is a significant executing broker- dealer for the Funds and/or the Advisor;

•Any individual that participates in the voting process for the Funds, including an Investment Professional, a member of the Proxy Committee, an employee of the Advisor, or Director/Trustee of the Board, serves as a director or officer of the issuer; or

•The issuer is Voya Financial.

Investment Professionals, the Proxy Advisory Firm, the Proxy Committee, and the AO Team are required to disclose any potential conflicts of interest and/or confirm they do not have a conflict of interest in connection with their participation in the voting process for portfolio securities.

Potential Conflicts with a Proxy Issuer

The AO Team is responsible for identifying potential conflicts with the proxy issuer. In addition to obtaining potential conflict of interest information described in the Roles and Responsibilities section above, members of the Proxy Committee are required to disclose to the AO Team any potential conflicts of interests prior to discussing the Proxy Advisory Firms' recommendation.

A Proxy Committee member will advise the AO Team in the event he/she believes that a potential or perceived conflict of interest exists that may preclude him/her from making a vote determination in the best interests of the Funds. The Proxy Committee member may elect to recuse himself/herself from consideration of the relevant proxy. Should members of the Proxy Committee verbally disclose a potential conflict of interest, they are required to complete a Conflict of Interest Report.

Investment Professionals are also required to confirm that they do not have any potential conflicts of interests when submitting a vote recommendation to the AO Team.

The AO Team gathers and analyzes the information provided by the Proxy Advisory Firm, the Advisor, the Funds' principal underwriters, affiliates of the Funds, Proxy Committee members, Investment Professionals, and the Directors and Officers of the Funds.

Assessment of the Proxy Advisory Firm

The AO Team, on behalf of the Board and the Advisor, will assess if the Proxy Advisory Firm: •Is independent from the Advisor

•Has resources that indicate it can competently provide analysis of proxy issues

•Can make recommendations in an impartial manner and in the best interests of the Funds and their beneficial owners

•Has adequate compliance policies and procedures to:

°Ensure that its proxy voting recommendations are based on current and accurate information °Identify and address conflicts of interest.

The AO Team will utilize, and the Proxy Advisory Firm will comply with, such methods for completing the assessment as the AO Team may deem reasonably appropriate. The Proxy Advisory Firm will also promptly notify the AO Team in writing of any material change to information previously provided to the AO Team in connection with establishing the Proxy Advisory Firm's independence, competence, or impartiality.

Voting Funds of Funds, Investing Funds and Feeder Funds

Funds that are "Funds-of-Funds" will "echo" vote their interests in underlying mutual funds, which may include mutual funds other than the Voya funds indicated on Voya's website (www.voyainvestments.com) . Meaning that, if the Fund- of-Funds must vote on a proposal with respect to an underlying investment company, the Fund-of- Funds will vote its interest in that underlying fund in the same proportion as all other shareholders in the underlying investment company voted their interests.

However, if the underlying fund has no other shareholders, the Fund-of-Funds will vote as follows:

•If the Fund-of-Funds and the underlying fund are being solicited to vote on the same proposal (e.g., the election of fund directors/trustees), the Fund-of-Funds will vote the shares it holds in the underlying fund in the same proportion as all votes received from the holders of the Fund-of-Funds' shares with respect to that proposal.

•If the Fund-of-Funds is being solicited to vote on a proposal for an underlying fund (e.g., a new Sub- Advisor to the underlying fund), and there is no corresponding proposal at the Fund-of-Funds level, the Board will determine the most appropriate method of voting with respect to the underlying fund proposal.

An Investing Fund (e.g., any Voya fund), while not a Fund-of-Funds will have the foregoing Fund-of-Funds procedure applied to any Investing Fund that invests in one or more underlying funds. Accordingly:

•Each Investing Fund will "echo" vote its interests in an underlying fund, if the underlying fund has shareholders other than the Investing Fund.

•In the event an underlying fund has no other shareholders, and the Investing Fund and the underlying fund are being solicited to vote on the same proposal, the Investing Fund will vote its interests in the underlying fund in the same proportion as all votes received from the holders of its own shares on that proposal.

•In the event an underlying fund has no other shareholders, and there is no corresponding proposal at the Investing Fund level, the Board will determine the most appropriate method of voting with respect to the underlying fund proposal.

A fund that is a "Feeder Fund" in a master-feeder structure passes votes requested by the underlying master fund to its shareholders. Meaning that, if the master fund solicits the Feeder Fund, the Feeder Fund will request instructions from its own shareholders, either directly or, in the case of an insurance-dedicated Fund, through an insurance product or retirement plan, as to how it should vote its interest in an underlying master fund.

When a Voya fund is a feeder in a master-feeder structure, proxies for the portfolio securities owned by the master fund will be voted pursuant to the master fund's proxy voting policies and procedures. As such, except as described in the Reporting and Record Retention section below, Feeder Funds will not be subject to these Procedures and Guidelines.

Securities Lending

Many of the Funds participate in securities lending arrangements to generate additional revenue for the Fund. Accordingly, the Fund will not be able to vote securities that are on loan under these arrangements. However, under certain circumstances, for voting issues that may have a significant impact on the investment, the Proxy Committee or AO Team may request to recall securities that are on loan if they determine that the benefit of voting outweighs the costs and lost revenue to the Fund and the administrative burden of retrieving the securities.

Investment Professionals may also deem a vote to be "material" in the context of the portfolio(s) they manage. Therefore, they may request that lending activity on behalf of their portfolio(s) with respect to the relevant security be reviewed by the Proxy Committee and considered for recall and/or restriction. The Proxy Committee will give primary consideration to relevant Investment Professional input in its determination of whether a given proxy vote is material and the associated security accordingly restricted from lending. The determination that a vote is material in the context of a Fund's portfolio will not mean that such vote is considered material across all Funds voting at that meeting. In order to recall or restrict shares on a timely basis for material voting purposes, the AO Team will use best efforts to consider, and when appropriate, to act upon, such requests on a timely basis. Requests to review lending activity in connection with a potentially material vote may be initiated by any relevant Investment Professional and submitted for the Proxy Committee's consideration at any time.

Reporting and Record Retention

Reporting by the Funds

Annually, as required, each Fund and each Sub-Advisor-Voted Fund will post its proxy voting record, or a link to the prior one-year period ending on June 30th on the Voya Funds' website. The proxy voting record for each Fund and each Sub-Advisor-Voted Fund will also be available on Form N-PX in the EDGAR database on the website of the Securities and Exchange Commission ("SEC"). For any Voya fund that is a feeder in a master/feeder structure, no proxy voting record related to the portfolio securities owned by the master fund will be posted on the Voya funds' website or included in the Fund's Form N-PX; however, a cross-reference to the master fund's proxy voting record as filed in the SEC's EDGAR database will be included in the Fund's Form N- PX and posted on the Voya funds' website. If an underlying master fund solicited any Feeder Fund for a vote during the reporting period, a record of the votes cast by means of the pass-through process described above will be included on the Voya funds' website and in the Feeder Fund's Form N-PX.

Reporting to the Compliance Committee

At each regularly scheduled quarterly Compliance Committee meeting, the Compliance Committee will receive a report from the AO Team indicating each proxy proposal, or a summary of such proposals, that was:

1.Voted Out-of-Guidelines, including any proposals voted Out-of-Guidelines as a result of special circumstances raised by an Investment Professional;

2.Voted Within-Guidelines in cases when the Proxy Committee did not agree with an Investment Professional's recommendation.

The report will indicate the name of the company, the substance of the proposal, a summary of the Investment Professional's recommendation, where applicable, and the reasons for voting, or recommending, an Out-of- Guidelines Vote or, in the case of (2) above, a Within-Guidelines Vote.

Reporting by the AO Team on behalf of the Advisor

The Advisor will maintain the records required by Rule 204-2(c)(2), as may be amended from time to time, including the following:

•A copy of each proxy statement received regarding a Fund's portfolio securities. Such proxy statements the issuers send are available either in the SEC's EDGAR database or upon request from the Proxy

Advisory Firm.

•A record of each vote cast on behalf of a Fund.

•A copy of any Advisor-created document that was material to making a proxy vote decision, or that memorializes the basis for that decision.

•A copy of written requests for Fund proxy voting information and any written response thereto or to any oral request for information on how the Advisor voted proxies on behalf of a Fund.

•A record of all recommendations from Investment Professionals to vote contrary to the Guidelines.

•All proxy questions/recommendations that have been referred to the Compliance Committee, and all applicable recommendations, analyses, research, Conflict Reports, and vote determinations.

All proxy voting materials and supporting documentation will be retained for a minimum of six years, the first two years in the Advisor's office.

Records Maintained by the Proxy Advisory Firm

The Proxy Advisory Firm will retain a record of all proxy votes handled by the Proxy Advisory Firm. Such record must reflect all the information required to be disclosed in a Fund's Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act. In addition, the Proxy Advisory Firm is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to the Advisor upon request

PROXY VOTING GUIDELINES

Introduction

Proxies must be voted in the best interest of the Funds. The Guidelines summarize the Funds' positions on various issues of concern to investors, and give an indication of how the Funds' ballots will be voted on proposals dealing with particular issues. Nevertheless, the Guidelines are not exhaustive, do not include all potential voting issues, and proposals may be addressed, as necessary, on a CASE-BY-CASE basis rather than according to the Guidelines, factoring in the merits of the rationale and disclosure provided.

These Guidelines apply to securities of publicly traded companies and to those of privately held companies if publicly available disclosure permits such application. All matters for which such disclosure is not available will be considered CASE-BY-CASE.

Investment Professionals are encouraged to submit a recommendation to the AO Team regarding proxy voting related to the portfolio securities over which they have day-to-day portfolio management responsibility. Recommendations from the Investment Professionals may be submitted or requested in connection with any proposal and are likely to be requested with respect to proxies for private equity or fixed income securities and/or proposals related to merger transactions/corporate restructurings, proxy contests, or unusual or controversial issues.

These policies may be overridden in any case as provided for in the Procedures. Similarly, the Procedures provide that proposals whose Guidelines prescribe a firm voting position may instead be considered on a CASE-BY- CASE basis when unusual or controversial circumstances so dictate.

Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement, or other legal requirement to which an issuer may be or become subject. No proposal will be supported whose implementation would contravene such requirements.

General Policies

The Funds' policy is generally to support the recommendation of the relevant company's management when the Proxy Advisory Firm's recommendation also aligns with such recommendation and to vote in accordance with the Proxy Advisory Firm's recommendation when management has made no recommendation. However, this policy will not apply to CASE-BY-CASE proposals for which a contrary recommendation from the relevant Investment Professional(s) is being utilized.

The rationale and vote recommendation from Investment Professionals will be given primary consideration with respect to CASE-BY-CASE proposals being considered on behalf of the relevant Fund.

The Fund's policy is to not support proposals that would negatively impact the existing rights of the Funds' beneficial owners. Further, shareholder proposals will generally not be supported if they impose excessive costs and/or are overly restrictive or prescriptive. Depending on the relevant market, appropriate opposition may be expressed as an ABSTAIN, AGAINST, or WITHHOLD vote.

In the event competing shareholder and board proposals appear on the same agenda at uncontested proxies, the shareholder proposal will generally not by supported and the management proposal supported when the management proposal meets the factors for support under the relevant topic/policy (e.g., Allocation of Income and Dividends), otherwise consider the competing proposals on a CASE-BY-CASE basis.

International Policies

Companies incorporated outside the U.S. are subject to the foregoing U.S. Guidelines if they are listed on a U.S. exchange and treated as a U.S. domestic issuer by the SEC. Where applicable, certain U.S. guidelines may also be applied to companies incorporated outside the U.S., e.g., companies with a significant base of U.S. operations and employees.

However, given the differing regulatory and legal requirements, market practices, and political and economic systems existing in various international markets, the Funds will:

•Vote AGAINST international proxy proposals when the Proxy Advisory Firm recommends voting AGAINST such proposal because relevant disclosure by the company, or the time provided for consideration of such disclosure, is inadequate;

•Consider proposals that are associated with a firm AGAINST vote on a CASE-BY-CASE basis if the Proxy Advisory Firm recommends their support when:

°The company or market transitions to better practices (e.g., having committed to new regulations or governance codes);

°The market standard is stricter than the Fund's guidelines; or

°It is the more favorable choice when shareholders must choose between alternate proposals.

Proposal Specific Policies

As mentioned above, these policies may be overridden in any case as provided for in the Procedures. Similarly, the Procedures provide that proposals whose Guidelines prescribe a firm voting position may instead be considered on a CASE-BY-CASE basis when unusual or controversial circumstances so dictate.

Proxy Contests:

Consider votes in contested elections on a CASE-BY-CASE basis, with primary consideration given to input from the relevant Investment Professional(s).

Uncontested Proxies:

1- The Board of Directors

Overview

The Funds may lodge disagreement with a company's policies or practices by withholding support from the relevant proposal rather than from the director nominee(s) to which the Proxy Advisory Firm assigns a correlation.

In cases where the lodging of disagreement by the Funds is assigned to the board of directors, support will be withheld from the director(s) deemed responsible. Responsibility may be attributed to the entire board, a committee, or an individual, and the Funds will apply a vote accountability guideline ("Vote Accountability Guideline") specific to the concerns under review. For example:

•Relevant committee chair •Relevant committee member(s) •Board chair.

If director(s) to whom responsibility has been attributed is not standing for election (e.g., the board is classified), support will typically not be withheld from other directors in their stead. Additionally, the Funds will typically vote FOR a director in connection with issues raised by the Proxy Advisory Firm if the director did not serve on the board or relevant committee during the majority of the time period relevant to the concerns cited by the Proxy Advisory Firm.

Vote with the Proxy Advisory Firm's recommendation when more candidates are presented than available seats and no other provisions under these Guidelines apply.

In cases where a director holds more than one board seat and corresponding votes, manifested as one seat as a physical person plus an additional seat as a representative of a legal entity, generally vote with the Proxy Advisory Firm's recommendation to withhold support from the legal entity and vote on the physical person.

Bundled Director Slates

WITHHOLD support from directors or slates of directors when they are presented in a manner not aligned with market best practice and/or regulation, irrespective of complying with independence requirements, such as:

•Bundled slates of directors (e.g., Canada, France, Hong Kong, or Spain);

•In markets with term lengths capped by regulation or market practice, directors whose terms exceed the caps or are not disclosed; or

•Directors whose names are not disclosed in advance of the meeting or far enough in advance relative to voting deadlines to make an informed voting decision.

For companies with multiple slates in Italy, follow the Proxy Advisory Firm's standards for assessing which slate is best suited to represent shareholder interests.

Independence

Director and Board/Committee Independence

The Funds expect boards to have an appropriate level of independence at both the board and key committee level. Audit, compensation/remuneration, nominating and/or governance committees are considered key committees. A director would be deemed non-independent if the individual had/has a relationship with the company that could potentially influence the individual's objectivity causing the inability to satisfy fiduciary standards on behalf of shareholders. The Funds will consider the relevant country or market listing exchange, the country's corporate governance code, the Proxy Advisory Firm's standards, and generally accepted best practice (collectively "Independence Expectations") with respect to determining director independence and Board/Committee independence levels. Note: Non-voting directors (e.g., director emeritus or advisory director) shall be excluded from calculations with respect to board independence.

The Funds will consider non-independent directors standing for election on a CASE-BY-CASE basis when the full board or committee does not meet Independence Expectations.

•WITHHOLD support from the non-independent nominating committee chair or non-independent board chair, and if necessary, fewest non-independent directors including the Founder, Chairman or CEO if their removal would achieve the independence requirements across the remaining board or key committee, except that support may be withheld from additional directors whose relative level of independence cannot be differentiated, or the number required to achieve the independence requirements is equal to or greater than the number of non- independent directors standing for election.

•WITHHOLD support from slates of directors if the board's independence cannot be ascertained due to inadequate disclosure or when the board's independence does not meet Independence Expectations.

•WITHHOLD support from key committee slates if they contain non-independent directors.

•WITHHOLD support from non-independent nominating committee chair, board chair, and/or directors if the full board serves or appears to serve as a key committee, the board has not established a key committee, or the board and/or a key committee(s) does not meet the Independence Expectations.

Self-Nominated/Shareholder-Nominated Director Candidates

Consider self-nominated or shareholder-nominated director candidates on a CASE-BY-CASE basis. WITHHOLD support from the candidate when:

•Adequate disclosure has not been provided (e.g., rationale for candidacy and candidate's qualifications relative to the company);

•The candidate's agenda is not in line with the long-term best interests of the company; or

•Multiple self-nominated candidates are being considered as a proxy contest if similar issues are raised (e.g., potential change in control).

Management Proposals Seeking Non-Board Member Service on Key Committees

Vote AGAINST proposals that permit non-board members to serve on the audit, remuneration (compensation), nominating and/or governance committee, provided that bundled slates may be supported if no slate nominee serves on the relevant committee(s) except where best market practice otherwise dictates.

Consider other concerns regarding committee members on a CASE-BY-CASE basis.

Shareholder Proposals Regarding Board/Key Committee Independence

Vote AGAINST shareholder proposals asking that the independence be greater than that required by the country or market listing exchange, or asking to redefine director independence.

Board Member Roles and Responsibilities

Attendance

WITHHOLD support from a director who, during both of the most recent two years, has served on the board during the two-year period but attended less than 75 percent of the board and committee meetings without a valid reason for the absences or if the two-year attendance record cannot be ascertained from available disclosure (e.g., the company did not disclose which director(s) attended less than 75 percent of the board and committee meetings during the director's period of service without a valid reason for the absences).

WITHHOLD support on nominating committee members according to the Vote Accountability Guideline if a director has three or more years of poor attendance without a valid reason for the absences.

The two-year attendance policy shall be applied to attendance of statutory auditors at Japanese companies.

Over-boarding

Vote AGAINST directors who serve on:

•Three or more public boards and are named executives officer at a public company, WITHHOLD support only at their outside boards.

•Six or more public company boards, or

•Four or more public company boards and is the Board Chair at two or more public companies. WITHHOLD support on the boards which they are not the chair.

Vote AGAINST shareholder proposals limiting the number of public company boards on which a director may serve.

Combined Chairman / CEO Role

Vote FOR directors without regard to recommendations that the position of chairman should be separate from that of CEO, or should otherwise require to be independent, unless other concerns requiring CASE-BY- CASE consideration are raised (e.g., former CEOs proposed as board chairmen in markets, such as the United Kingdom, for which best practice recommends against such practice).

Consider shareholder proposals on a CASE-BY-CASE basis that require the positions of chairman and CEO be held separately.

Cumulative/Net Voting Markets (e.g., Russia)

When cumulative or net voting applies, generally follow the Proxy Advisory Firm's approach to vote FOR nominees, such as when asserted by the issuer to be independent, irrespective of key committee membership, even if independence disclosure or criteria fall short of the Proxy Advisory Firm's standards.

Board Accountability

Diversity

Vote AGAINST directors according to the Vote Accountability Guideline if there is an absence of diversity on the board; consider on a CASE-BY-CASE basis if diversity was present prior to the most recent annual meeting.

Vote FOR shareholder proposals that request the company to improve / promote diversity and/or diversity- related disclosure.

Return on Equity

Vote FOR the top executive at companies in Japan if the only reason the Proxy Advisory Firm's Withhold recommendation is due to the company underperforming in terms of capital efficiency or company performance; e.g. net losses or low return on equity (ROE).

Compensation Practices

Support may be withheld from compensation committee members whose actions or disclosure do not appear to support compensation practices aligned with the best interests of the company and its shareholders.

Where applicable, votes on compensation committee members in connection with compensation practices should be considered on a CASE-BY-CASE basis:

•Say on Pay responsiveness. Consider compensation committee members on a CASE-BY-CASE basis for failure to sufficiently address compensation concerns prompting significant opposition to the most recent say on pay vote or continuing to maintain problematic pay practices, factoring in considerations such as level of shareholder opposition, subsequent actions taken by the compensation committee, and level of responsiveness disclosure.

•Say on Pay frequency. WITHHOLD support according to the Vote Accountability Guideline if the Proxy Advisory Firm opposes directors because the company has failed to include a Say on Pay proposal and/or a Frequency of Say on Pay proposal when required under SEC or market regulatory provisions; or implemented a say on pay schedule that is less frequent than the frequency most recently preferred by at least a plurality of shareholders; or is an externally-managed issuer (EMI) or externally-managed REIT (EMR) and has failed to include a Say on Pay proposal or adequate disclosure of the compensation structure.

•Commitments. Vote FOR compensation committee members receiving an adverse recommendation by the Proxy Advisory Firm due to problematic pay practices or thresholds (e.g. burn rate) if the company makes a public commitment (e.g., via a Form 8-K filing) to rectify the practice on a going-forward basis. However, consider on a CASE-BY-CASE basis if the company does not rectify the practice by the following year's annual general meeting.

For markets in which the issuer has not followed market practice by submitting a resolution on executive compensation, consider remuneration committee members on a CASE-BY-CASE basis.

Accounting Practices

Consider on a CASE-BY-CASE basis audit committee members, the company's CEO or CFO, if nominated as directors, or the board chair or lead director, if poor accounting practice concerns are raised, factoring in considerations such as if the:

•Audit committee failed to remediate known on-going material weaknesses in the company's internal controls for more than a year.

•Company has not yet had a full year to remediate the concerns since the time they were identified.

•Company has taken adequate steps to remediate the concerns cited, which would typically include removing or replacing the responsible executives, and if the concerns are not re-occurring.

Vote FOR audit committee members, or the company's CEO or CFO if nominated as directors, who did not serve on the committee or did not have responsibility over the relevant financial function, during the majority of the time period relevant to the concerns cited.

WITHHOLD support on audit committee members according to the Vote Accountability Guideline if the company has failed to disclose auditors' fees and has not provided an auditor ratification or remuneration proposal for shareholder vote.

Problematic Actions

Consider directors on a CASE-BY-CASE basis when the Proxy Advisory Firm cites them for problematic actions including a lack of due diligence in relation to a major transaction (e.g. a merger or an acquisition), material failures, lack of risk oversight, scandals, malfeasance, or negligent internal controls at the company or that of an affiliate, factoring in the merits of the director's performance, rationale, and disclosure when:

•Culpability can be attributed to the director (e.g., director manages or is responsible for the relevant function); or •The director has been directly implicated, resulting in arrest, criminal charge, or regulatory sanction.

Consider members of the nominating committee on a CASE-BY-CASE basis when a director with the above concerns is being nominated to serve on the board.

Vote AGAINST applicable directors due to share pledging concerns, factoring in the pledged amount, unwind time, and any historical concerns being raised. Responsibility will be assigned to the pledgor, where the pledged amount and unwind time are deemed significant and, therefore, an unnecessary risk to the company.

WITHHOLD support from (a) all members of the governance committee, or nominating committee if a formal governance committee has not been established, and (b) directors holding shares with superior voting rights if the company is controlled by means of a dual class share with superior / exclusive voting rights and does not have a reasonable sunset provision; i.e., fewer than five years.

WITHHOLD support from incumbent directors (tenure being greater than one year) if (a) no governance or nominating committee directors are under consideration or the company does not have governance or nominating committees, and (b) no director holding the shares with superior voting rights is under consideration; otherwise, consider on a CASE- BY-CASE basis all directors. Investment Professionals that have day-to-day portfolio management responsibility for such companies may be requested to submit a recommendation to the AO Team.

WITHHOLD support from directors according to the Vote Accountability Guideline when the Proxy Advisory Firm recommends withholding support due to the board (a) unilaterally adopting by-law amendments that have a negative impact on existing shareholder rights or functions as a diminution of shareholder rights, and which are not specifically addressed under the Guidelines, or (b) failing to remove or subject to a reasonable sunset provision such by-laws.

Anti-Takeover Measures

WITHHOLD support according to the Vote Accountability Guideline if the company implements excessive anti- takeover measures.

WITHHOLD support according to the Vote Accountability Guideline if the company fails to remove restrictive poison pill features, ensure a pill's expiration, or submit the poison pill in a timely manner to shareholders for vote, unless a company has implemented a policy that should reasonably prevent abusive use of its poison pill.

Board Responsiveness

Vote FOR if the majority-supported shareholder proposal has been reasonably addressed.

•Proposals seeking shareholder ratification of a poison pill may be deemed reasonably addressed if the company has implemented a policy that should reasonably prevent abusive use of the pill.

WITHHOLD support according to the Vote Accountability Guideline if a shareholder proposal received majority support and the board has not disclosed a credible rationale for not implementing the proposal.

WITHHOLD support on a director if the board has not acted upon the director who did not receive shareholder support representing a majority of the votes cast at the previous annual meeting; consider such directors on a CASE-BY- CASE basis if the company has a controlling shareholder(s).

Vote FOR when the issue relevant to the majority negative vote has been adequately addressed or cured, which may include sufficient disclosure of the board's rationale.

Board–Related Proposals

Classified/Declassified Board Structure

Vote AGAINST proposals to classify the board unless the proposal represents an increased frequency of a director's election in the staggered cycle (e.g., seeking to move from a three-year cycle to a two-year cycle).

Vote FOR proposals to repeal classified boards and to elect all directors annually.

Board Structure

Vote FOR management proposals to adopt or amend board structures.

Vote AGAINST if the resulting change(s) would mean the board would not meet Independence Expectations.

For companies in Japan, generally vote FOR proposals seeking a board structure that would provide greater independent oversight.

Board Size

Vote FOR proposals seeking a board range if the range is reasonable in the context of market practice and anti- takeover considerations; however, vote AGAINST if seeking to remove shareholder approval rights or the board fails to meet market independence requirements.

Director and Officer Indemnification and Liability Protection

Consider on a CASE-BY-CASE basis proposals on director and officer indemnification and liability protection, using Delaware law as the standard.

Vote AGAINST proposals to limit or eliminate entirely directors' and officers' liability in connection with monetary damages for violating the duty of care.

Vote AGAINST indemnification proposals that would expand coverage beyond legal expenses to acts that are more serious violations of fiduciary obligation, such as negligence.

Director and Officer Indemnification and Liability Protection

Vote in accordance with the Proxy Advisory Firm's standards (e.g. overly broad provisions).

Discharge of Management/Supervisory Board Members

Vote FOR management proposals seeking the discharge of management and supervisory board members (including when the proposal is bundled), unless concerns are raised about the past actions of the company's auditors or directors, or legal or regulatory action is being taken against the board by other shareholders.

Vote FOR such proposals in connection with remuneration practices otherwise supported under these Guidelines or as a means of expressing disapproval of broader practices of the company or its board.

Establish Board Committee

Vote FOR shareholder proposals that seek creation of a key committee of the board..

Vote AGAINST shareholder proposals requesting creation of additional board committees or offices, except as otherwise provided for herein.

Filling Board Vacancies / Removal of Directors

Vote AGAINST proposals that allow directors to be removed only for cause.

Vote FOR proposals to restore shareholder ability to remove directors with or without cause.

Vote AGAINST proposals that allow only continuing directors to elect replacements to fill board vacancies.

Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

Stock Ownership Requirements

Vote AGAINST such shareholder proposals.

Term Limits / Retirement Age

Vote FOR management proposals and AGAINST shareholder proposals limiting the tenure of outside directors or imposing a mandatory retirement age for outside directors, unless the proposal seeks to relax existing standards.

2- Compensation

Frequency of Advisory Votes on Executive Compensation

Vote FOR proposals seeking an annual say on pay, and AGAINST those seeking less frequent.

Proposals to Provide an Advisory Vote on Executive Compensation (Canada)

Vote FOR if it is an ANNUAL vote, unless the company already provides shareholders with an annual vote.

Executive Pay Evaluation

Advisory Votes on Executive Compensation (Say on Pay) and Remuneration Reports or Committee Members in Absence of Such Proposals

Vote FOR management proposals seeking ratification of the company's executive compensation structure, unless the program includes practices or features not supported under these Guidelines and the proposal receives a negative recommendation from the Proxy Advisory Firm.

Listed below are examples of compensation practices and provisions, and respective consideration and treatment under the Guidelines, factoring in whether the company has provided reasonable rationale/disclosure for such factors or the proposal as a whole.

Consider on a CASE-BY-CASE basis:

•Short-Term Investment Plans where the board has exercised discretion to exclude extraordinary items. •Retesting in connection with achievement of performance hurdles.

•Long-Term Incentive Plans where executives already hold significant equity positions.

•Long-Term Incentive Plans where the vesting or performance period is too short or stringency of the performance criteria is called into question.

•Pay Practices (or combination of practices) that appear to have created a misalignment between CEO pay and performance with regard to shareholder value.

•Long-Term Incentive Plans that lack an appropriate equity component (e.g., "cash-based only").

•Excessive levels of discretionary bonuses, recruitment awards, retention awards, non-compete payments, severance/termination payments, perquisites (unreasonable levels in context of total compensation or purpose of the incentive awards or payouts).

Vote AGAINST:

•Provisions that permit or give the Board sole discretion for repricing, replacement, buy back, exchange, or any other form of alternative options. (Note: cancellation of options would not be considered an exchange unless the cancelled options were re-granted or expressly returned to the plan reserve for reissuance.)

•Single Trigger Severance Provisions in new or materially amended plans, contracts, or payments that do not require an actual change in control in order to be triggered.

•Plans that allow named executive officers to have material input into setting their pay.

•Short-Term Incentive Plans where treatment of payout factors has been inconsistent (e.g., exclusion of losses but not gains).

•Company plans in international markets that provide for contract or notice periods or severance/termination payments that exceed market practices, e.g., relative to multiple of annual compensation.

•Compensation structures at externally-managed issuers (EMI) or externally-managed REITs (EMR) that lack adequate disclosure, based on the Proxy Advisory Firm's assessment.

•Legacy single trigger severance provisions in plans, contracts, or payments that do not require an actual change in control in order to be triggered.

Golden Parachutes

Vote to ABSTAIN on golden parachutes if it is determined that the Funds would not have an economic interest, such as the case in an all-cash transaction, regardless of payout terms, amounts, thresholds, etc.

However, if an economic interest exists, vote AGAINST due to: •Single or modified-single trigger severance provisions •Total NEO payout as a percentage of the total equity value.

•Aggregate of all single-triggered components (cash and equity) as a percentage of the total NEO payout. •Excessive payout.

•Recent material amendments or new agreements that incorporate problematic features.

Equity-Based and Other Incentive Plans Including OBRA

Equity Compensation

Consider on a CASE-BY-CASE basis compensation and employee benefit plans, including those in connection with OBRA, or the issuance of shares in connection with such plans. Vote the plan or issuance based on factors and related vote treatment under the Executive Pay Evaluation section above or based on circumstances specific to such equity plans as follows:

Vote FOR the plan, if:

•Board independence is the only concern. •Amendment places a cap on annual grants.

•Amendment adopts or changes administrative features to comply with Section 162(m) of OBRA. •Amendment adds performance-based goals to comply with Section 162(m) of OBRA.

•Cash or cash-and-stock bonus components are being approved for exemption from taxes under Section 162(m) of OBRA.

°Give primary consideration to management's assessment that such plan meets the requirements for exemption of performance-based compensation.

Vote AGAINST if the plan:

•Exceeds recommended costs (U.S. or Canada).

•Incorporates share allocation disclosure methods that prevent a cost or dilution assessment.

•Exceeds recommended burn rates and/or dilution limits, including cases in which dilution cannot be fully assessed (e.g., due to inadequate disclosure).

•Allows deep or near-term discounts (or the equivalent, such as dividend equivalents on unexercised options) to executives or directors.

•Provides for retirement benefits or equity incentive awards to outside directors if not in line with market practice. •Allows financial assistance to executives, directors, subsidiaries, affiliates, or related parties that is not in line with market practice.

•Allows plan administrators to benefit from the plan as potential recipients.

•Allows for an overly liberal change in control definition. (This refers to plans that would reward recipients even if the event does not result in an actual change in control or results in a change in control but does not terminate the employment relationship.)

•Allows for post-employment vesting or exercise of options if deemed inappropriate. •Allows plan administrators to make material amendments without shareholder approval. •Allows procedure amendments that do not preserve shareholder approval rights.

Amendment Procedures for Equity Compensation Plans and Employee Stock Purchase Plans (ESPPs) (Toronto Stock Exchange Issuers)

Vote AGAINST if the amendment procedures do not preserve shareholder approval rights.

Stock Option Plans for Independent Internal Statutory Auditors (Japan)

Vote AGAINST.

Matching Share Plans

Vote AGAINST if the matching share plan does not meet recommended standards, considering holding period, discounts, dilution, participation, purchase price, or performance criteria.

Employee Stock Purchase Plans or Capital Issuance in Support Thereof

Voting decisions are generally based on the Proxy Advisory Firm's approach to evaluating such proposals.

Director Compensation

Non-Executive Director Compensation

Vote FOR cash-based proposals.

Vote AGAINST performance-based equity-based proposals and patterns of excessive pay.

Bonus Payments (Japan)

Vote FOR if all payments are for directors or auditors who have served as executives of the company, and AGAINST if any payments are for outsiders.

Bonus Payments – Scandals

Vote AGAINST bonus proposals for a retiring director or continuing director or auditor when culpability can be attributed to the nominee.

Consider on a CASE-BY-CASE basis bundled bonus proposals for retiring directors or continuing directors or auditors when culpability cannot be attributed to all nominees.

Severance Agreements

Vesting of Equity Awards upon Change in Control

Vote FOR management proposals seeking a specific treatment (e.g., double trigger or pro-rata) of equity that vests upon change in control, unless evidence exists of abuse in historical compensation practices.

Vote AGAINST shareholder proposals regarding the treatment of equity if the change in control severance provisions are double-triggered. Vote FOR the proposal if such provisions are not double-triggered.

Executive Severance or Termination Arrangements, including those Related to Executive Recruitment or Retention

Vote FOR such compensation arrangements if:

•The primary concerns raised would not result in a negative vote, under these Guidelines, on a management say on pay proposal, or the relevant board or committee member(s);

•The company has provided adequate rationale and/or disclosure; or

•Support is recommended as a condition to a major transaction such as a merger.

Treatment of Severance Provisions

Vote AGAINST new or materially amended plans, contracts, or payments that include single trigger change in control severance provisions or do not require an actual change in control in order to be triggered.

Vote FOR shareholder proposals seeking double triggers on change in control severance provisions.

Compensation-Related Shareholder Proposals

Executive and Director Compensation

Consider on a CASE-BY-CASE basis shareholder proposals that seek to impose new compensation structures or policies.

Holding Periods

Vote AGAINST shareholder proposals requiring mandatory periods for officers and directors to hold company stock.

Submit Severance and Termination Payments for Shareholder Ratification

Vote FOR shareholder proposals to submit executive severance agreements for shareholder ratification, if such proposals specify change in control events, supplemental executive retirement plans, or deferred executive compensation plans, or if ratification is required by the listing exchange.

3- Audit-Related

Auditor Ratification and/or Remuneration

Vote FOR management proposals except in such cases as indicated below.

Consider on a CASE-BY-CASE basis if:

•The Proxy Advisory Firm raises questions of disclosure or auditor independence; or

•Total fees for non-audit services exceed 50 percent of the total auditor fees (including audit-related fees, and tax compliance and preparation fees if applicable).

•There is evidence of excessive compensation relative to the size and nature of the company.

Vote AGAINST if the company has failed to disclose auditors' fees.

Vote FOR shareholder proposals asking the company to present its auditor annually for ratification.

Auditor Independence

Consider on a CASE-BY-CASE basis shareholder proposals asking companies to prohibit their auditors from engaging in non-audit services (or capping the level of non-audit services).

Audit Firm Rotation

Vote AGAINST shareholder proposals asking for mandatory audit firm rotation.

Indemnification of Auditors

Vote AGAINST the indemnification of auditors.

Independent Statutory Auditors (Japan)

Vote AGAINST if the candidate is or was affiliated with the company, its main bank, or one of its top shareholders.

Vote AGAINST incumbent directors at companies implicated in scandals or exhibiting poor internal controls.

Vote FOR remuneration as long as the amount is not excessive (e.g., significant increases should be supported by adequate rationale and disclosure), there is no evidence of abuse, the recipient's overall compensation appears reasonable, and the board and/or responsible committee meet exchange or market standards for independence.

4- Shareholder Rights and Defenses

Advance Notice for Shareholder Proposals

Vote FOR management proposals related to advance notice period requirements, provided that the period requested is in accordance with applicable law and no material governance concerns have been identified in connection with the company.

Corporate Documents / Article and Bylaw Amendments or Related Director Actions

Vote FOR if the change or policy is editorial in nature or if shareholder rights are protected.

Vote AGAINST if it seeks to impose a negative impact on shareholder rights or diminishes accountability to shareholders, including where the company failed to opt out of a law that affects shareholder rights (e.g., staggered board).

With respect to article amendments for Japanese companies:

•Vote FOR management proposals to amend a company's articles to expand its business lines in line with its current industry.

•Vote FOR management proposals to amend a company's articles to provide for an expansion or reduction in the size of the board, unless the expansion/reduction is clearly disproportionate to the growth/decrease in the scale of the business or raises anti-takeover concerns.

•If anti-takeover concerns exist, vote AGAINST management proposals, including bundled proposals, to amend a company's articles to authorize the Board to vary the annual meeting record date or to otherwise align them with provisions of a takeover defense.

•Follow the Proxy Advisory Firm's guidelines with respect to management proposals regarding amendments to authorize share repurchases at the board's discretion, voting AGAINST proposals unless there is little to no likelihood of a creeping takeover or constraints on liquidity (free float of shares is low), and where the company is trading at below book value or is facing a real likelihood of substantial share sales; or where this amendment is bundled with other amendments which are clearly in shareholders' interest.

Majority Voting Standard

Vote FOR proposals seeking election of directors by the affirmative vote of the majority of votes cast in connection with a meeting of shareholders, provided they contain a plurality carve-out for contested elections, and provided such standard does not conflict with applicable law in the country in which the company is incorporated.

Vote FOR amendments to corporate documents or other actions promoting a majority standard.

Cumulative Voting

Vote FOR shareholder proposals to restore or permit cumulative voting.

Vote AGAINST management proposals to eliminate cumulative voting if the company: •Is controlled;

•Maintains a classified board of directors; or •Maintains a dual class voting structure.

Proposals may be supported irrespective of classified board status if a company plans to declassify its board or adopt a majority voting standard.

Confidential Voting

Vote FOR management proposals to adopt confidential voting.

Vote FOR shareholder proposals that request companies to adopt confidential voting, use independent tabulators, and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows:

•In the case of a contested election, management should be permitted to request that the dissident group honors its confidential voting policy.

•If the dissidents agree, the policy remains in place.

•If the dissidents do not agree, the confidential voting policy is waived.

Fair Price Provisions

Consider on a CASE-BY-CASE basis proposals to adopt fair price provisions.

Vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

Poison Pills

Vote AGAINST management proposals in connection with poison pills or anti-takeover activities (e.g., disclosure requirements or issuances, transfers, or repurchases) that can be reasonably construed as an anti-takeover measure, based on the Proxy Advisory Firm's approach to evaluating such proposals.

DO NOT VOTE AGAINST director remuneration in connection with poison pill considerations.

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification, or to redeem its pill in lieu thereof, unless:

•Shareholders have approved adoption of the plan;

•A policy has already been implemented by the company that should reasonably prevent abusive use of the pill; or

•The board had determined that it was in the best interest of shareholders to adopt a pill without delay, provided that such plan would be put to shareholder vote within twelve months of adoption or expire, and if not approved by a majority of the votes cast, would immediately terminate.

Consider on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill.

Proxy Access

Vote FOR proposals to allow shareholders to nominate directors and have those nominees listed in the company's proxy statement and on the company's proxy card, provided that the criteria meet the Funds' internal thresholds, provided such standard does not conflict with applicable law in the country in which the company is incorporated. However, consider on a CASE-BY-CASE basis shareholder and management proposals that appear on the same agenda.

Vote FOR management proposals also supported by the Proxy Advisory Firm.

Quorum Requirements

Consider on a CASE-BY-CASE basis proposals to lower quorum requirements for shareholder meetings below a majority of the shares outstanding.

Exclusive Forum

Vote FOR management proposals to designate Delaware or New York as the exclusive forum for certain legal actions as defined by the company ("Exclusive Forum") if the company's state of incorporation is the same as its proposed Exclusive Forum, otherwise consider on a CASE-BY-CASE basis.

Reincorporation Proposals

Consider on a CASE-BY-CASE basis proposals to change a company's state of incorporation.

Vote FOR management proposals not assessed as: •A potential takeover defense; or

•A significant reduction of minority shareholder rights that outweigh the aggregate positive impact, but if so assessed, weighing management's rationale for the change.

Vote FOR management reincorporation proposals upon which another key proposal, such as a merger transaction, is contingent if the other key proposal is also supported.

Vote AGAINST shareholder reincorporation proposals not also supported by the company.

Shareholder Advisory Committees

Consider on a CASE-BY-CASE basis proposals to establish a shareholder advisory committee.

Right to Call Special Meetings

Vote FOR management proposals to permit shareholders to call special meetings.

Consider on a CASE-BY-CASE basis management proposals to adjust the thresholds applicable to call a special meeting.

Vote FOR shareholder proposals that provide shareholders with the ability to call special meetings when any of the following applies:

•Company does not currently permit shareholders to do so; •Existing ownership threshold is greater than 25 percent; or •Sole concern relates to a net-long position requirement.

Written Consent

Vote AGAINST shareholder proposals seeking the right to act by written consent if the company: •Permits shareholders to call special meetings;

•Does not impose supermajority vote requirements on business combinations/actions (e.g., a merger or acquisition) and on bylaw or charter amendments; and

•Has otherwise demonstrated its accountability to shareholders (e.g., the company has reasonably addressed majority-supported shareholder proposals).

Vote FOR shareholder proposals seeking the right to act by written consent if the above conditions are not present.

Vote AGAINST management proposals to eliminate the right to act by written consent.

State Takeover Statutes

Consider on a CASE-BY-CASE basis proposals to opt-in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freeze-out provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, anti-greenmail provisions, and disgorgement provisions).

Supermajority Shareholder Vote Requirement

Vote AGAINST proposals to require a supermajority shareholder vote and FOR proposals to lower supermajority shareholder vote requirements; except,

Consider on a CASE-BY-CASE basis if the company has shareholder(s) with significant ownership levels and the retention of existing supermajority requirements would protect minority shareholder interests.

Time-Phased Voting

Vote AGAINST proposals to implement, and FOR proposals to eliminate, time-phased or other forms of voting that do not promote a one share, one vote standard.

5- Capital and Restructuring

Consider on a CASE-BY-CASE basis management proposals to make changes to the capital structure not otherwise addressed under these Guidelines, voting with the Proxy Advisory Firm's recommendation, unless a contrary recommendation from the relevant Investment Professional(s) is utilized.

Vote AGAINST proposals authorizing excessive discretion to a board.

Capital

Common Stock Authorization

Consider on a CASE-BY-CASE basis proposals to increase the number of shares of common stock authorized for issuance. The Proxy Advisory Firm's proprietary approach of determining appropriate thresholds will be utilized in evaluating such proposals. In cases where the requests are above the allowable threshold, a company-specific qualitative review (e.g., considering rationale and prudent historical usage) will be utilized.

Vote FOR proposals within the Proxy Advisory Firm's allowable thresholds, or those in excess but meeting Proxy Advisory Firm's qualitative standards, to authorize capital increases, unless the company states that the stock may be used as a takeover defense.

Vote FOR proposals to authorize capital increases exceeding the Proxy Advisory Firm's thresholds when a company's shares are in danger of being delisted.

Notwithstanding the above, vote AGAINST:

•Proposals to increase the number of authorized shares of a class of stock if the issuance which the increase is intended to service is not supported under these Guidelines (e.g., merger or acquisition proposals).

Dual Class Capital Structures

Vote AGAINST:

•Proposals to create or perpetuate dual class capital structures with unequal voting rights (e.g., exchange offers, conversions, and recapitalizations) unless supported by the Proxy Advisory Firm (e.g., utilize a one share, one vote standard, contains a sunset provision of five years or fewer, to avert bankruptcy or generate non-dilutive financing, or not designed to increase the voting power of an insider or significant shareholder).

•Proposals to increase the number of authorized shares of the class of stock that has superior voting rights in companies that have dual class capital structures.

Vote FOR proposals to eliminate dual class capital structures.

General Share Issuances / Increases in Authorized Capital

Consider specific issuance requests on a CASE-BY-CASE basis based on the proposed use and the company's rationale.

Voting decisions to determine support for requests for general issuances (with or without preemptive rights), authorized capital increases, convertible bonds issuances, warrants issuances, or related requests to repurchase and reissue shares, will be based on the Proxy Advisory Firm's assessment.

Preemptive Rights

Consider on a CASE-BY-CASE basis shareholder proposals that seek preemptive rights or management proposals that seek to eliminate them. In evaluating proposals on preemptive rights, consider the size of a company and the characteristics of its shareholder base.

Adjustments to Par Value of Common Stock

Vote FOR management proposals to reduce the par value of common stock, unless doing so raises other concerns not otherwise supported under these Guidelines.

Preferred Stock

Utilize the Proxy Advisory Firm's approach for evaluating issuances or authorizations of preferred stock, taking into account the Proxy Advisory Firm's support of special circumstances, such as mergers or acquisitions, as well as the following criteria:

Consider on a CASE-BY-CASE basis proposals to increase the number of shares of blank check preferred shares or preferred stock authorized for issuance. This approach incorporates both qualitative and quantitative measures, including a review of:

•Past performance (e.g., board governance, shareholder returns, and historical share usage); and

•The current request (e.g., rationale, whether shares are blank check and declawed, and dilutive impact as determined through the Proxy Advisory Firm's model for assessing appropriate thresholds).

Vote AGAINST proposals authorizing the issuance of preferred stock or creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

Vote FOR proposals to issue or create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense or not utilize a disparate voting rights structure.

Vote AGAINST where the company expressly states that, or fails to disclose whether, the stock may be used as a takeover defense.

Vote FOR proposals to authorize or issue preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Preferred Stock (International)

Voting decisions should generally be based on the Proxy Advisory Firm's approach, including:

•Vote FOR the creation of a new class of preferred stock or issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

•Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets the Proxy Advisory Firm's guidelines on equity issuance requests.

•Vote AGAINST the creation of:

(1)A new class of preference shares that would carry superior voting rights to the common shares, or (2)Blank check preferred stock, unless the board states that the authorization will not be used to thwart a takeover bid.

Shareholder Proposals Regarding Blank Check Preferred Stock

Vote FOR shareholder proposals requesting to have shareholder ratification of blank check preferred stock placements, other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business.

Share Repurchase Programs

Vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms, but vote AGAINST plans with terms favoring selected parties.

Vote FOR management proposals to cancel repurchased shares.

Vote AGAINST proposals for share repurchase methods lacking adequate risk mitigation or exceeding appropriate volume or duration parameters for the market.

Consider on a CASE-BY-CASE basis shareholder proposals seeking share repurchase programs, giving primary consideration to input from the relevant Investment Professional(s).

Stock Distributions: Splits and Dividends

Vote FOR management proposals to increase common share authorization for a stock split, provided that the increase in authorized shares falls within the Proxy Advisory Firm's allowable thresholds.

Reverse Stock Splits

Consider on a CASE-BY-CASE basis management proposals to implement a reverse stock split, taking into account management's rationale and/or disclosure if the split constitutes a capital increase effectively exceeding the Proxy Advisory Firm's allowable threshold due to the lack of a proportionate reduction in the number of shares authorized.

Allocation of Income and Dividends

With respect to Japanese and South Korean companies, consider management proposals concerning allocation of income and the distribution of dividends, including adjustments to reserves to make capital available for such purposes, on a CASE-BY-CASE basis, voting with the Proxy Advisory Firm's recommendations to oppose such proposals when:

•The dividend payout ratio has been consistently below 30 percent without adequate explanation; or •The payout is excessive given the company's financial position.

Vote FOR such management proposals by companies in other markets.

Vote AGAINST proposals where companies are seeking to establish or maintain disparate dividend distributions between stockholders of the same share class (e.g., long-term stockholders receiving a higher dividend ratio ("Loyalty Dividends")).

In any market, in the event multiple proposals regarding dividends are on the same agenda, vote FOR the management proposal if the proposal meets the support conditions described above and vote AGAINST the shareholder proposal; otherwise, consider on a CASE-BY-CASE basis.

Stock (Scrip) Dividend Alternatives

Vote FOR most stock (scrip) dividend proposals, but vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Tracking Stock

Consider the creation of tracking stock on a CASE-BY-CASE basis, giving primary consideration to the input from the relevant Investment Professional(s).

Capitalization of Reserves

Vote FOR proposals to capitalize the company's reserves for bonus issues of shares or to increase the par value of shares, unless concerns not otherwise supported under these Guidelines are raised by the Proxy Advisory Firm.

Debt Instruments and Issuance Requests (International)

Vote AGAINST proposals authorizing excessive discretion to a board to issue or set terms for debt instruments (e.g., commercial paper).

Vote FOR debt issuances for companies when the gearing level (current debt-to-equity ratio) is not excessive as defined by the Proxy Advisory Firm's thresholds.

Vote AGAINST proposals where the issuance of debt will result in an excessive gearing level as defined by the Proxy Advisory Firm's thresholds, or for which inadequate disclosure precludes calculation of the gearing level, unless the Proxy Advisory Firm's approach to evaluating such requests results in support of the proposal.

Acceptance of Deposits (India)

Voting decisions generally are based on the Proxy Advisory Firm's approach to evaluating such proposals.

Debt Restructurings

Consider on a CASE-BY-CASE basis proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan.

Financing Plans

Vote FOR the adoption of financing plans if they are in the best economic interests of shareholders.

Investment of Company Reserves (International)

Consider proposals on a CASE-BY-CASE basis.

Restructuring

Mergers and Acquisitions, Special Purpose Acquisition Corporations (SPACs) and Corporate Restructurings

Vote FOR a proposal not typically supported under these Guidelines if a key proposal, such as a merger transaction, is contingent upon its support and a vote FOR is recommended by the Proxy Advisory Firm or relevant Investment Professional(s).

Consider on a CASE-BY-CASE basis based on the Proxy Advisory Firm's approach to evaluating such proposals if no input is provided by the relevant Investment Professional(s).

Waiver on Tender-Bid Requirement

Consider proposals on a CASE-BY-CASE basis if seeking a waiver for a major shareholder or concert party from the requirement to make a buyout offer to minority shareholders, voting FOR when little concern of a creeping takeover exists and the company has provided a reasonable rationale for the request.

Related Party Transactions

Vote FOR approval of such transactions, unless the agreement requests a strategic move outside the company's charter, contains unfavorable or high-risk terms (e.g., deposits without security interest or guaranty), or is deemed likely to have a negative impact on director or related party independence.

6- Environmental and Social Issues

Environmental and Social Proposals

Institutional shareholders are scrutinizing an increasing number of shareholder proposals regarding environmental and social matters. Accordingly, in addition to the company's governance risks and opportunities, companies should also assess their environmental and social risks and opportunities as it pertains to its stakeholders including its employees, shareholders, communities, suppliers, and customers.

Companies should adequately disclose how they evaluate and mitigate such material risks in order to allow shareholders to assess how well the companies are mitigating and leveraging their social and environmental risks and opportunities Ideally, companies should adopt disclosure methodologies taking into account recommendations from the Sustainability Accounting Standards Board (SASB), Task Force on Climate-related Financial Disclosures (TCFD), or Global Reporting Initiative (GRI) to foster uniform disclosure and to allow shareholders to assess risks across issuers.

Accordingly, vote FOR proposals related to environmental, sustainability and corporate social responsibility if the company's disclosure and/or its management of the issue(s) appears inadequate relative to its peers and if the proposal:

•is applicable to the company's business, •enhances long-term shareholder value,

•requests more transparency and commitment to improve the company's environmental and/or social risks, •aims to benefit the company's stakeholders,

•is reasonable and not unduly onerous or costly, or

•is not requesting data that is primarily duplicative to data the company already publicly provides.

Environmental

Generally, vote FOR proposals relating to environmental impact that reasonably:

•aim to reduce negative environmental impact, including the reduction of GHG emissions and other contributing factors to global climate change,

•request disclosure of how the company is addressing its impact on the climate.

Social

Generally, vote FOR proposals relating to corporate social responsibility that request disclosure of how the company is managing its:

•employee and board diversity

•human capital management, human rights, and supply chain risks.

Approval of Donations

Vote FOR proposals if they are for single- or multi-year authorities and prior disclosure of amounts is provided. Otherwise, vote AGAINST such proposals.

7- Routine/Miscellaneous

Routine Management Proposals

Consider proposals on a CASE-BY-CASE basis when the Proxy Advisory Firm recommends voting AGAINST.

Authority to Call Shareholder Meetings on Less than 21 Days' Notice

For companies in the United Kingdom, consider on a CASE-BY-CASE basis, factoring in whether the company has provided clear disclosure of its compliance with any hurdle conditions for the authority imposed by applicable law and has historically limited its use of such authority to time-sensitive matters.

Approval of Financial Statements and Director and Auditor Reports

Vote AGAINST if there are concerns regarding inadequate disclosure, remuneration arrangements (including severance/termination payments exceeding local standards for multiples of annual compensation), or consulting agreements with non-executive directors.

Consider on a CASE-BY-CASE basis if there are other concerns regarding severance/termination payments.

Vote AGAINST if there is concern about the company's financial accounts and reporting, including related party transactions.

Vote AGAINST board-issued reports receiving a negative recommendation from the Proxy Advisory Firm due to concerns regarding independence of the board or the presence of non-independent directors on the audit committee.

Vote FOR if the only reason for a negative recommendation by the Proxy Advisory Firm is to express disapproval of broader practices of the company or its board.

Other Business

Vote AGAINST proposals for Other Business.

Adjournment

•Vote FOR when presented with a primary proposal such as a merger or corporate restructuring that is also supported.

•Vote AGAINST when not presented with a primary proposal, such as a merger, and a proposal on the ballot is being opposed.

•Consider other circumstances on a CASE-BY-CASE basis.

Changing Corporate Name

Vote FOR management proposals requesting a change in corporate name.

Multiple Proposals

Multiple proposals of a similar nature presented as options to the course of action favored by management may all be voted FOR, provided that:

•Support for a single proposal is not operationally required;

•No one proposal is deemed superior in the interest of the Fund(s); and •Each proposal would otherwise be supported under these Guidelines.

Vote AGAINST any proposals that would otherwise be opposed under these Guidelines.

Bundled Proposals

Vote FOR if all of the bundled items are supported by these Guidelines.

Consider on a CASE-BY-CASE basis if one or more items are not supported by these Guidelines and/or the Proxy Advisory Firm deems the negative impact, on balance, to outweigh any positive impact.

Moot Proposals

This instruction is in regard to items for which support has become moot (e.g., a director for whom support has become moot since the time the individual was nominated (e.g., due to death, disqualification, or determination not to accept appointment)); WITHHOLD support if recommended by the Proxy Advisory Firm.

8- Mutual Fund Proxies

Approving New Classes or Series of Shares

Vote FOR the establishment of new classes or series of shares.

Hire and Terminate Sub-Advisors

Vote FOR management proposals that authorize the board to hire and terminate sub-advisors.

Master-Feeder Structure

Vote FOR the establishment of a master-feeder structure.

Establish Director Ownership Requirement

Vote AGAINST shareholder proposals for the establishment of a director ownership requirement. All other matters should be examined on a CASE-BY-CASE basis.

PART C.
OTHER INFORMATION
Item 28. Exhibits
28 (a)(1)
Amended and Restated Declaration of Trust of Voya Mutual Funds dated June 3, 2004 – Filed as an Exhibit to
Post-Effective Amendment No. 102 to the Registrant’s Form N-1A Registration Statement on September 8, 2004
and incorporated herein by reference.

28 (a)(2)
Amendment No. 1 dated September 2, 2004 to the Amended and Restated Declaration of Trust (Class I shares for ING Global Real Estate Fund) – Filed as an Exhibit to Post-Effective Amendment No. 102 to the
Registrant’s Form N-1A Registration Statement on September 8, 2004 and incorporated herein by reference.

28 (a)(3)
Amendment No. 2 dated January 31, 2005 to the Amended and Restated Declaration of Trust (ING International
Value Choice Fund) – Filed as an Exhibit to Post-Effective Amendment No. 106 to the Registrant’s Form N-1A
Registration Statement on January 25, 2005 and incorporated herein by reference.

28 (a)(4)
Amendment No. 3 dated February 1, 2005 to the Amended and Restated Declaration of Trust (name change –
ING Global Value Choice Fund, formerly ING Worldwide Growth Fund) – Filed as an Exhibit to Post-Effective
Amendment No. 106 to the Registrant’s Form N-1A Registration Statement on January 25, 2005 and
incorporated herein by reference.

28 (a)(5)
Amendment No. 4 dated March 1, 2005 to the Amended and Restated Declaration of Trust (name change – ING
International SmallCap Fund, formerly ING International SmallCap Growth Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 110 to the Registrant’s Form N-1A Registration Statement on September 30,
2005 and incorporated herein by reference.

28 (a)(6)
Amendment No. 5 dated April 29, 2005 to the Amended and Restated Declaration of Trust (Class I shares for
ING Global Value Choice Fund and ING International Value Choice Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 110 to the Registrant’s Form N-1A Registration Statement September 30, 2005
and incorporated herein by reference.

28 (a)(7)
Amendment No. 6 dated September 1, 2005 to the Amended and Restated Declaration of Trust (ING Emerging
Markets Debt Fund and ING Greater China Fund) – Filed as an Exhibit to Post-Effective Amendment No. 110
to the Registrant’s Form N-1A Registration Statement on September 30, 2005 and incorporated herein by reference.

28 (a)(8)
Amendment No. 7 dated September 30, 2005 to the Amended and Restated Declaration of Trust (Class O shares for ING Global Equity Dividend Fund and ING Global Real Estate Fund) - Filed as an Exhibit to Post-Effective
Amendment No. 110 to the Registrant’s Form N-1A Registration Statement on September 30, 2005 and
incorporated herein by reference.

28 (a)(9)
Amendment No. 8 dated November 1, 2005 to the Amended and Restated Declaration of Trust (ING Diversified
International Fund, ING Index Plus International Equity Fund, and ING International Capital Appreciation Fund)
– Filed as an Exhibit to Post-Effective Amendment No. 111 to the Registrant’s Form N-1A Registration
Statement on December 6, 2005 and incorporated herein by reference.

28 (a)(10)
Amendment No. 9 dated November 10, 2005 to the Amended and Restated Declaration of Trust (ING
International Real Estate Fund) – Filed as an Exhibit to Post-Effective Amendment No. 111 to the Registrant’s
Form N-1A Registration Statement on December 6, 2005 and incorporated herein by reference.

28 (a)(11)
Amendment No. 10 dated March 16, 2006 to the Amended and Restated Declaration of Trust (ING Global Bond
Fund) – Filed as an Exhibit to Post-Effective Amendment No. 116 to the Registrant’s Form N-1A Registration
Statement on June 19, 2006 and incorporated herein by reference.

28 (a)(12)
Amendment No. 11 dated May 25, 2006 to the Amended and Restated Declaration of Trust – Filed as an Exhibit
to Post-Effective Amendment No. 116 to the Registrant’s Form N-1A Registration Statement on June 19, 2006
and incorporated herein by reference.

28 (a)(13)
Amendment No. 12 dated July 13, 2006 to the Amended and Restated Declaration of Trust (Class R shares for
ING Diversified International Fund) – Filed as an Exhibit to Post-Effective Amendment No. 117 to the
Registrant’s Form N-1A Registration Statement on August 14, 2006 and incorporated herein by reference.

28 (a)(14)
Amendment No. 13 dated October 9, 2006 to the Amended and Restated Declaration of Trust (name change -
ING Global Natural Resources Fund, formerly ING Precious Metals Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 119 to the Registrant’s Form N-1A Registration Statement on December 7, 2006
and incorporated herein by reference.

28 (a)(15)
Amendment No. 14 dated November 9, 2006 to the Amended and Restated Declaration of Trust (ING
International Value Opportunities Fund) – Filed as an Exhibit to Post-Effective Amendment No. 119 to the
Registrant’s Form N-1A Registration Statement on December 7, 2006 and incorporated herein by reference.

28 (a)(16)
Amendment No. 15 dated November 9, 2006 to the Amended and Restated Declaration of Trust (authority to reclassify, reorganize, recapitalize, or convert issued or unissued interests of any class into interests of one or more other classes) – Filed as an Exhibit to Post-Effective Amendment No. 121 to the Registrant’s Form N-1A
Registration Statement on February 23, 2007 and incorporated herein by reference.

28 (a)(17)
Amendment No. 16 dated November 9, 2006 to the Amended and Restated Declaration of Trust (abolishing
Class M shares for ING Emerging Countries Fund) – Filed as an Exhibit to Post-Effective Amendment No. 121
to the Registrant’s Form N-1A Registration Statement on February 23, 2007 and incorporated herein by reference.

28 (a)(18)
Amendment No. 17 dated February 28, 2007 to the Amended and Restated Declaration of Trust (name change -
ING International Growth Opportunities Fund, formerly ING International Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 121 to the Registrant’s Form N-1A Registration Statement on February 23, 2007
and incorporated herein by reference.

28 (a)(19)
Amendment No. 18 dated March 2, 2007 to the Amended and Restated Declaration of Trust (ING International
Equity Dividend Fund) – Filed as an Exhibit to Post-Effective Amendment No. 124 to the Registrant’s Form
N-1A Registration Statement on July 27, 2007 and incorporated herein by reference.

28 (a)(20)
Amendment No. 19 dated July 12, 2007 to the Amended and Restated Declaration of Trust (ING Asia-Pacific
Real Estate Fund, ING European Real Estate Fund, and Class I shares for ING Global Equity Dividend Fund;
and ING Global Natural Resources Fund; and Class O shares for ING Index Plus International Equity Fund) –
Filed as an Exhibit to Post-Effective Amendment No. 124 to the Registrant’s Form N-1A Registration Statement
on July 27, 2007 and incorporated herein by reference.

28 (a)(21)
Amendment No. 20 dated September 12, 2007 to the Amended and Restated Declaration of Trust (Class W
shares for ING Diversified International Fund, ING Emerging Countries Fund, ING Foreign Fund, ING Global
Equity Dividend Fund, ING Global Natural Resources Fund, ING Global Real Estate Fund, ING International
Equity Dividend Fund, ING International Real Estate Fund, and ING International SmallCap Fund) – Filed as an
Exhibit to Post-Effective Amendment No. 128 to the Registrant’s Form N-1A Registration Statement on
November 9, 2007 and incorporated herein by reference.

28 (a)(22)
Amendment No. 21 dated December 17, 2007 to the Amended and Restated Declaration of Trust (name change
– ING International SmallCap Multi-Manager Fund, formerly ING International SmallCap Fund) – Filed as an exhibit to Post-Effective Amendment No. 131 to the Registrant’s Form N-1A Registration Statement on
February 27, 2008 and incorporated herein by reference.

28 (a)(23)
Amendment No. 22 dated May 30, 2008 to the Amended and Restated Declaration of Trust (Class O shares for
ING Diversified International Fund, ING Global Bond Fund, ING Greater China Fund, and ING International
SmallCap Multi-Manager Fund) – Filed as an Exhibit to Post-Effective Amendment No. 132 to the Registrant’s
Form N-1A Registration Statement on June 4, 2008 and incorporated herein by reference.

28 (a)(24)
Plan of Liquidation and Dissolution of Series with respect to ING International Value Opportunities Fund effective August 1, 2008 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form
N-1A Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(25)
Amendment No. 23 effective September 27, 2008 to the Amended and Restated Declaration of Trust (dissolution of ING International Value Opportunities Fund) – Filed as an Exhibit to Post-Effective Amendment No. 134 to
the Registrant’s Form N-1A Registration Statement on February 26, 2009 and incorporated herein by reference.

28 (a)(26)
Amendment No. 24 dated March 27, 2009 to the Amended and Restated Declaration of Trust (Class Q shares for
ING International Capital Appreciation Fund) – Filed as an Exhibit to Post-Effective Amendment No. 135 to the
Registrant’s Form N-1A Registration Statement on May 29, 2009 and incorporated herein by reference.

28 (a)(27)
Amendment No. 25 dated May 14, 2009 to the Amended and Restated Declaration of Trust (Class W shares for
ING Global Bond Fund, ING Global Value Choice Fund, and ING International Value Choice Fund) – Filed as
an Exhibit to Post-Effective Amendment No. 135 to the Registrant’s Form N-1A Registration Statement on
May 29, 2009 and incorporated herein by reference.

28 (a)(28)
Plan of Liquidation and Dissolution of Series with respect to ING Disciplined International SmallCap Fund effective July 13, 2009 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form
N-1A Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(29)
Plan of Liquidation and Dissolution of Series with respect to ING Emerging Markets Fixed Income Fund effective July 13, 2009 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form
N-1A Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(30)
Amendment No. 26 effective August 10, 2009 to the Amended and Restated Declaration of Trust (dissolution of
ING International Growth Opportunities Fund) – Filed as an Exhibit to Post-Effective Amendment No. 137 to
the Registrant’s Form N-1A Registration Statement on September 29, 2009 and incorporated herein by reference.

28 (a)(31)
Amendment No. 27 effective August 21, 2009 to the Amended and Restated Declaration of Trust (dissolution of
ING Disciplined International SmallCap Fund and ING Emerging Markets Fixed Income Fund) – Filed as an
Exhibit to Post-Effective Amendment No. 137 to the Registrant’s Form N-1A Registration Statement on
September 29, 2009 and incorporated herein by reference.

28 (a)(32)
Amendment No. 28 dated September 10, 2009 to the Amended and Restated Declaration of Trust (Class I shares for ING Russia Fund) – Filed as an Exhibit to Post-Effective Amendment No. 137 to the Registrant’s Form
N-1A Registration Statement on September 29, 2009 and incorporated herein by reference.

28 (a)(33)
Plan of Liquidation and Dissolution of Series with respect to ING International Equity Dividend Fund effective
September 14, 2009 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form N-1A
Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(34)
Amendment No. 29 effective October 13, 2009 to the Amended and Restated Declaration of Trust (Class W
shares for ING International Capital Appreciation Fund) – Filed as an Exhibit to Post-Effective Amendment No.
139 to the Registrant’s Form N-1A Registration Statement on February 25, 2010 and incorporated herein by reference.

28 (a)(35)
Amendment No. 30 dated November 20, 2009 to the Amended and Restated Declaration of Trust (converting
Class Q shares into Class W shares and abolishing Class Q shares for ING Foreign Fund, ING Global Natural
Resources Fund, ING Global Value Choice Fund, ING International SmallCap Multi-Manager Fund, and ING
Russia Fund) – Filed as an Exhibit to Post-Effective Amendment No. 139 to the Registrant’s Form N-1A
Registration Statement on February 25, 2010 and incorporated herein by reference.

28 (a)(36)
Amendment No. 31, effective March 5, 2010, to the Amended and Restated Declaration of Trust (converting
Class Q shares into Class W shares and abolishing Class Q shares for ING Emerging Countries Fund and ING
International Capital Appreciation Fund) – Filed as an Exhibit to Post-Effective Amendment No. 140 to the
Registrant’s Form N-1A Registration Statement on September 30, 2010 and incorporated herein by reference.

28 (a)(37)
Amendment No. 32 dated June 30, 2010 to Amended and Restated Declaration of Trust (name change – ING
Global Opportunities Fund, formerly ING Foreign Fund) – Filed as an Exhibit to Post-Effective Amendment No.
140 to the Registrant’s Form N-1A Registration Statement on September 30, 2010 and incorporated herein by reference.

28 (a)(38)
Amendment No. 33 dated September 30, 2010 to the Amended and Restated Declaration of Trust (Class I shares for ING International Growth Fund) – Filed as an Exhibit to Post-Effective Amendment No. 142 to the
Registrant’s Form N-1A Registration Statement on December 6, 2010 and incorporated herein by reference.

28 (a)(39)
Plan of Liquidation and Dissolution of Series with respect to ING Asia-Pacific Real Estate Fund effective
November 26, 2010 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form N-1A
Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(40)
Plan of Liquidation and Dissolution of Series with respect to ING European Real Estate Fund effective
November 26, 2010 – Filed as an exhibit to Post-Effective Amendment No. 152 to the Registrant’s Form N-1A
Registration Statement on September 30, 2011 and incorporated herein by reference.

28 (a)(41)
Amendment No. 34 dated November 18, 2010 to the Amended and Restated Declaration of Trust (Class I shares for ING International Core Fund) – Filed as an Exhibit to Post-Effective Amendment No. 144 to the Registrant’s
Form N-1A Registration Statement on January 24, 2011 and incorporated herein by reference.

28 (a)(42)
Amendment No. 35 dated May 19, 2011 to the Amended and Restated Declaration of Trust (Class R shares and
Class W shares for certain ING Funds) – Filed as an Exhibit to Post-Effective Amendment No. 149 to the
Registrant’s Form N-1A Registration Statement on July 28, 2011 and incorporated herein by reference.

28 (a)(43)
Amendment No. 36 dated July 15, 2011 to the Amended and Restated Declaration of Trust (ING Emerging
Markets Equity Fund) – Filed as an Exhibit to Post-Effective Amendment No. 149 to the Registrant’s Form
N-1A Registration Statement filed on July 28, 2011 and incorporated herein by reference.

28 (a)(44)
Amendment No. 37 dated January 12, 2012 to the Amended and Restated Declaration of Trust (Class B shares for ING Emerging Markets Equity Fund) – Filed as an Exhibit to Post-Effective Amendment No. 157 to the
Registrant’s Form N-1A Registration Statement on February 27, 2012 and incorporated herein by reference.

28 (a)(45)
Amendment No. 38 dated February 29, 2012 to the Amended and Restated Declaration of Trust (name change –
ING International Small Cap Fund, formerly ING International SmallCap Multi-Manager Fund) – Filed as an
Exhibit to Post-Effective Amendment No. 157 to the Registrant’s Form N-1A Registration Statement on
February 27, 2012 and incorporated herein by reference.

28 (a)(46)
Plan of Liquidation and Dissolution of Series with respect to ING International Capital Appreciation Fund, effective January 17, 2012 – Filed as an Exhibit to Post-Effective Amendment No. 157 to the Registrant’s Form
N-1A Registration Statement on February 27, 2012 and incorporated herein by reference.

28 (a)(47)
Amendment No. 39 dated July 12, 2012 to the Amended and Restated Declaration of Trust (ING Diversified
Emerging Markets Debt Fund) – Filed as an Exhibit to Post-Effective Amendment No. 165 to the Registrant’s
Form N-1A Registration Statement on October 31, 2012 and incorporated herein by reference.

28 (a)(48)
Amendment No. 40 effective July 23, 2012 to the Amended and Restated Declaration of Trust (dissolving ING
Emerging Countries Fund) – Filed as an Exhibit to Post-Effective Amendment No. 165 to the Registrant’s Form
N-1A Registration Statement on October 31, 2012 and incorporated herein by reference.

28 (a)(49)
Amendment No. 41 dated August 1, 2012 to the Amended and Restated Declaration of Trust (Class W shares for
ING International Core Fund) – Filed as an Exhibit to Post-Effective Amendment No. 160 to the Registrant’s
Form N-1A Registration Statement on August 7, 2012 and incorporated herein by reference.

28 (a)(50)
Amendment No. 42 dated September 6, 2012 to the Amended and Restated Declaration of Trust (Class R6
shares for ING Global Bond Fund and ING Global Real Estate Fund) – Filed as an Exhibit to Post-Effective
Amendment No. 170 to the Registrant’s Form N-1A Registration Statement on December 21, 2012 and
incorporated herein by reference.

28 (a)(51)
Amendment No. 43 dated November 14, 2012 to the Amended and Restated Declaration of Trust (name change
– ING International Value Equity Fund, formerly ING Global Value Choice Fund) –Filed as an Exhibit to
Post-Effective Amendment No. 170 to the Registrant’s Form N-1A Registration Statement on December 21, 2012
and incorporated herein by reference.

28 (a)(52)
Amendment No. 44 dated November 15, 2012 to the Amended and Restated Declaration of Trust (name change
– ING Emerging Markets Equity Dividend Fund, formerly ING Greater China Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 170 to the Registrant’s Form N-1A Registration Statement on December 21, 2012
and incorporated herein by reference.

28 (a)(53)
Amendment No. 45 dated November 29, 2012 to the Amended and Restated Declaration of Trust (Class P shares for ING Global Bond Fund) – Filed as an Exhibit to Post-Effective Amendment No. 167 to the Registrant’s
Form N-1A Registration Statement on November 30, 2012 and incorporated herein by reference.

28 (a)(54)
Amendment No. 46 dated January 10, 2013 to the Amended and Restated Declaration of Trust (ING Global
Perspectives Fund) – Filed as an Exhibit to Post-Effective Amendment No. 174 to the Registrant’s Form N-1A
Registration Statement on February 27, 2013 and incorporated herein by reference.

28 (a)(55)
Plan of Liquidation and Dissolution of Series with respect to ING Index Plus International Equity Fund, effective December 7, 2012 – Filed as an Exhibit to Post-Effective Amendment No. 174 to the Registrant’s Form
N-1A Registration Statement on February 27, 2013 and incorporated herein by reference.

28 (a)(56)
Amendment No. 47 dated July 1, 2013 to the Amended and Restated Declaration of Trust (name change – ING
Multi-Manager International Equity Fund, formerly ING International Growth Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 183 to the Registrant’s Form N-1A Registration Statement on December 16, 2013
and incorporated herein by reference.

28 (a)(57)
Amendment No. 48 effective July 15, 2013 to the Amended and Restated Declaration of Trust (dissolution of
ING International Value Choice Fund) – Filed as an Exhibit to Post-Effective Amendment No. 183 to the
Registrant’s Form N-1A Registration Statement on December 16, 2013 and incorporated herein by reference.

28 (a)(58)
Amendment No. 49 dated November 21, 2013 to the Amended and Restated Declaration of Trust (Class A,
Class B, Class C, Class O, Class R, and Class W shares for ING Multi-Manager International Equity Fund) –
Filed as an Exhibit to Post-Effective Amendment No. 184 to the Registrant’s Form N-1A Registration Statement
on February 26, 2014 and incorporated herein by reference.

28 (a)(59)
Amendment No. 50 dated May 1, 2014 to the Amended and Restated Declaration of Trust (name change of each existing series of the Trust) – Filed as an Exhibit to Post-Effective Amendment No. 186 to the Registrant’s Form
N-1A Registration Statement on July 14, 2014 and incorporated herein by reference.

28 (a)(60)
Amendment No. 51 dated May 22, 2014 to the Amended and Restated Declaration of Trust (Class R6 shares for
Voya Global Real Estate Fund) – Filed as an Exhibit to Post-Effective Amendment No. 186 to the Registrant’s
Form N-1A Registration Statement on July 14, 2014 and incorporated herein by reference.

28 (a)(61)
Amendment No. 52 effective October 1, 2014 to the Amended and Restated Declaration of Trust (abolition of
Class B, Class C, and Class R shares of Voya Global Natural Resources Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 188 to the Registrant’s Form N-1A Registration Statement on December 22, 2014
and incorporated herein by reference.

28 (a)(62)
Amendment No. 53 effective November 24, 2014 to the Amended and Restated Declaration of Trust (dissolution of Voya Global Opportunities Fund) – Filed as an Exhibit to Post-Effective Amendment No. 188 to the
Registrant’s Form N-1A Registration Statement on December 22, 2014 and incorporated herein by reference.

28 (a)(63)
Amendment No. 54 dated December 1, 2014 to the Amended and Restated Declaration of Trust (name change –
Voya Global Value Advantage Fund, formerly Voya International Value Equity Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 188 to the Registrant’s Form N-1A Registration Statement on December 22, 2014
and incorporated herein by reference.

28 (a)(64)
Amendment No. 55 effective May 26, 2015 to the Amended and Restated Declaration of Trust (dissolution of
Voya Global Natural Resources Fund) – Filed as an Exhibit to Post-Effective Amendment No. 192 to the
Registrant’s Form N-1A Registration Statement on February 25, 2016 and incorporated herein by reference.

28 (a)(65)
Plan of Liquidation and Dissolution of Series with respect to Voya Emerging Markets Equity Dividend Fund, effective January 15, 2016 – Filed as an Exhibit to Post-Effective Amendment No. 195 to the Registrant’s Form
N-1A Registration Statement on December 2, 2016 and incorporated herein by reference.

28 (a)(66)
Amendment No. 56 dated May 1, 2016 to the Amended and Restated Declaration of Trust (name change – Voya
Global Equity Fund, formerly Voya Global Value Advantage Fund) – Filed as an Exhibit to Post-Effective
Amendment No. 195 to the Registrant’s Form N-1A Registration Statement on December 2, 2016 and
incorporated herein by reference.

28 (a)(67)
Amendment No. 57 dated September 15, 2016 to the Amended and Restated Declaration of Trust (Voya Global
Corporate Leaders® 100 Fund and Voya Global High Dividend Low Volatility Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 195 to the Registrant’s Form N-1A Registration Statement on December 2, 2016
and incorporated herein by reference.

28 (a)(68)
Amendment No. 58 dated November 17, 2016 to the Amended and Restated Declaration of Trust (Voya CBRE
Global Infrastructure Fund and Voya CBRE Long/Short Fund) – Filed as an Exhibit to Post-Effective
Amendment No. 195 to the Registrant’s Form N-1A Registration Statement on December 2, 2016 and
incorporated herein by reference.

28 (a)(69)
Amendment No. 59 dated January 12, 2017 to the Amended and Restated Declaration of Trust (Class T shares for Voya CBRE Global Infrastructure Fund, Voya CBRE Long/Short Fund, Voya Diversified Emerging Markets
Debt Fund, Voya Global Bond Fund, Voya Global Corporate Leaders® 100 Fund, Voya Global Equity Fund,
Voya Global High Dividend Low Volatility Fund, Voya Global Perspectives® Fund, Voya Global Real Estate
Fund, and Voya International Real Estate Fund) – Filed as an Exhibit to Post-Effective Amendment No. 199 to
the Registrant’s Form N-1A Registration Statement on February 24, 2017 and incorporated herein by reference.

28 (a)(70)
Amendment No. 60 dated January 20, 2017 to the Amended and Restated Declaration of Trust (name change –
Voya Multi-Manager International Factors Funds, formerly International Core Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 199 to the Registrant’s Form N-1A Registration Statement on February 24, 2017
and incorporated herein by reference.

28 (a)(71)
Amendment No. 61 effective May 2, 2017 to the Amended and Restated Declaration of Trust (abolishment of
Class B shares for Voya Diversified International Fund, Voya Global Bond Fund, Voya Global Equity Dividend
Fund, Voya Global Equity Fund, Voya Global Real Estate Fund, Voya International Real Estate Fund, Voya
Multi-Manager Emerging Markets Equity Fund, Voya Multi-Manager International Equity Fund, Voya
Multi-Manager International Small Cap Fund, and Voya Russia Fund) – Filed as an Exhibit to Post-Effective
Amendment No. 206 to the Registrant’s Form N-1A Registration Statement on July 14, 2017 and incorporated herein by reference.

28 (a)(72)
Amendment No. 62 effective January 11, 2018 to the Amended and Restated Declaration of Trust (establishment of Class P3 shares for Voya Global Bond Fund, Voya Global Real Estate Fund, Voya Multi-Manager Emerging
Markets Equity Fund, Voya Multi-Manager International Equity Fund and Voya Multi-Manager International
Factors Fund) - Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A
Registration Statement on February 23, 2018 and incorporated herein by reference.

28 (a)(73)
Amendment No. 63 effective May 1, 2018 to the Amended and Restated Declaration of Trust (change of name for Voya International High Dividend Low Volatility Fund, formerly, Voya Global High Dividend Low Volatility
Fund) – Filed as an Exhibit to Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration
Statement on February 26, 2019 and incorporated herein by reference.

28 (a)(74)
Amendment No. 64. effective May 18, 2017 to the Amended and Restated Declaration of Trust (dissolution of
Voya Diversified International Fund) – Filed as an Exhibit to Post-Effective Amendment No. 212 to the
Registrant’s Form N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (a)(75)
Amendment No. 65 effective September 14, 2018 to the Amended and Restated Declaration of Trust
(establishment of Class P3 shares for Voya International High Dividend Low Volatility Fund and Voya
Multi-Manager International Small Cap Fund) – Filed as an Exhibit to Post-Effective Amendment No. 212 to the
Registrant’s Form N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (a)(76)
Amendment No. 66 effective November 16, 2018 to the Amended and Restated Declaration of Trust
(establishment of Class C shares for Voya CBRE Global Infrastructure Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on February 26, 2019
and incorporated herein by reference.

28 (a)(77)
Amendment No. 67 effective January 25, 2019 to the Amended and Restated Declaration of Trust (establishment of Class W shares for Voya CBRE Global Infrastructure Fund and Class P shares for Voya Multi-Manager
Emerging Markets Equity Fund, Voya Multi-Manager International Equity Fund, and Voya Multi-Manager
International Factors Fund) – Filed as an Exhibit to Post-Effective Amendment No. 212 to the Registrant’s Form
N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (a)(78)
Plan of Liquidation and Dissolution of Series with respect to Voya CBRE Long/Short Fund effective, March 19,
2019 – Filed as an exhibit to Post-Effective Amendment No. 215 to the Registrant’s Form N-1A Registration
Statement on October 31, 2019 and incorporated herein by reference.

28 (a)(79)
Amendment No. 68 effective May 23, 2019 to the Amended and Restated Declaration of Trust (Voya Global
Diversified Payment Fund II) – Filed as an exhibit to Post-Effective Amendment No. 215 to the Registrant’s
Form N-1A Registration Statement on October 31, 2019 and incorporated herein by reference.

28 (a)(80)
Amendment No. 69 effective September 12, 2019 to the Amended and Restated Declaration of Trust (establish of Class R6 shares for Voya Global Equity Dividend Fund and Voya International High Dividend Low Volatility
Fund) – Filed as an exhibit to Post-Effective Amendment No. 215 to the Registrant’s Form N-1A Registration
Statement on October 31, 2019 and incorporated herein by reference.

28 (a)(81)
Plan of Liquidation and Dissolution of Series with respect to Voya International Real Estate Fund, effective
October 4, 2019 – Filed as an exhibit to Post-Effective Amendment No. 218 to the Registrant’s Form N-1A
Registration Statement on February 25, 2020 and incorporated herein by reference.

28 (a)(82)
Amendment No. 71 effective November 8, 2019 to the Amended and Restated Declaration of Trust (Voya Global
Diversified Payment Fund) – Filed as an exhibit to Post-Effective Amendment No. 218 to the Registrant’s Form
N-1A Registration Statement on February 25, 2020 and incorporated herein by reference.

28 (a)(83)
Amendment No. 72 effective May 23, 2019 to the Amended and Restated Declaration of Trust (Abolishment of
Class O shares) – Filed as an exhibit to Post-Effective Amendment No. 218 to the Registrant’s Form N-1A
Registration Statement on February 25, 2020 and incorporated herein by reference.

28 (a)(84)
Amendment No. 70 effective September 12, 2019 to the Amended and Restated Declaration of Trust (amending
Declaration of Trust language) – Filed as an exhibit to Post-Effective Amendment No. 220 to the Registrant’s
Form N-1A Registration Statement on December 18, 2020 and incorporated herein by reference.

28 (a)(85)
Amendment No. 73 effective February 28, 2929 to the Amended and Restated Declaration of Trust (Name
change from Voya Global Equity Fund to Voya Global High Dividend Low Volatility Fund) – Filed as an exhibit to Post-Effective Amendment No. 220 to the Registrant’s Form N-1A Registration Statement on December 18,
2020 and incorporated herein by reference.

28 (a)(86)
Plan of Liquidation and Dissolution of Series with respect to Voya Global Corporate Leaders® 100 Fund, effective January 29, 2020 – Filed as an exhibit to Post-Effective Amendment No. 220 to the Registrant’s Form
N-1A Registration Statement on December 18, 2020 and incorporated herein by reference.

28 (a)(87)
Amendment No. 74 effective March 20, 2020 to the Amended and Restated Declaration of Trust (dissolution of
Voya CBRE Global Infrastructure Fund and Voya Global Real Estate Fund) – Filed as an exhibit to
Post-Effective Amendment No. 220 to the Registrant’s Form N-1A Registration Statement on December 18, 2020
and incorporated herein by reference.

28 (a)(88)
Amendment No. 75 effective June 8, 2020 to the Amended and Restated Declaration of Trust (Dissolution of
Voya CBRE Long/Short Fund) – Filed as an exhibit to Post-Effective Amendment No. 220 to the Registrant’s
Form N-1A Registration Statement on December 18, 2020 and incorporated herein by reference.

28 (a)(89)
Amendment No. 76 effective September 21, 2020 to the Amended and Restated Declaration of Trust (Dissolution
of Voya Global Equity Dividend Fund) – Filed as an exhibit to Post-Effective Amendment No. 220 to the
Registrant’s Form N-1A Registration Statement on December 18, 2020 and incorporated herein by reference.

28 (a)(90)
Plan of Liquidation and Dissolution of Series with respect to Voya Diversified Emerging Markets Debt Fund, effective November 19, 2020 – Filed as an exhibit to Post-Effective Amendment No. 221 to the Registrant’s
Form N-1A Registration Statement on February 25, 2021 and incorporated herein by reference.

28 (a)(91)
Amendment No. 77 effective July 28, 2021 to the Amended and Restated Declaration of Trust (Dissolution of
Voya Global Corporate Leaders® 100 Fund) – Filed as an exhibit to Post-Effective Amendment No. 222 to the
Registrant’s Form N-1A Registration Statement on December 20, 2021 and incorporated herein by reference.

28 (a)(92)
Certificate of Amendment to Certificate of Trust of Voya Mutual Funds, dated July 23, 2021 (Change the registered office and the registered agent of the Registrant) – Filed as an exhibit to Amendment No. 225 to the
Registrant’s Form N-1A Registration Statement on November 18, 2022 and incorporated herein by reference.

28 (a)(93)
Plan of Liquidation and Dissolution of Series with respect to Voya Russia Fund, effective May 4, 2022 – Filed as an exhibit to Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on November 18,
2022 and incorporated herein by reference.

28 (a)(94)
Amendment No. 78, dated September 30, 2022, to Amended and Restated Declaration of Trust of Voya Mutual
Funds (abolition of Class P shares for Voya Multi-Manager International Equity Fund and Voya Multi-Manager
International Factors Fund and abolition of Class P3 shares for Voya International High Dividend Low Volatility
Fund and Voya Multi-Manager International Small Cap Fund) – Filed as an exhibit to Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on November 18, 2022 and incorporated herein by reference.

28 (a)(95)
Amendment No. 79, dated November 17, 2022, to Amended and Restated Declaration of Trust of Voya Mutual
Funds (Voya VACS Series EME Fund) – Filed as an exhibit to Amendment No. 225 to the Registrant’s Form
N-1A Registration Statement on November 18, 2022 and incorporated herein by reference.

28 (a)(96)
Amendment No. 80, dated November 17, 2022, to Amended and Restated Declaration of Trust of Voya Mutual
Funds (Voya Multi-Manager International Small Cap Fund – Class R6 shares) – Filed as an exhibit to
Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023
and incorporated herein by reference.

28 (a)(97)
Amendment No. 81, dated January 11, 2023, to Amended and Restated Declaration of Trust of Voya Mutual
Funds (Abolish Class T shares - Voya Global Bond Fund, Voya Global Diversified Payment Fund, Voya Global
High Dividend Low Volatility Fund, Voya Global Perspectives Fund, and Voya International High Dividend Low
Volatility Fund) – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form N-1A
Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (b)(1)
Amended and Restated By-laws of Registrant dated March 18, 2018 - Filed as an Exhibit to Post-Effective
Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on February 26, 2019 and
incorporated herein by reference.

28 (c)(1)	Not applicable.
28 (d)(1)
Amended and Restated Investment Management Agreement between Voya Mutual Funds and Voya Investments,
LLC effective November 18, 2014, as amended and restated on May 1, 2015 – Filed as an Exhibit to
Post-Effective Amendment No. 192 to the Registrant’s Form N-1A Registration Statement on February 25, 2016
and incorporated herein by reference.

28 (d)(1)(i)
Waiver letter dated March 1, 2023 with respect to the Amended and Restated Investment Management
Agreement between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated on May 1, 2015 for the period from March 1, 2023 through March 1, 2024 (Class P shares of Voya
Multi-Manager Emerging Markets Equity Fund) – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (d)(1)(ii)
Waiver Letter dated March 1, 2023 with respect to the Amended and Restated Investment Management
Agreement between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated on May 1, 2015 for the period from March 1, 2023 through March 1, 2024 (Voya Multi-Manager
International Factors Fund) – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form
N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (d)(1)(iii)
Waiver Letter dated May 4, 2022 with respect to the Amended and Restated Investment Management Agreement
between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated
on May 1, 2015 for the period of May 4, 2022 through December 31, 2023 (Voya Russia Fund) – Filed as an exhibit to Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on November 18, 2022
and incorporated herein by reference.

28 (d)(1)(iv)
Amended Schedule A, dated November 18, 2022, to the Amended and Restated Investment Management
Agreement between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated on May 1, 2015 – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s
Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (d)(1)(v)
Amended Schedule B and Amended Schedule C, effective November 19, 2020, to the Amended and Restated
Investment Management Agreement between Voya Mutual Funds and Voya Investments, LLC effective
November 18, 2014, as amended and restated on May 1, 2015 – Filed as an exhibit to Post-Effective
Amendment No. 221 to the Registrant’s Form N-1A Registration Statement on February 25, 2021 and
incorporated herein by reference.

28 (d)(2)
Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC dated
November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 189 to the Registrant’s Form N-1A
Registration Statement on February 25, 2015 and incorporated herein by reference.

28 (d)(2)(i)
First Amendment effective May 22, 2015 to Sub-Advisory Agreement between Voya Investments, LLC and Voya
Investment Management Co. LLC dated November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment
No. 191 to the Registrant’s Form N-1A Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(2)(ii)
Amended Schedule A (with redaction), dated November 18, 2022, to the Sub-Advisory Agreement between Voya
Investments, LLC and Voya Investment Management Co. LLC dated November 18, 2014 – Filed as an exhibit to
Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023
and incorporated herein by reference.

28 (d)(2)(iii)
Second Amendment, dated May 1, 2018 to Sub-Advisory Agreement between Voya Investment, LLC and Voya
Investment Management Co. LLC dated November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment
No. 212 to the Registrant’s Form N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (d)(3)
Sub-Advisory Agreement between Voya Investments, LLC and NNIP Advisors B.V. (Voya Russia Fund) effective
April 11, 2022 – Filed as an exhibit to Amendment No. 225 to the Registrant’s Form N-1A Registration
Statement on November 18, 2022 and incorporated herein by reference.

28 (d)(3)(i)
Termination letter dated June 15, 2022 with respect to the Sub-Advisory Agreement between Voya Investments,
LLC and NNIP Advisors B.V. (Voya Russia Fund) dated April 11, 2022 – Filed as an exhibit to Post-Effective
Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and
incorporated herein by reference.

28 (d)(4)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Acadian Asset Management LLC
effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 191 to the Registrant’s
Form N-1A Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(5)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Baillie Gifford Overseas Limited
effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 191 to the Registrant’s
Form N-1A Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(5)(i)
Side Letter dated February 2015 to Sub-Advisory Agreement between Voya Investments, LLC and Baillie
Gifford Overseas Limited effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No.
192 to the Registrant’s Form N-1A Registration Statement on February 25, 2016 and incorporated herein by reference.

28 (d)(6)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Wellington Management
Company LLP effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 191 to the
Registrant’s Form N-1A Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(6)(i)
Amended Schedule A (with redaction) effective October 1, 2021 with respect to the Sub-Advisory Agreement between Voya Investments, LLC and Wellington Management Company LLP effective November 18, 2014 -
Filed as an exhibit to Post-Effective Amendment No. 222 to the Registrant’s Form N-1A Registration Statement
on December 20, 2021 and incorporated herein by reference.

28 (d)(7)
Amended and Restated Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Delaware
Investments Fund Advisers effective November 18, 2014, amended and restated effective March 1, 2019 – Filed as an Exhibit to Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on
February 26, 2019 and incorporated herein by reference.

28 (d)(7)(i)
Amended Schedule A (with redaction) effective November 18, 2022 to the Amended and Restated Sub-Advisory
Agreement between Voya Investments, LLC and Delaware Investments Fund Advisers effective November 18,
2014, as amended and restated effective March 1, 2019 – Filed as an exhibit to Post-Effective Amendment No.
225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (d)(8)
Sub-Sub-Investment Advisory Agreement between Delaware Investments Fund Advisers and Macquarie Funds
Management Hong Kong Limited dated March 1, 2019 – Filed as an exhibit to Post-Effective Amendment No.
215 to the Registrant’s Form N-1A Registration Statement on October 31, 2019 and incorporated herein by reference.

28 (d)(9)
Sub-Sub-Investment Advisory Agreement between Delaware Investments Fund Advisers and Macquarie
Investment Management Global Limited dated March 1, 2019 – Filed as an exhibit to Post-Effective Amendment
No. 215 to the Registrant’s Form N-1A Registration Statement on October 31, 2019 and incorporated herein by reference.

28 (d)(10)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Polaris Capital Management,
LLC effective January 20, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 199 to the Registrant’s
Form N-1A Registration Statement on February 24, 2017 and incorporated herein by reference.

28 (d)(10)(i)
Amended Schedule A (with redaction) effective January 1, 2023 to the Sub-Advisory Agreement between Voya
Investments, LLC and Polaris Capital Management, LLC effective January 20, 2017 – Filed as an exhibit to
Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023
and incorporated herein by reference.

28 (d)(11)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Van Eck Associates Corporation
dated August 24, 2015 – Filed as an Exhibit to Post-Effective Amendment No. 191 to the Registrant’s Form
N-1A Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(11)(i)
Amended Schedule A (with redaction) effective November 18, 2022 to the Sub-Advisory Agreement between
Voya Investments, LLC and Van Eck Associates Corporation dated August 24, 2015 – Filed as an exhibit to
Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023
and incorporated herein by reference.

28 (d)(12)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Victory Capital Management Inc.
dated March 2, 2015 – Filed as an Exhibit to Post-Effective Amendment No. 191 to the Registrant’s Form N-1A
Registration Statement on December 23, 2015 and incorporated herein by reference.

28 (d)(13)
Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and PanAgora Asset Management,
Inc. effective January 20, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 199 to the Registrant’s
Form N-1A Registration Statement on February 24, 2017 and incorporated herein by reference.

28 (d)(13)(i)
Amended Schedule A (with redaction) dated May 31, 2019, to the Sub-Advisory Agreement between Voya
Investments, LLC and PanAgora Asset Management, Inc. effective January 20, 2017 – Filed as an exhibit to
Post-Effective Amendment No. 215 to the Registrant’s Form N-1A Registration Statement on October 31, 2019
and incorporated herein by reference.

28 (d)(14)
Expense Limitation Agreement between Voya Investments, LLC and Voya Mutual Funds effective January 1,
2016 – Filed as an Exhibit to Post-Effective Amendment No. 195 to the Registrant’s Form N-1A Registration
Statement on December 2, 2016 and incorporated herein by reference.

28 (d)(14)(i)
Amended Schedule A, effective February 28, 2023, to the Expense Limitation Agreement between Voya
Investments, LLC and Voya Mutual Funds effective January 1, 2016 – Filed as an exhibit to Post-Effective
Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and
incorporated herein by reference.

28 (d)(14)(ii)
Side Letter Agreement dated March 1, 2023 to the Expense Limitation Agreement between Voya Investments,
LLC and Voya Mutual Funds for the period from March 1, 2023 through March 1, 2024 (Voya Multi-Manager
Emerging Markets Equity Fund) – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s
Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (d)(14)(iii)
Side Letter Agreement dated March 1, 2023 to the Expense Limitation Agreement between Voya Investments,
LLC and Voya Mutual Funds for the period from March 1, 2023 through March 1, 2024 (Voya Multi-Manager
International Small Cap Fund) – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s
Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (d)(14)(iv)
Side Letter Agreement dated February 28, 2023 to the Expense Limitation Agreement between Voya
Investments, LLC and Voya Mutual Funds for the period from February 28, 2023 through March 1, 2024 (Voya
Multi-Manager International Small Cap Fund – Class R6) – Filed as an exhibit to Post-Effective Amendment
No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (d)(14)(v)
Side Letter Agreement dated January 1, 2023 to the Expense Limitation Agreement between Voya Investments,
LLC and Voya Mutual Funds for the period from January 1, 2023 through March 1, 2024 (Voya Multi-Manager
International Equity Fund – Class I) – Filed as an exhibit to Post-Effective Amendment No. 225 to the
Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (d)(14)(vi)
Side Letter Agreement dated March 1, 2023 to the Expense Limitation Agreement between Voya Investments,
LLC and Voya Mutual Funds for the period from March 1, 2023 through March 1, 2024 (Voya Multi-Manager
International Factors Fund) – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form
N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (d)(14)(vii)
Termination Letter, effective May 4, 2022, to the Expense Limitation Agreement between Voya Investments,
LLC and Voya Mutual Funds with respect to Voya Russia Fund – Filed as an exhibit to Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on November 18, 2022 and incorporated herein by reference.

28 (d)(14)(viii)
Recoupment Letter, dated March 1, 2019 to the Expense Limitation Agreement between Voya Investments, LLC and Voya Mutual Funds (Voya International High Dividend Low Volatility Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on February 26, 2019
and incorporated herein by reference.

28 (d)(15)
Amended and Restated Expense Limitation Agreement between Voya Investments, LLC, Voya Investment
Distributor, LLC and Voya Mutual Funds, effective January 1, 2016, as amended as restated May 31, 2017 (Voya
Global High Dividend Low Volatility Fund, formerly Voya Global Equity Fund) – Filed as an Exhibit to
Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration Statement on February 23, 2018
and incorporated herein by reference.

28 (d)(15)(i)
Amended Schedule A, effective January 12, 2023 to the Amended and Restated Expense Limitation Agreement
between Voya Investments, LLC, Voya Investment Distributor, LLC and Voya Mutual Funds, effective January 1,
2016, as amended as restated May 31, 2017 (Voya Global High Dividend Low Volatility Fund, formerly, Voya
Global Equity Fund) – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form N-1A
Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (e)(1)
Underwriting Agreement between Voya Mutual Funds and Voya Investments Distributor, LLC dated
November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 188 to the Registrant’s Form N-1A
Registration Statement on December 22, 2014 and incorporated herein by reference.

28 (e)(1)(i)
Amended Schedule A, dated October 2021, to the Underwriting Agreement between Voya Mutual Funds and
Voya Investments Distributor, LLC dated November 18, 2014- Filed as an exhibit to Post-Effective Amendment
No. 222 to the Registrant’s Form N-1A Registration Statement on December 20, 2021 and incorporated herein by reference.

28 (e)(2)
Placement Agent Agreement, effective November 18, 2022, between Voya Mutual Funds and Voya Investment
Distributor, LLC – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form N-1A
Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (f)(1)
Deferred Compensation Plan for Independent Directors as Amended and Restated dated January 11, 2023 – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on
February 24, 2023 and incorporated herein by reference.

28 (g)(1)
Custody Agreement with The Bank of New York Mellon dated January 6, 2003 - Filed as an Exhibit to
Post-Effective Amendment No. 101 to the Registrant's Form N-1A Registration Statement on February 13, 2004
and incorporated herein by reference.

28 (g)(1)(i)
Amended Exhibit A, effective February 9, 2023, to the Custody Agreement with The Bank of New York Mellon dated January 6, 2003 – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form
N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (g)(1)(ii)
Amendment, dated January 1, 2019 to the Custody Agreement, dated January 6, 2003, between the Registrant and The Bank of New York Mellon – Filed as an Exhibit to Post-Effective Amendment No. 212 to the
Registrant’s Form N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (g)(1)(iii)
Amendment, effective November 21, 2022, to the Custody Agreement, dated January 6, 2003, between the
Registrant and The Bank of New York Mellon – Filed as an exhibit to Post-Effective Amendment No. 225 to the
Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (g)(1)(iv)
Amendment, dated October 16, 2019, to the Multi-Broker Supplement to the Custody Agreement – Hong Kong
– China Connect Service dated January 31, 2017 – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (g)(1)(v)
Supplement to the Custody Agreement –Hong Kong – China Connect Service dated April 1, 2019, between the
Registrant and The Bank of New York Mellon – Filed as an exhibit to Post-Effective Amendment No. 215 to the
Registrant’s Form N-1A Registration Statement on October 31, 2019 and incorporated herein by reference.

28 (g)(1)(vi)
Amended Annex A, effective July 1, 2019, to the Supplement to the Custody Agreement –Hong Kong – China
Connect Service dated April 1, 2019, between the Registrant and The Bank of New York Mellon – Filed as an
exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on
February 24, 2023 and incorporated herein by reference.

28 (g)(1)(vii)
Supplement to the Custody Agreement – Hong Kong – China Connect Service dated November 19, 2018, between the Registrant and The Bank of New York Mellon – Filed as an exhibit to Post-Effective Amendment
No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (g)(1)(viii)
Amended Annex A, effective December 21, 2020, to the Supplement to the Custody Agreement – Hong Kong-
China Connect Service dated November 19, 2018 – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (g)(1)(ix)
Supplement to the Custody Agreement – Hong Kong – China Connect Service dated June 2, 2016, between the
Registrant and The Bank of New York Mellon – Filed as an exhibit to Post-Effective Amendment No. 225 to the
Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (g)(1)(x)
Supplement to the Custody Agreement – Hong Kong – China Connect Service dated April 29, 2016, between the
Registrant and The Bank of New York Mellon – Filed as an exhibit to Post-Effective Amendment No. 225 to the
Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (g)(1)(xi)
Amended Annex A, effective July 29, 2019, to the Supplement to the Custody Agreement – Hong Kong- China
Connect Service dated April 29, 2016 – Filed as an exhibit to Post-Effective Amendment No. 225 to the
Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (g)(2)
Foreign Custody Manager Agreement with The Bank of New York Mellon dated January 6, 2003 – Filed as an
Exhibit to Post-Effective Amendment No. 99 to the Registrant’s Form N-1A Registration Statement on
August 29, 2003 and incorporated herein by reference.

28 (g)(2)(i)
Amendment, dated September 6, 2012, to the Foreign Custody Manager Agreement with The Bank of New York
Mellon dated January 6, 2003 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s
Form N-1A Registration Statement on February 23, 2022 and incorporated herein by reference.

28 (g)(2)(ii)
Amended Exhibit A, effective February 9, 2023, to the Foreign Custody Manager Agreement with The Bank of
New York Mellon dated January 6, 2003 – Filed as an exhibit to Post-Effective Amendment No. 225 to the
Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (g)(2)(iii)
Amended Schedule 2 dated July 21, 2021 to the Foreign Custody Manager Agreement with The Bank of New
York Mellon dated January 6, 2003 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the
Registrant’s Form N-1A Registration Statement on February 23, 2022 and incorporated herein by reference.

28 (g)(2)(iv)
Amendment dated July 13, 2021, to the Foreign Custody Manager Agreement with The Bank of New York
Mellon dated January 6, 2003 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s
Form N-1A Registration Statement on February 23, 2022 and incorporated herein by reference.

28 (g)(3)
Securities Lending Agreement and Guaranty with The Bank of New York Mellon dated August 7, 2003 – Filed as an Exhibit to Post-Effective Amendment No. 111 to the Registrant’s Form N-1A Registration Statement on
February 13, 2004 and incorporated herein by reference.

28 (g)(3)(i)
Amended Exhibit A, effective April 4, 2022, to the Securities Lending Agreement and Guaranty with The Bank of New York Mellon dated August 7, 2003 – Filed as an exhibit to Post-Effective Amendment No. 225 to the
Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (g)(3)(ii)
Amendment, effective October 1, 2011 to the Securities Lending Agreement and Guaranty dated August 7, 2003, between Voya Mutual Funds and The Bank of New York Mellon - Filed as an Exhibit to Post-Effective
Amendment No. 212 to the Registrant's Form N-1A Registration Statement on February 26, 2019 and
incorporated herein by reference.

28 (g)(3)(iii)
Amendment, effective March 26, 2019 to the Securities Lending Agreement and Guaranty dated August 7, 2003, between Voya Mutual Funds and The Bank of New York Mellon – Filed as an exhibit to Post-Effective
Amendment No. 215 to the Registrant’s Form N-1A Registration Statement on October 31, 2019 and
incorporated herein by reference.

28 (g)(3)(iv)
Amendment to Securities Lending Agreement and Guaranty to Article IV, effective March 21, 2019 between the
Bank of New York Mellon and the Registrant dated August 7, 2003 – Filed as an exhibit to Post-Effective
Amendment No. 220 to the Registrant’s Form N-1A Registration Statement on December 18, 2020 and
incorporated herein by reference.

28 (h)(1)
Transfer Agency Services Agreement between BNY Mellon Investment Servicing (US) Inc. (formerly, PNC
Global Investment Servicing (U.S.) Inc.) and Voya Mutual Funds dated February 25, 2009 – Filed as an Exhibit to Post-Effective Amendment No. 135 to the Registrant’s Form N-1A Registration Statement on May 29, 2009
and incorporated herein by reference.

28 (h)(1)(i)
Amendment, effective February 8, 2011, to the Transfer Agency Services Agreement between BNY Mellon
Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 - Filed as an Exhibit to
Post-Effective Amendment No. 149 to the Registrant's Form N-1A Registration Statement on July 28, 2011 and
incorporated herein by reference.

28 (h)(1)(ii)
Amendment, effective January 1, 2019, to the Transfer Agency Services Agreement between BNY Mellon
Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 – Filed as an Exhibit to
Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on February 26, 2019
and incorporated herein by reference.

28 (h)(1)(iii)
Amendment, effective May 1, 2019, to the Transfer Agency Services Agreement between BNY Mellon
Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 – Filed as an exhibit to
Post-Effective Amendment No. 220 to the Registrant’s Form N-1A Registration Statement on December 18, 2020
and incorporated herein by reference.

28 (h)(1)(iv)
Amendment, effective November 5, 2019, to the Transfer Agency Services Agreement between BNY Mellon
Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 – Filed as an exhibit to
Post-Effective Amendment No. 215 to the Registrant’s Form N-1A Registration Statement on October 31, 2019
and incorporated herein by reference.

28 (h)(1)(v)
Amendment, effective May 1, 2020, to the Transfer Agency Services Agreement between BNY Mellon
Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 – Filed as an exhibit to
Post-Effective Amendment No. 220 to the Registrant’s Form N-1A Registration Statement on December 18, 2020
and incorporated herein by reference.

28 (h)(1)(vi)
Amendment, effective April 4, 2022, to the Transfer Agency Services Agreement between BNY Mellon
Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009 – Filed as an exhibit to
Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023
and incorporated herein by reference.

28(h)(1)(vii)
Amendment, effective October 21, 2022 to the Transfer Services Agreement between BNY Mellon Investment
Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009, as amended – Filed as an Exhibit to
Post-Effective Amendment No. 224 to the Registrant's Form N-1A Registration Statement on December 20,
2022 and incorporated herein by reference.

28 (h)(1)(viii)
Amendment, effective November 18, 2022, to the Transfer Agency Services Agreement between BNY Mellon
Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009, as amended – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on
February 24, 2023 and incorporated herein by reference.

28(h)(1)(ix)
Amendment, dated as of February 9, 2023, to the Transfer Agency Services Agreement between BNY Mellon
Investment Servicing (US) Inc. and Voya Mutual Funds dated February 25, 2009, as amended – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on
February 24, 2023 and incorporated herein by reference.

28 (h)(2)
Fund Accounting Agreement with The Bank of New York Melon dated January 6, 2003 – Filed as an Exhibit to
Post-Effective Amendment No. 101 to the Registrant's Form N-1A Registration Statement on February 13, 2004
and incorporated herein by reference.

28 (h)(2)(i)
Amendment, effective February 9, 2023 to the Fund Accounting Agreement with The Bank of New York Melon dated January 6, 2003 – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form
N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (h)(2)(ii)
Amended Exhibit A, effective February 9, 2023, to the Fund Accounting Agreement with The Bank of New York
Mellon dated January 6, 2003 – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s
Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (h)(2)(iii)
Investment Company Reporting Modernization Services Amendment to Fund Accounting Agreement dated
February 1, 2018 to the Fund Accounting Agreement with The Bank of New York Mellon dated January 6, 2003
– Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration
Statement on February 23, 2018 and incorporated herein by reference.

28 (h)(2)(iv)
Amendment, dated January 1, 2019 to the Fund Accounting Agreement with The Bank of New York Mellon dated January 6, 2003 – Filed as an Exhibit to Post-Effective Amendment No. 212 to the Registrant’s Form
N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (h)(3)
Fund of Funds Investment Agreement with BlackRock, Inc. effective January 19, 2022 – Filed as an Exhibit to
Post-Effective Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23, 2022
and incorporated herein by reference.

28 (h)(3)(i)
Amended and Restated Schedule A dated April 4, 2022 to the Fund of Funds Investment Agreement with
BlackRock, Inc. dated January 19, 2022 – Filed as an exhibit to Amendment No. 225 to the Registrant’s Form
N-1A Registration Statement on November 18, 2022 and incorporated herein by reference.

28 (h)(4)
Schwab Rule 12d1-4 Fund of Funds Investment Agreement, dated January 19, 2022, between the Registrant and
Schwab Strategic Trust – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s Form
N-1A Registration Statement on February 23, 2022 and incorporated herein by reference.

28 (h)(4)(i)
Amendment, dated April 5, 2022, to Schwab Rule 12d1-4 Fund of Funds Investment Agreement, dated
January 19, 2022, between the Registrant and Schwab Strategic Trust – Filed as an exhibit to Amendment No.
225 to the Registrant’s Form N-1A Registration Statement on November 18, 2022 and incorporated herein by reference.

28 (h)(5)
Rule 12d1-4 Fund of Funds Investment Agreement, dated January 19, 2022, between the Registrant and Teachers
Advisors, LLC – Filed as an Exhibit to Post-Effective Amendment No. 223 to the Registrant’s Form N-1A
Registration Statement on February 23, 2022 and incorporated herein by reference.

28 (h)(5)(i)
First Amendment, dated April 5, 2022, to Rule 12d1-4 Fund of Funds Investment Agreement, dated January 19,
2022, between the Registrant and Teachers Advisors, LLC – Filed as an exhibit to Amendment No. 225 to the
Registrant’s Form N-1A Registration Statement on November 18, 2022 and incorporated herein by reference.

28 (h)(6)
Rule 12d1-4 Fund of Funds Investment Agreement, dated January 19, 2022 as amended April 1, 2022, between the Registrant and the Vanguard Group, Inc. – Filed as an exhibit to Post-Effective Amendment No. 225 to the
Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (h)(6)(i)
Amended Schedule A, dated September 26, 2022, to Rule 12d1-4 Fund of Funds Investment Agreement, dated
January 19, 2022, between the Registrant and the Vanguard Group, Inc. – Filed as an exhibit to Post-Effective
Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and
incorporated herein by reference.

28 (h)(7)
Rule 12d1-4 Fund of Funds Investment Agreement, effective October 5, 2022, between the Registrant and the
SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust – Filed as an exhibit to Post-Effective
Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and
incorporated herein by reference.

28 (h)(8)
BNY Mellon ETF Investment Adviser, LLC Fund of Funds Investment Agreement, dated as of January 25, 2023, between the Registrant and the BNY Mellon ETF Investment Adviser, LLC – Filed as an exhibit to
Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023
and incorporated herein by reference.

28 (i)(1)	Opinion and Consent of Counsel – Filed as an Exhibit to Post-Effective No. 84 to the Registrant’s Form N-1A Registration Statement filed in November 9, 2001 and incorporated herein by reference.
28 (i)(2)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Foreign
Fund – Filed as an Exhibit to Post-Effective Amendment No. 98 to the Registrant’s Form N-1A Registration
Statement on June 27, 2003 and incorporated herein by reference.

28 (i)(3)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Global
Equity Dividend Fund – Filed as an Exhibit to Post-Effective Amendment No. 99 to the Registrant’s Form N-1A
Registration Statement on August 29, 2003 and incorporated herein by reference.

28 (i)(4)
Opinion and Consent of Counsel to the legality of securities being registered with respect to Class I shares for
ING Global Real Estate – Filed as an Exhibit to Post-Effective Amendment No. 102 to the Registrant's Form
N-1A Registration Statement on September 8, 2004 and incorporated herein by reference.

28 (i)(5)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING
International Value Choice Fund – Filed as an Exhibit to Post-Effective Amendment No. 106 to the Registrant’s
Form N-1A Registration Statement on January 25, 2005 and incorporated herein by reference.

28 (i)(6)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to Class O shares for ING Global Equity Dividend Fund – Filed as an Exhibit to Post-Effective Amendment No. 110 to the
Registrant’s Form N-1A Registration Statement on September 30, 2005 and incorporated herein by reference.

28 (i)(7)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Emerging
Markets Fixed Income Fund, ING Capital Appreciation Fund, ING Greater China Fund, ING Index Plus
International Equity Fund, and ING Diversified International Fund - Filed as an Exhibit to Post-Effective
Amendment No. 112 to the Registrant’s Form N-1A Registration Statement on December 7, 2005 and
incorporated herein by reference.

28 (i)(8)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING
International Real Estate Fund – Filed as an Exhibit to Post-Effective Amendment No. 114 to the Registrant’s
Form N-1A Registration Statement on February 27, 2006 and incorporated herein by reference.

28 (i)(9)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Global
Bond Fund – Filed as an Exhibit to Post-Effective Amendment No. 116 to the Registrant’s Form N-1A
Registration Statement on June 19, 2006 and incorporated herein by reference.

28 (i)(10)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to Class R shares for ING Diversified International Fund – Filed as an Exhibit to Post-Effective Amendment No. 117 to the
Registrant’s Form N-1A Registration Statement on August 14, 2006 and incorporated herein by reference.

28 (i)(11)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Disciplined
International SmallCap Fund – Filed as an Exhibit to Post-Effective Amendment No. 118 to the Registrant’s
Form N-1A Registration Statement on December 19, 2006 and incorporated herein by reference.

28 (i)(12)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING
International Value Opportunities Fund – Filed as an Exhibit to Post-Effective Amendment No. 121 to the
Registrant’s Form N-1A Registration Statement on February 23, 2007 and incorporated herein by reference.

28 (i)(13)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING
International Equity Dividend Fund – Filed as an Exhibit to Post-Effective Amendment No. 123 to the
Registrant’s Form N-1A Registration Statement on May 14, 2007 and incorporated herein by reference.

28 (i)(14)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING Global
Equity Dividend Fund and ING Global Natural Resources Fund – Filed as an Exhibit to Post-Effective
Amendment No. 124 to the Registrant’s Form N-1A Registration Statement on July 27, 2007 and incorporated herein by reference.

28 (i)(15)
Opinion and Consent of Counsel to the legality of the securities being registered with respect to ING
Asia-Pacific Real Estate Fund and ING European Real Estate Fund – Filed as an Exhibit to Post-Effective
Amendment No. 126 to the Registrant’s Form N-1A Registration Statement on October 12, 2007 and
incorporated herein by reference.

28 (i)(16)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class W shares for ING Diversified International Fund, ING Emerging Countries Fund, ING Foreign Fund, ING Global Equity
Dividend Fund, ING Global Real Estate Fund, ING Global Natural Resources Fund, ING International Equity
Dividend Fund, ING International Real Estate Fund, and ING International Small Cap Fund – Filed as an
Exhibit to Post-Effective Amendment No. 129 to the Registrant’s Form N-1A Registration Statement on
December 14, 2007 and incorporated herein by reference.

28 (i)(17)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class O shares for ING Index Plus International Equity Fund – Filed as an Exhibit to Post-Effective Amendment No. 128 to the
Registrant’s Form N-1A Registration Statement on November 9, 2007 and incorporated herein by reference.

28 (i)(18)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class O shares for ING Diversified International Fund, ING Greater China Fund, ING International SmallCap Multi-Manager
Fund, and ING Global Bond Fund – Filed as an Exhibit to Post-Effective Amendment No. 132 to the
Registrant’s Form N-1A Registration Statement on June 4, 2008 and incorporated herein by reference.

28 (i)(19)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class W shares for ING Global Value Choice Fund, ING International Value Choice Fund, and ING Global Bond Fund – Filed
as an Exhibit to Post-Effective Amendment No. 135 to the Registrant’s Form N-1A Registration Statement on
May 29, 2009 and incorporated herein by reference.

28 (i)(20)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class Q shares for ING International Capital Appreciation Fund – Filed as an Exhibit to Post-Effective Amendment No. 136 to
the Registrant’s Form N-1A Registration Statement on July 14, 2009 and incorporated herein by reference.

28 (i)(21)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class I shares for ING Russia Fund – Filed as an Exhibit to Post-Effective Amendment No. 137 to the Registrant’s Form N-1A
Registration Statement on September 29, 2009 and incorporated herein by reference.

28 (i)(22)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class W shares for ING International Capital Appreciation Fund – Filed as an Exhibit to Post-Effective Amendment No. 139 to
the Registrant's Form N-1A Registration Statement on February 25, 2010 and incorporated herein by reference.

28 (i)(23)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to ING
International Growth Fund – Filed as an Exhibit to Post-Effective Amendment No. 142 to the Registrant’s Form
N-1A Registration Statement on December 6, 2010 and incorporated herein by reference.

28 (i)(24)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to ING
International Core Fund – Filed as an Exhibit to Post-Effective Amendment No. 144 to the Registrant’s Form
N-1A Registration Statement on January 24, 2011 and incorporated herein by reference.

28 (i)(25)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class R shares for ING Global Real Estate Fund and ING Global Bond Fund; and Class W shares for ING Greater China Fund,
ING Index Plus International Equity Fund, and ING Russia Fund – Filed as an Exhibit to Post-Effective
Amendment No. 149 to the Registrant’s Form N-1A Registration Statement on July 28, 2011 and incorporated herein by reference.

28 (i)(26)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class I shares for ING Emerging Markets Equity Fund – Filed has an Exhibit to Post-Effective Amendment No. 151 to the
Registrant’s Form N-1A Registration Statement on September 28, 2011 and incorporated herein by reference.

28 (i)(27)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class A,
Class C, Class R, and Class W shares, for ING Emerging Markets Equity Fund – Filed as an exhibit to
Post-Effective Amendment No. 152 to the Registrant’s Form N-1A Registration Statement on September 30,
2011 and incorporated herein by reference.

28 (i)(28)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class B shares for ING Emerging Markets Equity Fund – Filed as an Exhibit to Post-Effective Amendment No. 157 to the
Registrant’s Form N-1A Registration Statement on February 27, 2012 and incorporated herein by reference.

28 (i)(29)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class W shares for ING International Core Fund – Filed as an Exhibit to Post-Effective Amendment No. 160 to the Registrant’s
Form N-1A Registration Statement on August 7, 2012 and incorporated herein by reference.

28 (i)(30)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to ING
Diversified Emerging Markets Debt Fund – Filed as an Exhibit to Post-Effective Amendment No. 165 to the
Registrant’s Form N-1A Registration Statement on October 31, 2012 and incorporated herein by reference.

28 (i)(31)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class R6 shares for ING Global Bond Fund– Filed as an Exhibit to Post-Effective Amendment No. 181 to the Registrant’s Form
N-1A Registration Statement on May 31, 2013 and incorporated herein by reference.

28 (i)(32)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class P shares for ING Global Bond Fund – Filed as an Exhibit to Post-Effective Amendment No. 167 to the Registrant’s Form
N-1A Registration Statement on November 30, 2012 and incorporated herein by reference.

28 (i)(33)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to ING Global
Perspectives® Fund – Filed as an Exhibit to Post-Effective Amendment No. 177 to the Registrant’s Form N-1A
Registration Statement on March 27, 2013 and incorporated herein by reference.

28 (i)(34)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class A,
Class B, Class C, Class O, Class R, and Class W shares for ING Multi-Manager International Equity Fund –
Filed as an Exhibit to Post-Effective Amendment No. 184 to the Registrant’s Form N-1A Registration Statement
on February 26, 2014 and incorporated herein by reference.

28 (i)(35)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class R6 shares for Voya Global Real Estate Fund – Filed as an Exhibit to Post-Effective Amendment No. 186 to the Registrant’s
Form N-1A Registration Statement on July 14, 2014 and incorporated herein by reference.

28 (i)(36)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class A and
Class I shares for Voya Global Corporate Leaders® 100 Fund and Voya Global High Dividend Low Volatility
Fund – Filed as an Exhibit to Post-Effective Amendment No. 195 to the Registrant’s Form N-1A Registration
Statement on December 2, 2016 and incorporated herein by reference.

28 (i)(37)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class T shares for Voya Global Corporate Leaders® 100 Fund, Voya Global Equity Fund, Voya Global High Dividend Low
Volatility Fund, Voya Global Real Estate Fund, Voya Global Bond Fund, Voya International Real Estate Fund,
Voya Global Perspectives® Fund and Voya Diversified Emerging Markets Debt Fund – Filed as an Exhibit to
Post-Effective Amendment No. 203 to the Registrant’s Form N-1A Registration Statement on May 26, 2017 and
incorporated herein by reference.

28 (i)(38)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Voya CBRE
Global Infrastructure Fund and Voya CBRE Long/Short Fund – Filed as an Exhibit to Post-Effective Amendment
No. 206 to the Registrant’s Form N-1A Registration Statement on July 14, 2017 and incorporated herein by reference.

28 (i)(39)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class P3 shares for Voya Global Bond Fund, Voya Global Real Estate Fund, Voya Multi-Manager Emerging Markets Equity
Fund, Voya Multi-Manager International Equity Fund, and Voya Multi-Manager International Factors Fund –
Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration Statement
on February 23, 2018 and incorporated herein by reference.

28 (i)(40)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class C and
Class W shares for Voya CBRE Global Infrastructure Fund; Class P shares for Voya Multi-Manager Emerging
Markets Equity Fund, Voya Multi-Manager International Equity Fund and Voya Multi-Manager International
Factors Fund; and Class P3 shares for Voya International High Dividend Low Volatility Fund and Voya
Multi-Manager International Small Cap Fund – Filed as an Exhibit to Post-Effective Amendment No. 212 to the
Registrant’s Form N-1A Registration Statement on February 26, 2019 and incorporated herein by reference.

28 (i)(41)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Voya Global
Diversified Payment Fund II - Filed as an exhibit to Post-Effective Amendment No. 215 to the Registrant’s Form
N-1A Registration Statement on October 31, 2019 and incorporated herein by reference.

28 (i)(42)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class R6 shares for Voya Global High Dividend Low Volatility Fund (formerly, Voya Global Equity Fund) and Voya International
High Dividend Low Volatility Fund – Filed as an exhibit to Post-Effective Amendment No. 218 to the
Registrant’s Form N-1A Registration Statement on February 25, 2020 and incorporated herein by reference.

28 (i)(43)
Opinion and Consent of Counsel regarding the legality of shares being registered with respect to Class R6 shares for Voya Multi-Manager International Small Cap Fund – Filed as an exhibit to Post-Effective Amendment No.
225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and incorporated herein by reference.

28 (j)(1)	Not applicable.
28 (j)(2)	Not applicable.
28 (k)	Not applicable.
28 (l)	Not applicable.
28 (m)(1)
Fourth Amended and Restated Service and Distribution Plan (Class A shares) dated November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration Statement on
February 23, 2018 and incorporated herein by reference.

28 (m)(1)(i)
Amended Schedule A dated October 7, 2021 to the Fourth Amended and Restated Service and Distribution Plan
(Class A shares) dated November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the
Registrant’s Form N-1A Registration Statement on February 23, 2022 and incorporated herein by reference.

28 (m)(2)
Fourth Amended and Restated Service and Distribution Plan (Class C shares) dated November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration Statement on
February 23, 2018 and incorporated herein by reference.

28 (m)(2)(i)
Amended Schedule A dated October 7, 2021 to the Fourth Amended and Restated Service and Distribution Plan
(Class C shares) dated November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 223 to the
Registrant’s Form N-1A Registration Statement on February 23, 2022 and incorporated herein by reference.

28 (m)(3)
Third Amended and Restated Service and Distribution Plan (Class A shares for Voya Global Diversified Payment
Fund and Voya Russia Fund) dated November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No.
209 to the Registrant’s Form N-1A Registration Statement on February 23, 2018 and incorporated herein by reference.

28 (m)(3)(i)
Amended Schedule A dated November 19, 2020 to the Third Amended and Restated Service and Distribution
Plan (Class A shares for Voya Global Diversified Payment Fund and Voya Russia Fund) dated November 16,
2017 – Filed as an exhibit to Post-Effective Amendment No. 221 to the Registrant’s Form N-1A Registration
Statement on February 25, 2021 and incorporated herein by reference.

(m)(3)(ii)
Termination of the Rule 12b-1 Plan effective May 4, 2022 to the Third Amended and Restated Service and
Distribution Plan (Class A shares of Voya Russia Fund) dated November 16, 2017 – Filed as an exhibit to
Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on November 18, 2022 and
incorporated herein by reference.

28 (m)(4)
Third Amended and Restated Shareholder Service and Distribution Plan (Class R shares) dated November 16,
2017 – Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A Registration
Statement on February 23, 2018 and incorporated herein by reference.

28 (m)(4)(i)
Amended Schedule A dated November 19, 2020 to the Third Amended and Restated Shareholder Service and
Distribution Plan (Class R shares) dated November 16, 2017 – Filed as an exhibit to Post-Effective Amendment
No. 221 to the Registrant’s Form N-1A Registration Statement on February 25, 2021 and incorporated herein by reference.

28 (m)(5)
Third Amended and Restated Service and Distribution Plan (Class C shares for Voya Russia Fund) dated
November 16, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 209 to the Registrant’s Form N-1A
Registration Statement on February 23, 2018 and incorporated herein by reference.

28 (n)(1)
Nineteenth Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3, dated January 12, 2023 – Filed as an exhibit to Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on
February 24, 2023 and incorporated herein by reference.

28 (o)	Not applicable.
28 (p)(1)
Voya Funds and Advisers Code of Ethics, amended November 4, 2022 – Filed as an exhibit to Post-Effective
Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and
incorporated herein by reference.

28 (p)(2)
Acadian Asset Management, LLC Code of Ethics, updated as of January 2023 – Filed as an exhibit to
Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023
and incorporated herein by reference.

28 (p)(3)
Baillie Gifford Overseas Limited Code of Ethics dated January 2023 – Filed as an exhibit to Post-Effective
Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and
incorporated herein by reference.

28 (p)(4)
Delaware Investments Code of Ethics, effective September 8, 2020 – Filed as an exhibit to Post-Effective
Amendment No. 221 to the Registrant’s Form N-1A Registration Statement on February 25, 2021 and
incorporated herein by reference.

28 (p)(5)
PanAgora Asset Management, Inc. Code of Ethics dated January 1, 2023 – Filed as an exhibit to Post-Effective
Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and
incorporated herein by reference.

28 (p)(6)
Polaris Capital Management, LLC Code of Ethics updated December 2022 – Filed as an exhibit to
Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023
and incorporated herein by reference.

28 (p)(7)
Van Eck Associates Corporation Code of Ethics updated August 29, 2022 – Filed as an exhibit to Post-Effective
Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023 and
incorporated herein by reference.

28 (p)(8)
Victory Capital Management Inc. Code of Ethics effective January 1, 2022 – Filed as an Exhibit to
Post-Effective Amendment No. 223 to the Registrant’s Form N-1A Registration Statement on February 23, 2022
and incorporated herein by reference.

28 (p)(9)
Wellington Management Company LLP Code of Ethics, dated November 1, 2022 – Filed as an exhibit to
Post-Effective Amendment No. 225 to the Registrant’s Form N-1A Registration Statement on February 24, 2023
and incorporated herein by reference.

Item 29. Persons Controlled by or Under Common Control with Registrant
None.

Item 30. Indemnification
Article 5, Section 5.02 of the Amended and Restated Declaration of Trust provides for the indemnification of Registrant’s Trustees, officers, employees, and agents against liabilities incurred by them in connection with the defense or disposition of any action or proceeding in which they may be involved or with which they may be threatened, while in office or thereafter, by reason of being or having been in such office, except with respect to matters as to which it has been determined that they acted with willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office (“disabling conduct”).
Section 9 of Registrant’s Amended and Restate Investment Management Agreement provides for the indemnification of Registrant’s Investment Manager and any Sub-Adviser against all liabilities incurred by it in performing its obligations under the agreement, except with respect to matters involving its disabling conduct.
Section 9 of Registrant’s Distribution Agreement provides for the indemnification of Registrant’s Distributor against all liabilities incurred by it in performing its obligations under the Agreement, except with respect to matters involving its disabling conduct.
Section 4 of the Shareholder Service Agreement provides for the indemnification of Registrant’s Distributor against all liabilities incurred by it in performing its obligations under the Agreement, except with respect to matters involving its disabling conduct.
Registrant has obtained from a major insurance carrier a trustees’ and officers’ liability policy covering certain types of errors and omissions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“1933 Act”) may be permitted to trustees, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
Item 31. Business and Other Connections of Investment Advisers
Any other business, profession, vocation or employment of a substantial nature in which the investment adviser and each sub-adviser of Voya Mutual Funds and each director, officer or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is described in each investment adviser’s Form ADV as currently on file with the SEC, the text of which is hereby incorporated by reference.
INVESTMENT ADVISER	FILE NO.
Voya Investments, LLC	801-48282
Acadian Asset Management LLC	801-28078
Baillie Gifford Overseas Limited	801-21051
Delaware Management Company	812-13521
PanAgora Asset Management, Inc.	801-35497
Polaris Capital Management, LLC	801-43216
VanEck Associates Corporation	801-21340
Victory Capital Management Inc.	801-46878
Voya Investment Management Co. LLC	801-9046
Wellington Management Company LLP	801-15908
Item 32. Principal Underwriter
(a)
Voya Investments Distributor, LLC is the placement agent for Voya Russia Fund, a series of Voya Mutual Funds, and principal underwriter for Voya Balanced Portfolio, Inc.; Voya Credit Income Fund; Voya Equity Trust; Voya Funds Trust; Voya Government Money Market Portfolio; Voya Intermediate Bond Portfolio; Voya Investors Trust; Voya Mutual Funds;

Voya Partners, Inc.; Voya Separate Portfolios Trust; Voya Strategic Allocation Portfolios, Inc.; Voya Variable Funds; Voya Variable Insurance Trust; Voya Variable Portfolios, Inc.; and Voya Variable Products Trust.
(b)
Information as to the directors and officers of Voya Investments Distributor, LLC together with the information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Voya Investments Distributor, LLC in the last two years, is included in the table below:

Name and Principal Business Address	Positions and Offices with Voya Investments Distributor, LLC	Positions and Offices with the Registrant
Stephen Easton One Orange Way Windsor, Connecticut 06095	Chief Compliance Officer	None
Huey P. Falgout, Jr. 7337 E. Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Secretary	None
James M. Fink 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Senior Vice President	Executive Vice President
Stacy L. Hughes 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Chief Information Security Officer	None
Michelle P. Luk 230 Park Avenue New York, New York 10169	Senior Vice President and Treasurer	None
Francis G. O’Neill One Orange Way Windsor, Connecticut 06095	Senior Vice President and Chief Risk Officer	None
Niccole A. Peck 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Vice President and Assistant Treasurer	None
Monia Piacenti One Orange Way Windsor, Connecticut 06095	Anti-Money Laundering Officer	Anti-Money Laundering Officer
Justina Y. Richards 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Vice President and Assistant Treasurer	None
Andrew K. Schlueter 7337 E. Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258	Senior Vice President	Senior Vice President
Robert P. Terris 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Senior Vice President	Senior Vice President
Jacob J. Tuzza 230 Park Avenue New York, New York 10169	Director, President and Chief Executive Officer	None
Katrina Walker 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Vice President and Assistant Treasurer	None
Catrina Willingham 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Vice President, Chief Financial Officer, Controller, and Financial and Operations Principal	None
(c)
Not applicable.

Item 33. Location of Accounts and Records
All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained at the offices of: (a) the Registrant, (b) the Investment Adviser, (c) the Distributor, (d) the Custodians, (e) the Transfer Agent, and (f) the Sub-Advisers. The address of each is as follows:
(a)	Voya Mutual Funds 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, AZ 85258
(b)	Voya Investments, LLC 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, AZ 85258
(c)	Voya Investments Distributor, LLC 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, AZ 85258
(d)	Bank of New York Mellon 240 Greenwich Street New York, NY 10286
(e)	BNY Mellon Investment Servicing (U.S.) Inc. 301 Bellevue Parkway Wilmington, DE 19809
(f) (1)	Acadian Asset Management, LLC One Post Office Square, 20th Floor Boston, MA 02109
(f) (2)	Baillie Gifford Overseas Limited Calton Square, 1 Greenside Row Edinburgh, Scotland EH1 3AN
(f) (3)	Delaware Management Company 2005 Market Street Philadelphia, PA 19103
(f) (4)	PanAgora Asset Management, Inc. 470 Atlantic Avenue, 8th Floor Boston, MA 02210
(f) (5)	Polaris Capital Management, LLC 121 High Street Boston, MA 02110
(f) (6)	Van Eck Associates Corporation 666 Third Avenue, 9th Floor New York, NY 10017
(f) (7)	Victory Capital Management Inc. 15935 La Cantera Pkwy San Antonio, TX 78256
(f) (8)	Voya Investment Management Co. LLC 230 Park Avenue New York, NY 100169
(f) (9)	Wellington Management Company LLP 280 Congress Street Boston, MA 02210

Item 34. Management Services
Not applicable.
Item 35. Undertakings
Registrant hereby undertakes that if it is requested by the holders of at least 10% of its outstanding shares to call a meeting of shareholders for the purpose of voting upon the question of removal of a trustee, it will do so and will assist in communications with other shareholders as required by Section 16(c) of the 1940 Act.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 229 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale and the State of Arizona on the 27th day of February 2023.

VOYA MUTUAL FUNDS

By /s/ Joanne F. Osberg

Joanne F. Osberg

Secretary